  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1998

                                                          REGISTRATION NO. 333-
                                                                    50305

                                                                    333-
                                                                    50305-01

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                       EAGLE FAMILY FOODS HOLDINGS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     6719              13-398-3598



    (STATE OR OTHER
    JURISDICTION OF
    INCORPORATION OR  (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
     ORGANIZATION)     CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.)



                               ---------------
                           EAGLE FAMILY FOODS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     2099              13-398-2757



    (STATE OR OTHER
    JURISDICTION OF
    INCORPORATION OR  (PRIMARY STANDARD INDUSTRIAL (I.R.S. EMPLOYER
     ORGANIZATION)    CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.)



                               ---------------
       220 WHITE PLAINS ROAD, TARRYTOWN, NEW YORK 10591, (914) 631-3100 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ---------------
                            JONATHAN F. RICH, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       EAGLE FAMILY FOODS HOLDINGS, INC.
                           EAGLE FAMILY FOODS, INC.
                             220 WHITE PLAINS ROAD
                           TARRYTOWN, NEW YORK 10591
                                (914) 631-3100
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ---------------
                                WITH A COPY TO:
                            STEVEN J. GARTNER, ESQ.
                           WILLKIE FARR & GALLAGHER
                              787 SEVENTH AVENUE
                           NEW YORK, NEW YORK 10019
                                (212) 728-8000
                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                               ---------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                        PROPOSED
                                             PROPOSED   MAXIMUM
      TITLE OF EACH CLASS                    MAXIMUM   AGGREGATE    AMOUNT OF
       OF SECURITIES TO         AMOUNT TO BE OFFERING   OFFERING   REGISTRATION
         BE REGISTERED           REGISTERED  PRICE(1)    PRICE         FEE
-------------------------------------------------------------------------------
8 3/4% Senior Subordinated
 Notes Due 2008...............  $115,000,000   100%   $115,000,000   $33,925
-------------------------------------------------------------------------------
Guarantee......................     N/A        N/A        N/A          N/A

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee.
                               ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JUNE 12, 1998

PROSPECTUS

                            EAGLE FAMILY FOODS, INC.

  OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF 8 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2008 FOR EACH $1,000 IN PRINCIPAL AMOUNT OF OUTSTANDING 8 3/4% SENIOR SUBORDINATED NOTES DUE 2008
                                  -----------

  Eagle Family Foods, Inc., a Delaware corporation (the "Company" or "Eagle Family Foods") and wholly-owned subsidiary of Eagle Family Foods Holdings, Inc., a Delaware corporation ("Holdings", and together with the Company, the "Registrants"), hereby offers to exchange (the "Exchange Offer") up to $115,000,000 in aggregate principal amount of its 8 3/4% Series B Senior Subordinated Notes Due 2008 (the "Exchange Notes") for up to $115,000,000 in aggregate principal amount of its outstanding 8 3/4% Senior Subordinated Notes Due 2008 issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Original Notes" and, together with the Exchange Notes, the "Notes").

  Upon consummation of the Exchange Offer, the terms of the Exchange Notes will be substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the Exchange Notes will be freely transferable by holders thereof (except as provided below) and (ii) the Exchange Notes will be issued without any covenant of the Registrants regarding registration. The Exchange Notes will be issued under the indenture governing the Original Notes. The Exchange Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Exchange Notes will rank pari passu in right of payment with any future Senior Subordinated Indebtedness (as defined) of the Company and will rank senior in right of payment to all other subordinated indebtedness of the Company. The Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated and unsecured basis by the parent-guarantor, Holdings (the "Guarantor"). On the date of the issuance of the Exchange Notes, the Company will not have any subsidiaries, however, the Indenture governing the Exchange Notes will permit the Company to create, acquire or capitalize subsidiaries in the future and will require that the Exchange Notes be guaranteed by all future Domestic Subsidiaries (as defined) other than Intellectual Property Subsidiaries (as defined) that are not wholly owned by the Company. The Indenture permits the Company to incur additional indebtedness, including Senior Indebtedness, subject to certain restrictions. See "Description of Notes." As of March 31, 1998, the Company had $201.25 million of outstanding Senior Indebtedness. Upon a Change of Control (as defined), each holder of the Notes will have the right to require the Company to repurchase all or a portion of such holder's Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The Company's ability to repurchase the Notes may be limited by, among other things, the Company's financial resources at the time of repurchase. For a complete description of the terms of the Exchange Notes, including provisions relating to the ability of the Registrants to create indebtedness that is senior or pari passu to the Exchange Notes, see "Description of Notes." There will be no cash proceeds to the Registrants from the Exchange Offer.

  The Exchange Notes will bear interest from and including their respective dates of issuance. Holders whose Original Notes are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the Exchange Notes, such interest to be payable with the first interest payment on the Exchange Notes, but will not receive any payment in respect of interest on the Original Notes accrued after the issuance of the Exchange Notes.

  The Original Notes were originally issued and sold on January 23, 1998 in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided pursuant to Rule 144A under the Securities Act and Regulation S under the Securities Act (the "Initial Offering"). Accordingly, the Original Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless

(Continued from front cover page)

an applicable exemption from the registration requirements of the Securities Act is available. Based upon interpretations by the Staff (the "Staff") of the Securities and Exchange Commission (the "Commission") issued to third parties, the Registrants believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Registrants within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Original Notes directly from the Registrants or (iii) a broker-dealer who acquired Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and Holdings have agreed that, for a period not to exceed 180 days after the Expiration Date (as defined), the Company will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

  The Original Notes and the Exchange Notes constitute new issues of securities with no established trading market. Any Original Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, and tendered but unaccepted, Original Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Original Notes will continue to be subject to the existing restrictions on transfer thereof and the Registrants will have no further obligation to such holders to provide for the registration under the Securities Act of the Original Notes except under certain limited circumstances. (See "Original Notes Registration Rights.") No assurance can be given as to the liquidity of the trading market for either the Original Notes or the Exchange Notes.

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. The Exchange Offer will
expire at midnight, New York City time, on      , 1998, unless extended (the
"Expiration Date"). The date of acceptance for exchange of the Original Notes (the "Exchange Date") will be the first business day following the Expiration Date, upon surrender of the Original Notes. Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable.

                               ----------------

  SEE "RISK FACTORS" ON PAGE 13 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
   PASSED  UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.  ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

The date of this Prospectus is     , 1998

                             AVAILABLE INFORMATION

  The Registrants have filed with the Commission, a Registration Statement on Form S-4 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  Neither of the Registrants is currently subject to the periodic reporting and other informational requirements of the Exchange Act. Pursuant to the Indenture, the Registrants will file with the Commission and provide to the holders of the Notes annual reports and the information documents and other reports which are specified in Section 13 and 15(d) of the Exchange Act. Periodic reports and other information filed by the Registrants with the Commission may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Seven World Trade Center, Suite 1300, New York, NY 10048. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission. The address of such site is http://www.sec.gov. Copies of such materials can also be obtained from the Registrants upon request. Any such request should be directed to the Secretary of the Registrants at 220 White Plains Road, Tarrytown, NY 10591, telephone no. (914) 631-3100.

  The Registrants' obligation to file periodic reports with the Commission pursuant to the Exchange Act may be suspended if the Notes are held of record by fewer than 300 holders at the beginning of any fiscal year of the Company, other than the fiscal year in which the Exchange Offer Registration Statement (as defined) or any Shelf Registration Statement (as defined) becomes effective. The Registrants have agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and submit to the Commission (unless the Commission will not accept such materials) (i) all quarterly and annual financial information that would be required to be contained in filings with the Commission on Forms 10-Q and 10-K if the Registrants were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Result of Operations" and, with respect to the annual information only, a report thereon by the Registrants' certified independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Registrants were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Registrants have agreed to make available upon request to any prospective purchaser of, or beneficial owner of Notes in connection with any offer or sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE SECRETARY OF THE REGISTRANTS AT 220 WHITE PLAINS ROAD, TARRYTOWN, NY 10591, TELEPHONE NO. (914) 631-3100. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE MADE BY      .

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR HOLDINGS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE REGISTRANTS SINCE THE DATE HEREOF.

                               ----------------

  The Company's registered trademarks include: Eagle(R); Eagle Brand, the Dessert Maker(R); ReaLemon(R); ReaLime(R); Cremora(R); and None Such(R). In addition, the Company is licensed to use a number of other registered trademarks, including Borden(R); Elsie(R); and Elsie Design(R), on certain of the Company's products. See "The Acquisition" and "Business--Trademarks, Copyrights and Patents."

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY...................................................................    1
RISK FACTORS..............................................................   13
  Consequences of Failure to Exchange.....................................   13
  Significant Leverage and Debt Service...................................   13
  Subordination of Notes..................................................   14
  Restrictive Financial Covenants.........................................   15
  Risks Relating to the Acquisition.......................................   15
  Dependence on Key Personnel.............................................   16
  Seasonality.............................................................   16
  Competition.............................................................   16
  Risk Associated with Implementation of a New Business Strategy..........   17
  Potential Price Fluctuations of Raw Materials...........................   17
  Control by Certain Stockholders and Management..........................   17
  Potential Inability to Fund a Change of Control Offer...................   17
  Compliance with Government Regulation...................................   17
  Compliance with Environmental Regulations...............................   18
  General Risks of Food Industry; Adverse Economic Conditions; Uncertainty
   of Consumer Preferences; Product Liability Risks.......................   18
  Subordination of Notes and Guarantees in a Future Holding Company
   Structure..............................................................   18
  Risk of Unenforceability of the Guarantees of the Notes; Financial
   Dependence of Guarantor on Company.....................................   19
  Fraudulent Conveyance Statutes..........................................   19
  Absence of Public Market................................................   20
THE ACQUISITION...........................................................   21
USE OF PROCEEDS...........................................................   23
CAPITALIZATION............................................................   23
THE EXCHANGE OFFER........................................................   24
  Purpose of the Exchange Offer...........................................   24
  Terms of the Exchange...................................................   24
  Expiration Date; Extensions; Termination; Amendments....................   25
  How to Tender...........................................................   25
  Terms and Conditions of the Letter of Transmittal.......................   27
  Withdrawal Rights.......................................................   28
  Acceptance of Original Notes for Exchange; Delivery of Exchange Notes...   28
  Conditions to the Exchange Offer........................................   28
  Exchange Agent..........................................................   29
  Solicitation of Tenders; Expenses.......................................   29
  Appraisal Rights........................................................   30
  Federal Income Tax Consequences.........................................   30
  Other...................................................................   30
SELECTED FINANCIAL DATA...................................................   31
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT................   33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   36
BUSINESS..................................................................   42
  Overview................................................................   42
  Competitive Strengths...................................................   42
  Industry Overview.......................................................   44
  Business Strategy.......................................................   44

                                      (i)

                                                                           PAGE
                                                                           ----
  Products and Markets....................................................  45
  Marketing, Sales and Distribution.......................................  47
  Production and Facilities...............................................  47
  Raw Materials and Suppliers.............................................  48
  Competition.............................................................  48
  Trademarks, Copyrights and Patents......................................  48
  Management Information Systems Initiatives..............................  49
  Employees...............................................................  49
  Insurance...............................................................  49
  Certain Legal and Regulatory Matters....................................  49
MANAGEMENT................................................................  51
  Directors and Executive Officers........................................  51
  Employment Agreements...................................................  54
  1998 Stock Plan.........................................................  54
SECURITY OWNERSHIP........................................................  56
CERTAIN TRANSACTIONS......................................................  59
DESCRIPTION OF SENIOR CREDIT FACILITIES...................................  60
DESCRIPTION OF NOTES......................................................  62
  General.................................................................  62
  Principal, Maturity and Interest........................................  62
  Guarantees of the Notes.................................................  63
  Subordination...........................................................  63
  Subordination of Guarantees; Release of Domestic Subsidiary Guarantees..  64
  Optional Redemption.....................................................  64
  Mandatory Redemption....................................................  66
  Repurchase at the Option of Holders of Notes............................  66
  Certain Covenants.......................................................  70
  Events of Default and Remedies..........................................  77
  No Personal Liability of Directors, Officers, Employees and
   Stockholders...........................................................  78
  Legal Defeasance and Covenant Defeasance................................  78
  Transfer and Exchange...................................................  80
  Amendment, Supplement and Waiver........................................  80
  Payments for Consent....................................................  80
  Concerning the Trustee..................................................  81
  Certain Definitions.....................................................  81
BOOK ENTRY; DELIVERY AND FORM.............................................  98
ORIGINAL NOTES REGISTRATION RIGHTS........................................ 103
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.............................. 105
PLAN OF DISTRIBUTION...................................................... 107
LEGAL MATTERS............................................................. 108
EXPERTS................................................................... 108
INDEX TO FINANCIAL STATEMENTS............................................. F-1

                                      (ii)

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise requires, all references herein to (i) the "Company" mean (a) the business related to Eagle Brand, ReaLemon, Cremora, None Such, Borden Egg Nog and Kava brands (the "BBNA Business") acquired by Eagle Family Foods for periods prior to the purchase of certain assets of Borden Foods Corporation ("BFC") and BFC Investments, L.P. ("BFC Investments") (the "Acquisition") and (b) Eagle Family Foods following the completion of the Acquisition and the Financing Transactions (as defined) (the "Transactions") and (ii) "Holdings" mean Eagle Family Foods Holdings, Inc. Holdings is a holding company that will not engage in any business other than holding the capital stock of the Company. The Transactions were consummated on January 23, 1998. Except as otherwise indicated, (i) all references to market, category and segment sales, distribution percentages, market share percentages and market positions reflect the dollar market share for the 52-week period ended September 14, 1997 for None Such and November 9, 1997 for all other products, from data received from grocery stores by Information Resources, Inc. ("IRI") projected from a sample of grocery stores in the United States based on categories defined by the Company, (ii) all references to brand awareness reflect female adult brand awareness data gathered by Opinion Research Corporation International in 1996 for Eagle Brand and Cremora and in 1995 for ReaLemon and (iii) all references to the Company's sales refer to net sales. IRI cannot guarantee the accuracy or completeness of such data and makes no representations as to the fitness for a particular purpose of such data. The Company has agreed to indemnify IRI for certain third party claims.

                                  THE COMPANY

  The Company manufactures and markets a portfolio of leading dry-grocery food products with widely recognized and established brands, including Eagle Brand, ReaLemon and Cremora. In their defined markets within the United States, three of the Company's six principal brands maintain the number one position, two brands are the only products available and one brand holds the number two position. The Company's leading market positions and well recognized brand names have enabled the Company to consistently generate strong cash flow. For the three months ended March 28, 1998 and for the year ended December 31, 1997, the Company's sales were $31.9 million and $229.3 million, respectively.

  The Company's three largest product lines, Eagle Brand, ReaLemon and Cremora, accounted for approximately 94% of the Company's 1997 sales. Eagle Brand and the Company's other sweetened condensed milk products are collectively the market leader in the U.S. sweetened condensed milk category, and account for a 72% share of this category. Sweetened condensed milk is a commonly used ingredient in many popular dessert recipes such as cheesecake and pumpkin pie. Eagle Brand is one of a small number of U.S. branded products with a heritage that extends over 140 years. In 1997, the Company's sweetened condensed milk products accounted for 48% of the Company's sales. The Company's ReaLemon product lines are the market leaders in the lemon and lime juice category, accounting for a 49% market share, and are the only nationally distributed branded products in the category. ReaLemon, a convenient and cost effective alternative to fresh squeezed lemon juice, is a popular ingredient in beverages and marinades and is used in the preparation of foods such as poultry and fish. In 1997, the ReaLemon product lines accounted for 25% of the Company's sales. Cremora is the number two branded powdered non-dairy creamer in the U.S., accounting for an 11% market share. Powdered non-dairy creamer is used in coffee and other hot beverages. In 1997, the Company's powdered non-dairy creamer product lines accounted for 21% of the Company's sales. The Company's other three brands accounted for 6% of the Company's 1997 sales and include None Such, the leading brand of mincemeat pie filling with a 69% market share, Borden Egg Nog, the only shelf-stable egg nog, and Kava, the only acid-neutralized coffee.

COMPETITIVE STRENGTHS

  The following competitive strengths serve as the foundation for the Company's business strategy:

  . LEADING MARKET POSITIONS. In the United States, five of the Company's six brands are the category leaders in their defined markets, while Cremora maintains the number two position in its category. The Company believes that its strong market shares enable it to achieve superior distribution and shelf space allocation, realize economies of scale in trade promotion and advertising, and provide a strong platform for introducing product line extensions and new products.

  . STRONG BRAND NAME RECOGNITION. The leading market positions of the
    Company's largest products are supported by strong brand awareness. Eagle Brand, ReaLemon and Cremora maintain brand awareness rates of 78%, 85% and 73%, respectively, primarily due to the heritage of these brands. The brand equity of the Company's products will represent a significant competitive strength as the Company launches product line extensions and seeks to build category growth.

  . EXTENSIVE SALES AND DISTRIBUTION BASE. The Company maintains an established national distribution base for its products, which are sold to retail grocery stores and other channels directly and through a comprehensive network of over 60 independent food brokers. Eagle Brand and ReaLemon benefit from 100% national distribution, while Cremora maintains broad distribution at 79%.

  . STRONG OPERATING MARGINS. For the year ended December 31, 1997, the
    Company's gross profit margin was 53.1%. The Company believes that its strong margins result from the established brand equity of its product portfolio, product quality and the strength of its sales and distribution network. Management believes that, within the food manufacturing industry, the Company has relatively low maintenance capital expenditure requirements which support the Company's strong cash flow. The Company's strong operating margins and annual cash flow provide it with financial resources to fund its marketing, sales, distribution and new product development efforts.

  . EXPERIENCED AND FOCUSED MANAGEMENT. The Company's new senior management team, which assumed control of the Company upon the consummation of the Acquisition, possesses considerable experience in the food products industry. The new senior management team invested approximately $1.7 million in the equity of Holdings. In addition to management's purchase of an equity interest in Holdings, Holdings has better aligned the Company's new senior management team's incentives with the success of the Company through the issuance of restricted stock and the adoption of other incentive initiatives.

RECENT HISTORY

  Borden, Inc. was incorporated in 1899 and has engaged in the manufacture and distribution of a broad range of products including dairy products, industrial chemicals, decorative products and a wide variety of food products. In December 1994, investors led by affiliates of Kohlberg Kravis Roberts & Co. ("KKR") agreed to acquire all of the common stock of Borden, Inc. (the "KKR Acquisition"). Since the closing of the KKR Acquisition in 1995, BFC has initiated a redesign of the

BBNA Business. Between January 1, 1995 and December 31, 1997, BFC (i) invested approximately $14.6 million in market research and technical research and development, (ii) rationalized product lines, (iii) improved trade practices, and (iv) developed and tested new products which the Company will seek to launch in the marketplace.

  Management believes that the recent initiatives and investments undertaken by BFC have positioned the Company favorably for future growth and profitability. In addition, management believes that, notwithstanding BFC's efforts described above, former management was principally focused on building Borden, Inc.'s larger pasta and salty snack businesses, thereby resulting in the undermarketing of the BBNA Business product lines. As a result, management believes the products and operations acquired by the Company present opportunities for sales growth and improved cost management. Management intends to increase and to redirect marketing expenditures in order to strengthen brand equity and to grow sales. Furthermore, management intends to launch line extensions and new products which capitalize on prior investments in market research, technical research and new product development, thereby realizing the full potential of the Company's existing product lines as well as penetrating new categories.

BUSINESS STRATEGY

  The Company's goal is to increase its sales and profitability through the following initiatives:

  . GROW BASE BUSINESS.

   Increase Consumer Marketing. The Company plans to increase marketing expenditures on its existing brands to reverse a decline in marketing expenditures that occurred between 1995 and 1997. The marketing strategies will be redirected to emphasize consumer "pull" tactics, such as advertising and consumer promotions, to enhance brand equity and generate sales across the Company's product lines. Marketing will be directed primarily toward building category growth and, to a lesser extent, gaining market share.

   Expand into New Distribution Channels. Industry data indicates that in the last several years non-grocery distribution channels, such as food service channels, mass merchandise retailers and super centers, have grown faster than traditional grocery distribution channels. Management intends to capitalize on this growth opportunity by establishing a dedicated sales staff and expanding its broker network to focus on these alternative distribution channels.

   Target Ethnic Markets. Management believes that growth opportunities for Eagle Brand exist in the Hispanic-American and Asian-American communities and that consumption levels of sweetened condensed milk among these communities are significantly higher than the national average. Management plans to implement marketing efforts specifically targeted at increasing brand awareness and usage in the Hispanic-American and Asian-American communities.

  . LAUNCH LINE EXTENSIONS AND NEW PRODUCTS. The Company intends to launch line extensions and new products in order to capitalize on the $14.6 million invested by BFC in market research and technical research and development from 1995 to 1997, as well as on the substantial brand equity and consumer awareness of the Company's existing products. The Company continues to consumer test several new products and expects to begin rolling them out during 1998 and 1999. The Company also intends to license certain of its widely recognized brand names to third parties.

  . TARGET INTERNATIONAL MARKETS. The Company intends to expand into new international markets by leveraging the strength of its existing brands. The Company will specifically target distribution of Eagle Brand in Latin American markets where management believes that consumption of sweetened condensed milk is significantly higher than average U.S. per capita consumption. In 1997, only 1% the Company's sales were generated outside of the U.S. and Canada.

  . PURSUE STRATEGIC ACQUISITIONS. The Company intends to pursue strategic acquisitions of additional dry-grocery food brands with leading market positions and significant growth opportunities. By adding new brands through strategic acquisitions, the Company believes it can achieve synergies in manufacturing, marketing and distribution across a growing portfolio of leading food brands.

                                THE ACQUISITION

  Pursuant to an Asset Purchase Agreement dated as of November 24, 1997, as amended as of December 9, 1997 and January 15, 1998 (the "Asset Purchase Agreement"), Eagle Family Foods acquired certain assets of BFC, BFC Investments and certain of their affiliates for an aggregate purchase price of $376.5 million, subject to certain post-closing adjustments. The Acquisition was consummated on January 23, 1998 (the "Acquisition Closing"). The assets acquired by the Company include, among other things: (i) four manufacturing facilities located in Wellsboro, Pennsylvania; Starkville, Mississippi; Waterloo, New York; and Chester, South Carolina; (ii) all machinery and equipment located at these facilities; (iii) the trademarks Eagle; Eagle Brand, the Dessert Maker; ReaLemon; ReaLime; Cremora; Kava; None Such and certain other trademarks in North America and in certain foreign territories; and (iv) a non-compete and non-solicitation agreement from BFC and certain of its affiliates. The Asset Purchase Agreement provided that BFC retained receivables, trade payables and certain accrued liabilities related to the operation of the BBNA Business. See "The Acquisition."

  Financing for the Acquisition and related fees and expenses consisted of (i) the $82.5 million equity contribution from Holdings (which was financed by Holdings' issuance of preferred and common stock in that amount to GE Investment Private Placement Partners II, a Limited Partnership ("GEI") and Warburg, Pincus Ventures, L.P. ("Warburg" and together with GEI, the "Equity Sponsors"), and certain members of the Company's management, including William
A. Lynch and John O'C. Nugent (the "Management Investors"), who contributed approximately $1.7 million of such amount) (the "Equity Contribution"); (ii) $115.0 million of Original Notes issued pursuant to the Initial Offering; and
(iii) senior secured credit facilities (the "Senior Credit Facilities") in an aggregate principal amount of $245.0 million, consisting of a $175.0 million term loan facility (the "Term Loan Facility") and a $70.0 million revolving credit facility (the "Revolving Credit Facility"), under which $16.5 million was drawn at the time of the Acquisition Closing. The Senior Credit Facilities, the Offering and the Equity Contribution are referred to herein as the "Financing Transactions".

                               THE EXCHANGE OFFER

The Exchange Offer........  The Company is offering to exchange (the "Exchange
                            Offer") up to $115,000,000 aggregate principal amount of 8 3/4% Series B Senior Subordinated Notes due 2008 (the "Exchange Notes") for up to $115,000,000 aggregate principal amount of its outstanding 8 3/4% Senior Subordinated Notes due 2008 (the "Original Notes"). Upon consummation of the Exchange Offer, the terms of the Exchange Notes will be substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the Exchange Notes will be freely transferable by holders thereof except as provided herein (see "The Exchange Offer--Terms of the Exchange" and "--Terms and Conditions of the Letter of Transmittal") and
                            (ii) the Exchange Notes will be issued without any covenant regarding registration under the Securities Act.

                            Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Registrants within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Original Notes directly from the Registrants or (iii) broker-dealers who acquired Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes.

Minimum Condition.........  The Exchange Offer is not conditioned upon any min-
                            imum aggregate principal amount of Original Notes being tendered for exchange.

Expiration Date..........   The Exchange Offer will expire at midnight, New
                            York City time, on        , 1998 unless extended
                            (the "Expiration Date").

Exchange Date.............  The first date of acceptance for exchange for the
                            Original Notes will be the first business day fol-lowing the Expiration Date.

Conditions to the
Exchange Offer............  The obligation of the Registrants to consummate the
                            Exchange Offer is subject to certain conditions. See "The Exchange Offer--Conditions to the Exchange Offer." The Registrants reserve the right to termi-nate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Withdrawal Rights.........  Tenders may be withdrawn at any time prior to the
                            Expiration Date. Any Original Notes not accepted for any reason will be returned without expense to the tendering holders thereof as promptly as prac-ticable after the expiration or termination of the Exchange Offer.

Procedures for Tendering
Original Notes............  See "The Exchange Offer--How to Tender."

Federal Income Tax
Consequences..............  In the opinion of Willkie Farr & Gallagher, the ex-
                            change of Original Notes for Exchange Notes by holders will not be a taxable exchange for federal income tax purposes, and holders will not recognize any taxable gain or loss or any interest income as a result of such exchange.

Effect on Holders of
Original Notes............  As a result of the making of this Exchange Offer, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of this Exchange Offer, the Registrants will have ful-filled a covenant contained in the terms of the Original Notes and the Exchange and Registration Rights Agreement (the "Registration Rights Agree-ment") dated January 23, 1998 between the Regis-trants and Chase Securities Inc. and Merrill Lynch Pierce, Fenner & Smith Incorporated, as initial purchasers, and, accordingly, the holders of the Original Notes will have no further registration or other rights under the Registration Rights Agree-ment, except under certain limited circumstances. See "Original Notes Registration Rights". Holders of the Original Notes who do not tender their Orig-inal Notes in the Exchange Offer will continue to hold such Original Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, dated as of January 23, 1998, among the Company, Holdings, as guarantor, and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"), relating to the Original Notes and the Exchange Notes (the "Indenture"). All untendered, and tendered but unaccepted, Original Notes will continue to be subject to the restrictions on transfer provided for in the Original Notes and the Indenture. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes, could be adversely affected. See "Risk Factors-- Consequences of Failure to Exchange."

                               TERMS OF THE NOTES

  The Exchange Offer applies to $115,000,000 aggregate principal amount of the Original Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes for which they may be exchanged except that the Exchange Notes have been registered under the Securities Act and, therefor, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Indenture. See "Description of Notes."

Maturity..................  January 15, 2008.

Interest Payment Dates....  January 15 and July 15 of each year, commencing on
                            July 15, 1998.

Sinking Fund..............  None.

Optional Redemption.......  Except as described below, the Company may not re-
                            deem the Notes prior to January 15, 2003. On or af-ter such date, the Company may redeem the Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid in-terest, if any, to the date of redemption. In addi-tion, at any time on or prior to January 15, 2002, the Company may, subject to certain requirements, redeem up to 35% of the original aggregate princi-pal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Public Equity Offer-ings by the Company or Holdings, at a price equal to 108.75% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the original aggregate principal amount of the Notes (as so calculated) remains outstanding immediately after each such redemption. See "De-scription of Notes--Optional Redemption."

Change of Control.........  Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to make an offer to repurchase such hold-er's Notes at a price equal to 101% of principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes--Repurchase at the Option of Holders of Notes--Change of Control."

Guarantees................  The Notes are unconditionally guaranteed on a se-
                            nior subordinated and unsecured basis (the "Guaran-tees") by Holdings and each future Domestic Subsid-iary other than any Intellectual Property Subsidi-ary that is not wholly owned by the Company (col-lectively, the "Guarantors"). Each Guarantee is a general obligation of the applicable Guarantor and is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of such Guarantor. See "Description of Notes--Guarantees of the Notes" and "--Certain Covenants--Future Note Guarantors."

Ranking...................  The Notes are unsecured and are subordinated in right of payment to all existing and future Senior Indebtedness of the Company. The Notes rank pari passu in right of payment with all existing and fu-ture Senior Subordinated Indebtedness of the Com-pany and rank senior in right of payment to all other subordinated indebtedness of the Company. Af-ter giving effect to the

                            Transactions, including the application of the net proceeds from the Initial Offering, the Company has outstanding approximately $191.5 million aggregate principal amount of Senior Indebtedness (exclusive of unused commitments), all of which is Secured In-debtedness, and the Company has no Senior Subordi-nated Indebtedness outstanding other than the Notes and no indebtedness that is subordinate or junior in right of payment to the indebtedness represented by the Notes. See "Description of Notes--Subordina-tion," "Capitalization" and "The Acquisition."

Restrictive Covenants.....  The Indenture restricts (i) the incurrence of addi-
                            tional Indebtedness (as defined) by the Company and its subsidiaries, (ii) the payment of dividends or distributions on, and redemption of, capital stock of the Company and its subsidiaries and the redemp-tion of certain subordinated obligations of the Company and its subsidiaries, (iii) certain other restricted payments, including, without limitation, investments, (iv) sales of assets, (v) the creation of liens, (vi) sale and leaseback transactions,
                            (vii) the sale or issuance of capital stock of sub-sidiaries of the Company, (viii) mergers, consoli-dations and sales of all or substantially all of the assets of the Company and (ix) certain transac-tions with affiliates. The Indenture also prohibits certain restrictions on distributions from subsidi-aries of the Company. However, all of these limita-tions and prohibitions are subject to a number of important qualifications and exceptions. In addi-tion, a subsidiary of the Company may, under cer-tain circumstances, be deemed to be an Unrestricted Subsidiary (as defined) and, as an Unrestricted Subsidiary, such subsidiary would not be subject to the restrictions and prohibitions contained in the Indenture. See "Description of Notes--Certain Cove-nants" and "--Repurchase at the Option of Holders of Notes--Asset Sales."

Exchange Offer and
Registration Rights.......  The Company and Holdings agreed to file with the
                            Securities and Exchange Commission (the "Commis-sion") on or prior to 90 days after the date of original issuance of the Original Notes (the "Issue Date"), a registration statement with respect to the Exchange Offer for a series of Exchange Notes and use their reasonable best efforts to consummate such Exchange Offer on or prior to 180 days after the original issuance of the Notes. Such Exchange Notes will bear the rate of interest specified on the cover page hereof for the Original Notes. If the Company does not comply with certain covenants set forth in the Exchange and Registration Rights Agreement, the Company will be obligated to pay certain liquidated damages to the holders of the Original Notes. See "Exchange and Registration Rights Agreement."

Transfer Restrictions;
Absence of a Public
Market for the Original
Notes.....................  The Original Notes have not been registered under the Securities Act of 1933, as amended (the "Secu-rities Act"), and are subject to restrictions on transferability and resale. The Original Notes are new securities and there is currently no estab-lished market for the Notes. The Exchange Notes generally will be freely transferable (subject to the restrictions discussed elsewhere herein) but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Original Notes or the Exchange Notes. The Original Notes have been designated for trading in the PORTAL market. The Initial Purchas-ers have advised the Company that they currently intend to make a market in the Original Notes and the Exchange Notes. However, they are not obligated to do so, and any market making activity with re-spect to the Original Notes or the Exchange Notes may be discontinued at any time without notice. The Company does not intend to apply for listing of the Original Notes or the Exchange Notes on any na-tional securities exchange or for their quotation on an automated dealer quotation system.

Use of Proceeds from
Initial Offering..........  There will be no proceeds to Holdings or the Com-
                            pany from the exchange pursuant to the Exchange Of-fer. The proceeds of the Initial Offering, together with a portion of the borrowings under the Senior Credit Facilities and the proceeds of the Equity Contribution, were used to finance the Acquisition and to pay fees and expenses incurred in connection with the Transactions. See "The Acquisition."

                                  RISK FACTORS

  Holders of Original Notes should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors under "Risk Factors" prior to making a decision with respect to the Exchange Offer. See "Risk Factors."

              UNAUDITED SUMMARY PRO FORMA COMBINED FINANCIAL DATA

  The following table sets forth certain unaudited summary pro forma combined financial data of the Company for the year ended December 31, 1997. The unaudited summary pro forma combined statement of operations data give effect to the Transactions as if they had occurred on January 1, 1997. The unaudited summary pro forma combined financial data do not purport to represent what the Company's results of operations would have actually been had the Acquisition and Financing Transactions been consummated as of such date or to project the Company's results of operations for any future period. The unaudited summary pro forma combined financial data should be read in conjunction with the Unaudited Pro Forma Condensed Combined Statement of Operations and the notes thereto. See "Unaudited Pro Forma Condensed Combined Statement of Operations" and the separate historical financial statements of the Company and the notes thereto appearing elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                YEAR ENDED
                                                              DEC. 31, 1997
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales....................................................        $229,370
Gross profit.............................................         122,107
Distribution expense.....................................          13,464
Marketing expense(/3/)...................................          55,074
General & administrative expense(/3/)....................          21,320
Operating income.........................................          32,249
Interest expense.........................................          25,959
Income before income taxes...............................           6,369
OTHER FINANCIAL DATA:
Gross profit margin......................................            53.2%
Depreciation and amortization(/1/).......................        $ 14,790
Capital expenditures.....................................           3,154
Cash interest expense(/2/)...............................          25,068
Pro forma ratio of earnings to fixed charges(/4/)........             1.2
BALANCE SHEET DATA (ACTUAL AS OF JANUARY 23, 1998):
Total assets.............................................        $380,047
Total debt, including current maturities.................         306,500
Stockholder's equity.....................................          67,803(a)

--------
(a) Reflects initial equity of $82.5 million less an after tax write-off of in-process research and development.

(1) Includes amortization of debt issuance costs which is included in interest expense in unaudited summary pro forma combined statement of operations data.

(2) Cash interest expense is defined as interest expense less amortization of debt issuance costs.

(3) Reflects elimination of historical allocated marketing and general administrative expenses and of historical allocated and actual market costs from marketing and general and administrative expenses.

(4) For purposes of this calculation "earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest, amortization of deferred financing costs and a portion of lease expense.

       See Notes to Unaudited Summary Pro Forma Combined Financial Data.

                       SUMMARY HISTORICAL FINANCIAL DATA

  The following table sets forth summary historical financial data of the BBNA Business and the Company for the years ended and as of the dates indicated and is derived from audited and unaudited financial data of the Company. The summary historical statement of operations data for the years ended December 31, 1995, 1996, 1997 and the period ended January 23, 1998 and the summary historical balance sheet data as of December 31, 1996 and 1997 and as of January 23, 1998 are derived from the audited financial statements of the Company included elsewhere in this Prospectus. The summary historical balance sheet data as of December 31, 1995 are derived from the unaudited financial statements of the Company not included in this Prospectus and, in the opinion of management, include all adjustments necessary for a fair presentation. The summary historical financial data as of and for the periods ended March 29, 1997 and March 28, 1998 are derived from the unaudited financial statements also appearing herein, which, in the opinion of management, reflect all adjustments necessary to present fairly the financial position and results of operations and cash flows for the interim periods. For periods prior to January 1, 1995 and the KKR Acquisition of Borden, the BBNA Business was not managed and its financial results were not reported as a separate business. For periods subsequent to December 31, 1994 the financial data include purchase accounting adjustments related to the KKR Acquisition. As a result, the financial data reported for the 1993 and 1994 periods are not comparable in certain respects with subsequent periods. In addition, the BBNA Business units were organized in multiple divisions and co-mingled with other businesses which were sold, closed or reorganized during 1993 and 1994. Determining the appropriate allocations of shared costs make the inclusion of 1993 and 1994 data for other than sales, cost of goods sold and gross profit, in management's opinion, not practicable and, because of the extent of allocations, potentially misleading. The BBNA Business shared sales force as well as promotional, advertising and administrative costs with other food businesses that were sold during 1993 and 1994. This would require an allocation of charges which may not, in management's opinion, produce a reliable reflection of financial results. This information should be read in conjunction with the historical combined financial statements and related notes thereto appearing elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                      PREDECESSOR
                          --------------------------------------------------------------------
                                                                         TWENTY-                SIXTY-FOUR
                                                                        THREE DAY     THREE     DAY PERIOD
                                                                         PERIOD      MONTHS       ENDED
                                    YEAR ENDED DECEMBER 31,               ENDED    ENDED MARCH  MARCH 28,
                          -------------------------------------------- JANUARY 23,  29, 1997       1998
                            1993     1994     1995     1996     1997      1998     (UNAUDITED) (UNAUDITED)
                          -------- -------- -------- -------- -------- ----------- ----------- -----------
                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Sales...................  $229,822 $231,203 $225,263 $230,384 $229,370   $7,693      $32,340   $ 24,177
Cost of goods sold......    96,038  102,148  102,712  110,357  107,674    5,154       17,030     18,881
                          -------- -------- -------- -------- --------   ------      -------   --------
Gross profit............  $133,784 $129,055  122,551  120,027  121,696    2,539       15,310      5,296
                          ======== ======== ======== ======== ========   ======      =======   ========
Distribution expense....        NA       NA   15,691   14,640   13,464      303        2,185      1,556
Marketing expense.......        NA       NA   63,804   62,705   55,074    2,095        9,598      5,122
General & administrative
 expense................        NA       NA   13,289   13,483   13,184    1,010        3,073     30,220(c)
                          -------- -------- -------- -------- --------   ------      -------   --------
Operating income........        NA       NA $ 29,767 $ 29,199 $ 39,974   $(869)      $   454   $(31,602)
                          ======== ======== ======== ======== ========   ======      =======   ========
OTHER FINANCIAL DATA:
Depreciation and
 amortization...........        NA       NA $  6,010 $  5,937 $  6,174   $  512      $ 1,503   $  5,338
Capital expenditures....        NA       NA    2,079    3,726    3,154       87          222         17
Ratio of earnings to
 fixed charges(d).......        NA       NA       NA       NA       NA       NA           NA        --

                                     PREDECESSOR
                         ------------------------------------
                                  AS OF DECEMBER 31,             AS OF      AS OF MARCH
                         ------------------------------------ JANUARY 23,    28, 1998
                         1993  1994    1995    1996    1997     1998(B)     (UNAUDITED)
                         ---- ------- ------- ------- ------- -----------   -----------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Inventories.............  NA  $12,053 $13,317 $13,239 $15,820  $ 20,100       $21,086
Net property and
 equipment..............  NA   13,613  16,044  16,649  16,070    23,950        23,520
Total assets............  NA   55,765 160,586 157,857 153,786   380,047       399,759
Total debt, including
 current maturities.....  NA      --      --      --      --    306,500       315,500
Stockholder's equity....  NA      --      --      --      --     67,803(a)     58,925

--------
(a) Reflects initial equity of $82.5 million less an after tax write-off of in-process research and development.
(b) Reflects the Acquisition and Financing Transactions resulting in a new basis of accounting.

(c) Reflects the nonrecurring in-process research and development write-off of $23.9 million.

(d) A historical ratio of earnings to fixed charges has not been presented as there were no interest charges for the periods indicated as not applicable. Additionally, as earnings for the sixty-four day period ended March 28, 1998 are inadequate to cover fixed charges for this period a ratio of earnings to fixed charges for this period has not been presented. The deficiency of earnings to fixed charges was approximately $36.0 million.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, before tendering their Original Notes for the Exchange Notes offered hereby, holders of Original Notes should consider carefully the following factors, which may be generally applicable to the Original Notes as well as the Exchange Notes:

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Original Notes who do not exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such original Notes as set forth in the legend thereon as a consequence of the issuance of the Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except as provided herein, the Registrants do not intend to register the Original Notes under the Securities Act. In addition, any holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the original Notes not tendered could be adversely affected. See "The Exchange Offer" and "Original Notes Registration Rights."

SIGNIFICANT LEVERAGE AND DEBT SERVICE

  The Company is highly leveraged. After giving effect to the Transactions, including the net proceeds from the Offering of the Original Notes in the manner described in "Use of Proceeds," the Company had total outstanding debt of approximately $306.5 million (exclusive of unused commitments). In addition, subject to certain restrictions in the Senior Credit Facilities and in the Indenture, the Company and its future subsidiaries may incur additional indebtedness (including additional Senior Indebtedness) from time to time to finance capital expenditures or acquisitions or for other purposes. At the Acquisition Closing, the Company had borrowing capacity of up to $53.5 million under the Revolving Credit Facility, primarily for working capital needs.

  The level of the Company's indebtedness and the high degree of leverage could have important consequences to holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions, research and development or other purposes may be limited; (iii) certain of the Company's borrowings will be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; (iv) all the indebtedness outstanding under the Senior Credit Facilities will be secured by substantially all the assets of the Company and will mature prior to the maturity of the Notes; and (v) the Company's level of indebtedness could limit its flexibility in reacting to changes in its industry or economic conditions generally.

  The Company's ability to pay interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and by financial, business and other factors, certain of which are beyond its control, as well as the availability of borrowings under the Revolving Credit Facility or any successor facilities. The Company will require substantial amounts of cash to fund scheduled payments of principal and interest on its outstanding indebtedness. There can be no assurance, however, that the Company will be able to generate sufficient cash flow from operations or that borrowings will be available under the Revolving Credit Facility or any successor facility in an amount sufficient to enable the Company to service its outstanding indebtedness. If the Company is not able to generate sufficient cash from operations or borrow under the Revolving Credit Facility or a successor facility, then the Company may be required to take certain actions, including delaying or reducing capital expenditures, seeking to restructure or refinance its existing indebtedness, selling material assets or operations or seeking additional equity. There can be no assurance that such actions could be effected or would be effective in allowing the Company to meet such obligations. The failure to generate sufficient cash flow, to make such borrowings or to achieve such alternatives could significantly adversely affect the market value of the Notes and the Company's ability to pay the principal of, and interest on, the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

SUBORDINATION OF NOTES

  The Notes are subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including borrowings under the Senior Credit Facilities. Each Guarantee is a general obligation of the applicable Guarantor and will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of such Guarantor. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company or a Guarantor, the assets of the Company or such Guarantor, as the case may be, will be available to pay obligations on the Notes or the Guarantee, as the case may be, only after all Senior Indebtedness of the Company or the Guarantor, as the case may be, has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding or any Guarantee. In addition, under certain circumstances, the Company and each Guarantor will not be able to make payment of its obligations under the Notes or the applicable Guarantee in the event of a default under certain Senior Indebtedness of the Company or such Guarantor. After giving effect to the Transactions, the aggregate principal amount of Senior Indebtedness of the Company was $191.5 million (exclusive of unused commitments), and the aggregate amount of Senior Indebtedness of the Guarantors, consisting entirely of a guarantee of the Senior Credit Facilities provided by Holdings, was $191.5 million. Additional Senior Indebtedness may be incurred by the Company and the Guarantors from time to time, subject to certain restrictions. See "Description of Notes--Subordination."

  In addition to being contractually subordinated to all existing and future Senior Indebtedness of the Company and the Guarantors, the Notes and the Guarantees are unsecured and thus effectively rank junior in right of payment to any Secured Indebtedness of the Company or the Guarantors, as the case may be, including the indebtedness outstanding under the Senior Credit Facilities, which is secured by a lien on substantially all the assets of the Company and the Guarantors. The Notes and the Guarantees do not have the benefit of such collateral. If an event of default were to occur under the Senior Credit Facilities (or any other Secured Indebtedness of the Company or the Guarantors, as the case may be), the lenders thereunder would have the right to exercise the remedies available to them under the Senior Credit Facilities and under applicable law. Accordingly, such lenders would have the right to foreclose upon such collateral to the exclusion of the holders of the Notes, notwithstanding the existence of an event of default with respect to the Notes. In such event, such assets would first be used to repay in full all amounts outstanding under the Senior Credit Facilities (and any other Secured Indebtedness of the Company or the Guarantors, as the case may be), and it is possible that there would be insufficient assets remaining after satisfaction in full of all such indebtedness to satisfy in full all claims of holders of the Notes.

RESTRICTIVE FINANCIAL COVENANTS

  The Indenture restricts, among other things, the ability of the Company and its subsidiaries, as the case may be, to incur additional indebtedness, to pay dividends or distributions on, and to redeem, capital stock of the Company and its subsidiaries as well as to redeem certain subordinated obligations, to make certain other restricted payments, including, without limitation, investments, to engage in sales of assets, to incur liens, to engage in sale and leaseback transactions, to sell or issue capital stock of subsidiaries of the Company, to engage in mergers, consolidations and sales of all or substantially all of the assets of the Company and to enter into certain transactions with affiliates. In addition, the Senior Credit Facilities contain other and more restrictive covenants that, among other things, prohibit the Company from prepaying other indebtedness (including the Notes). The Senior Credit Facilities also require the Company to maintain specified financial ratios and tests under which the Company is required to achieve certain financial and operating results. The restrictive covenants contained in the Indenture and the Senior Credit Facilities may limit the ability of the Company to respond to changing business and economic conditions, to secure additional financing, if needed, and to engage in transactions that might be beneficial to the Company. Moreover, the ability of the Company to meet the financial ratios and tests contained in the Senior Credit Facilities may be affected by events beyond its control, and there can be no assurance that the Company will meet those ratios and tests. A breach of any of these covenants could result in a default under the Senior Credit Facilities. Upon the occurrence of an event of default under the Senior Credit Facilities, the lenders thereunder could elect to declare all amounts outstanding under the Senior Credit Facilities, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. See "--Subordination of Notes." If the indebtedness outstanding under the Senior Credit Facilities were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Notes. See "Description of Senior Credit Facilities."

RISKS RELATING TO THE ACQUISITION

  The Company was recently formed for the purpose of the Acquisition. The Company's business was previously operated as the BBNA Business of BFC and BFC Investments. There can be no assurance that the Company will not encounter unanticipated problems or expenses in establishing Eagle Family Foods as an independent company. In addition, there can be no assurance that the Company, under its new management, will be able to achieve results comparable to those achieved by the BBNA Business.

  BFC and its affiliates historically provided computer, accounting and human resources support, warehouse space, a network of third party distribution services and a network of regional food brokers. In connection with the Acquisition, the Company entered into the Master Customer Services Agreement (as defined) pursuant to which BFC and its affiliates provide various trade marketing, distribution, transactions processing, information systems and accounting services for period of up to 18 months after the Acquisition Closing. When these services are no longer available, there can be no assurance that the Company will be able to perform or obtain these services at costs comparable to those currently anticipated by the Company. The Company sells its products through a network of over 60 independent food brokers. Although the Company believes that it will be able to negotiate broker agreements on substantially the same terms as those included in the agreements between BFC and the brokers, there can be no assurance that the Company will be able to do so. The Company entered into the Canadian Agreements (as defined) in connection with the Acquisition pursuant to which BFC and its affiliates have agreed to manufacture and distribute sweetened condensed milk for the Company in Canada at prices based on historical manufacturing costs for a period of 12 months from the Acquisition Closing. The Company assumed the Kava Co-Pack Agreement (as defined), pursuant to which CFN (as defined) will manufacture acid-neutralized coffee at a price based on a formula of weighted average price of soluble coffee powder and manufacturing costs. The Company obtains its supply of shelf-stable egg nog under a seasonal purchase order, which, although not currently in effect, the Company expects to renew. There can be no assurance that, in respect of the Canadian Agreements, the Kava Co-Pack Agreement and the Company's shelf-stable egg nog purchase order, the Company will be able to enter into new arrangements on substantially the same terms as those in effect during the operation of the BBNA Business by BFC.

  Moreover, pursuant to the Asset Purchase Agreement, the Company is responsible for certain liabilities attributed to events prior to the Acquisition Closing, subject to certain limited rights of indemnification. There can be no assurance that significant liabilities will not materialize or that, if such liabilities materialize, the Company will receive sufficient indemnification payments or have sufficient financial resources to satisfy all obligations relating thereto.

DEPENDENCE ON KEY PERSONNEL

  The success of the Company's operations will be dependent, to a significant extent, on its executives and other key management personnel. Several members of the Company's senior management are new to the Company. The Company entered into employment agreements containing non-competition provisions with William
A. Lynch, its Chairman and Chief Operating Officer, and John O'C. Nugent, its Chief Executive Officer and President, and entered entering into similar arrangements with its other executive officers. There can be no assurance the Company will be able to retain its executive officers and other key management personnel or attract additional qualified management in the future. The Company has not obtained any key man life insurance with respect to any of its key members of management. If Mr. Lynch or Mr. Nugent becomes unable to continue in his present role, or if the Company is unable to attract and retain other skilled employees, the Company's business could be adversely affected. See "Management."

SEASONALITY

  The Company's sales, net income and cash flows are affected by a seasonal bias toward the fourth quarter of the calendar year due to increased sales during the holiday season. Three of the Company's six product lines (Eagle Brand and the Company's other sweetened condensed milk products, Borden Egg Nog and None Such) are consumed primarily during the November and December holiday seasons. In recent years, approximately 45% of the Company's sales have occurred in the last quarter of the calendar year. As a result of this seasonality, the Company's working capital requirements have historically increased throughout the year, peaking in October, which will require the Company to draw upon the Revolving Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Seasonality."

COMPETITION

  The Company competes in highly competitive markets with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. Competition is primarily based on price and quality. A number of these competitors have multiple product lines, have substantially greater financial and other resources available to them and may be substantially less leveraged than the Company, and there can be no assurance that the Company can compete successfully with such other companies. Competitive pressures or other factors could cause the Company's products to lose market share or could result in significant price erosion, both of which would have a material adverse effect on the Company's results of operations. See "Business-- Competition."

RISK ASSOCIATED WITH IMPLEMENTATION OF A NEW BUSINESS STRATEGY

  The Company intends to pursue a business strategy of increasing cash flow and revenue in its core business through a combination of marketing efforts, expansion of certain markets and product lines, and strategic acquisitions. No assurance can be given that the Company will be successful in implementing this strategy. See "Business--Business Strategy."

POTENTIAL PRICE FLUCTUATIONS OF RAW MATERIALS

  The Company purchases agricultural commodities (including milk, sugar, lemon and lime juice concentrate, vegetable oil and corn syrup), flavors, other raw materials and packaging from growers, commodity processors, importers, other food companies and packaging manufacturers. While all such materials are available from numerous independent suppliers, commodity raw materials are subject to fluctuations in price attributable to, among other things, change in crop size and federal and state agricultural programs. For example, milk prices reached historic highs in 1996 but have subsequently returned to normal levels. The Company does not, nor does it expect in the near future, to engage in any hedging activities or commodity trading relating to its supply of raw materials. Future price fluctuations in respect of commodity raw materials used by the Company could have a material adverse effect on the performance of the Company. See "Business--Raw Materials and Suppliers."

CONTROL BY CERTAIN STOCKHOLDERS AND MANAGEMENT

  The Company is a wholly owned subsidiary of Holdings, which in turn is owned by the Equity Sponsors and the Management Investors. Accordingly, the Equity Sponsors and the Management Investors control Holdings and the Company and have the power to elect all of their respective directors, appoint new management and approve any action requiring the approval of the holders of Holdings' and the Company's common stock, including adopting amendments to their respective Certificates of Incorporation and approving mergers or sales of substantially all of their assets. See "Management." The members of the Company's Board of Directors elected by Holdings will have the authority to make decisions affecting the capital structure of the Company, including the issuance of additional stock, the implementation of stock repurchase programs and declaration of dividends, subject to restrictions imposed by the Indenture and the Senior Credit Facilities. See "Security Ownership."

POTENTIAL INABILITY TO FUND A CHANGE OF CONTROL OFFER

  Upon a Change of Control, each holder of Notes will have the right to require the Company to make an offer to repurchase such holder's Notes at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. However, the Senior Credit Facilities prohibit the repurchase of the Notes by the Company in the event of certain events constituting a Change of Control unless and until such time as the outstanding indebtedness under the Senior Credit Facilities is repaid in full. In the event of a Change of Control, there can be no assurance that the Company would have sufficient financial resources available to satisfy all of its obligations under the Senior Credit Facilities and the Notes. The Company's failure to repurchase the Notes would result in an event of default under the Indenture and the Senior Credit Facilities, each of which could have adverse consequences for the Company and the holders of the Notes. Moreover, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of outstanding indebtedness of the Company.

COMPLIANCE WITH GOVERNMENT REGULATION

  The Company is subject to numerous federal, state and local laws and regulations concerning, among other things, health and safety matters, food manufacture, product labeling and advertising, including the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder by the Food and Drug Administration (the "FDA"). Compliance with existing federal, state and local laws and regulations is not expected to have a material adverse effect upon the earnings or competitive position of the Company. However, the Company cannot predict the effect, if any, of laws and regulations that may be enacted in the future, or of changes in the enforcement of existing laws and regulations that are subject to extensive regulatory discretion. See "Business--Certain Legal and Regulatory Matters-- Public Health."

COMPLIANCE WITH ENVIRONMENTAL REGULATIONS

  The past and present business operations of the Company and the past and present ownership and operation of real property by the Company are subject to extensive and changing federal, state and local environmental laws and regulations. As a result, the Company is involved from time to time in administrative and judicial proceedings, claims and inquiries relating to environmental matters. In connection with the Acquisition, the Company assumed all past and future environmental liabilities related to the BBNA Business. The Company will be indemnified, however, by BFC and BFC Investments with respect to certain environmental liabilities occurring prior to the Acquisition Closing. This indemnification is limited in time and amount, and there can be no assurance that material environmental liabilities will not be incurred after the indemnification period or will not be in excess of the indemnified amount or that the Company will be able to pursue successfully any indemnification claims against BFC. In addition, compliance with more stringent laws or regulations or stricter interpretation of existing laws, may require additional expenditures by the Company, some of which may be material. See "Business-- Certain Legal and Regulatory Matters--Environmental Matters."

GENERAL RISKS OF FOOD INDUSTRY; ADVERSE ECONOMIC CONDITIONS; UNCERTAINTY OF CONSUMER PREFERENCES; PRODUCT LIABILITY RISKS

  Food product manufacturing companies are subject to the risks of adverse changes in general economic conditions, lack of attractiveness of a particular food product after a "novelty" period, evolving consumer preference and nutritional and health-related concerns, federal, state and local food processing controls, consumer product liability claims, risks of product tampering and the availability and expense of liability insurance. There can be no assurance that the Company will not be impacted by these risks or that any such impact will not have a material adverse affect on the performance of the Company.

SUBORDINATION OF NOTES AND GUARANTEES IN A FUTURE HOLDING COMPANY STRUCTURE

  Pursuant to the Indenture, the Company has the right to transfer the trademarks, patents, copyrights and other intangible assets relating to the BBNA Business (an "Inter-Company Intangible Asset Transfer") to one or more Intellectual Property Subsidiaries, subject to certain conditions. See "Description of Notes--Certain Definitions (Intellectual Property Subsidiary)." In addition, the Company may create, acquire or capitalize other subsidiaries from time to time. In the event an Inter-Company Intangible Asset Transfer occurs, or if the Company otherwise creates, acquires or capitalizes subsidiaries, principal and interest payments on the Notes will be dependent in part on the receipt by the Company of cash dividends, advances and other payments from such Intellectual Property Subsidiaries or other subsidiaries. The Notes will be effectively subordinated to all then existing and future liabilities of such Intellectual Property Subsidiaries (although the Intellectual Property Subsidiaries will be prohibited from incurring indebtedness and from engaging in activity other than owning their assets and licensing such assets to the Company and other activities incidental thereto). The Notes also will be effectively subordinated to all existing and future liabilities (including trade payables) of other subsidiaries unless such subsidiaries are Guarantors of the Notes. Any right of the holders of the Notes to participate in the distribution of the assets of any Intellectual Property Subsidiaries or subsidiaries which do not guarantee the Notes will be subject to the claims of creditors of such Intellectual Property Subsidiaries or other subsidiaries. The Indenture permits such subsidiaries (but not Intellectual Property Subsidiaries) to incur indebtedness in the future provided certain financial and other conditions are met. See "Description of Notes--Certain Covenants--Limitation on Incurrence of Indebtedness," "--Guarantees of the Notes" and "--Future Note Guarantors."

RISK OF UNENFORCEABILITY OF THE GUARANTEES OF THE NOTES; FINANCIAL DEPENDENCE OF GUARANTOR ON COMPANY

  The Notes are unconditionally guaranteed on a senior subordinated and unsecured basis by Holdings and each future Domestic Subsidiary of the Company other than any Intellectual Property Subsidiary that is not wholly owned by the Company. The holders of the Notes have no direct claim against any of the Guarantors other than a claim created by a Guarantee, which may be subject to legal challenge in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to a Guarantor. If such challenges were to be upheld, the Guarantees would be invalid and unenforceable. To the extent that any of the Guarantees are not enforceable, the rights of holders of the Notes to participate in any distribution of assets of the relevant Guarantor upon bankruptcy, liquidation, dissolution, reorganization or similar event will, as is the case with the other unsecured creditors of the Company, be subject to prior claims of creditors of that Guarantor.

   In addition, Holdings is a holding company with no significant assets other than the capital stock of the Company, and Holdings has no significant independent operations. Holdings, therefore, will be dependent upon the receipt of dividends or other distributions from the Company to fund any obligations that it incurs, including obligations as a Guarantor of the Notes. The Indenture will not, however, permit dividend payments (other than those based on the Company's income) or other distributions from the Company to Holdings other than for certain specified purposes as described under "Description of Notes--Certain Covenants--Limitation on Restricted Payments." The Senior Credit Facilities will contain similar or more restrictive provisions. See "Description of Senior Credit Facilities." Accordingly, if the Company should at any time be unable to pay interest on or principal of the Notes, it is highly unlikely that Holdings would be able to meet its obligations as a Guarantor of the Notes.

FRAUDULENT CONVEYANCE STATUTES

  The incurrence of indebtedness (such as the Notes) and the use of proceeds thereof are subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the Company. Under these statutes, if a court were to find that obligations (such as the Notes) were incurred with the intent of delaying, hindering or defrauding present or future creditors or that the obligor received less than a reasonably equivalent value or fair consideration for those obligations and, at the time of the incurrence of the obligations, the obligor (i) was insolvent or rendered insolvent by reason thereof, (ii) was engaged or was about to engage in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iii) intended to or believed that it would incur debts beyond its ability to pay such debts as they matured or became due, such court could void or subordinate the obligations in question.

  The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent, with respect to a particular date, if on such date (i) the present fair market value (or present fair saleable value) of the assets of the company is less than the total amount required to pay the probable liabilities of the company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the company is unable to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business or (iii) the company is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature.

  In addition, the Guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the Guarantors. In such a case, the analysis set forth above would generally apply, except that the Guarantees could also be subject to the claim that, since the Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Guarantors), the obligations of the Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void any of the Guarantors' obligations under the Guarantees, subordinate the Guarantees to other indebtedness of a Guarantor or take other action detrimental to the holders of the Notes.

ABSENCE OF PUBLIC MARKET

  The Notes are new securities for which there currently is no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Original Notes and the Exchange Notes they are not obligated to do so and any such market making activity may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the Exchange Offer or the effectiveness of a shelf registration statement in lieu thereof. Accordingly, there can be no assurance as to the development or liquidity of any market for the Original Notes and the Exchange Notes.

  The Original Notes have been designated for trading in the PORTAL market by "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act). The Company does not intend to apply for listing of the Original Notes or the Exchange Notes, offered hereby on any securities exchange or for their quotation on an automated dealer quotation system.

  The liquidity of, and trading market for, the Original Notes or the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independently of the financial performance of, or prospects for, the Company.

                                THE ACQUISITION

GENERAL

  Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, Eagle Family Foods agreed to acquire certain assets of BFC, BFC Investments and certain of their affiliates for an aggregate purchase price of $387.5 million subject to certain closing and post-closing adjustments as described below. The purchase price paid in the Acquisition was to be increased or decreased, pursuant to a post-closing adjustment, if the Company's inventory was greater or less than $14.0 million at the Acquisition Closing. The purchase price paid in the Acquisition was $376.5 million. The assets acquired by the Company include, among other things: (i) four manufacturing facilities located in Wellsboro, Pennsylvania; Starkville, Mississippi; Waterloo, New York; and Chester, South Carolina; (ii) all machinery and equipment located at these facilities; (iii) certain machinery and equipment located at a Canadian BFC facility; (iv) the trademarks Eagle; Eagle Brand, the Dessert Maker; ReaLemon; ReaLime; Cremora; Kava; None Such and certain other trademarks in North America and in certain foreign territories; (v) copyrights and other intellectual property used principally in connection with the BBNA Business;
(vi) inventories (raw materials, packaging materials and finished goods) principally related to the BBNA Business; (vii) business information, files and records relating principally to the operation of the BBNA Business; (viii) rights under certain contracts, licenses, purchase orders and other arrangements and permits relating principally to the operation of the BBNA Business; and (ix) a non-compete and non-solicitation agreement from BFC and certain of its affiliates. In connection with the Acquisition, BFC retained receivables, trade payables and certain accrued liabilities relating to the BBNA Business. The Company assumed all other accrued liabilities including workmen's compensation, product liability, automobile liability and general liability claims, as well as all other liabilities relating to the BBNA Business that were not specifically retained by BFC, subject to certain limited rights of indemnification. The Asset Purchase Agreement contains customary representations, warranties, covenants, conditions and certain indemnification provisions.

  Certain Licensing Arrangements. In connection with the Acquisition, BDH Two, Inc., Borden, Inc. and certain other affiliates of BFC granted the Company a perpetual, exclusive and royalty-free license to use certain trademarks, including the Borden and Elsie trademarks throughout the world (other than Africa, South America, Central America and the Caribbean (with the exception of Puerto Rico)), on products on which they are currently used in the BBNA Business, together with certain product extensions. In addition, BFC assigned its rights under a license from Southern Foods Group, L.P. to use the Meadow Gold trademark on sweetened condensed milk in the United States (the "Meadow Gold License"). The Meadow Gold License is royalty-free and has a five year term which is renewable automatically for subsequent five year terms, and is terminable at the option of the licensee upon one year's notice and, under certain limited circumstances, by the licensor. The Company granted BFC a perpetual, exclusive and royalty-free license to use the ReaLemon and ReaLime trademarks in certain foreign markets including Europe, Hong Kong and the Middle East on products on which they are currently used, together with product extensions.

  Master Customer Services Agreement. At the Acquisition Closing, the Company and BFC entered into a master customer services agreement (the "Master Customer Services Agreement"), pursuant to which BFC and its affiliates provide various trade marketing, distribution, transactions processing, information systems and accounting services for a period of up to 18 months after the Acquisition Closing. Certain services provided at specified rates for such services. However, a significant portion of the services provided at no charge for either 90 days, and thereafter at the agreed upon rates for such services, or 135 days, and thereafter at a formula price increasing in 25% increments each 60 day period thereafter to 100% of the agreed upon rates for such services 315 days after the Acquisition Closing and thereafter.

  Canadian Agreements. The Company and BFC's Canadian affiliate entered into a Contract Packaging Agreement, a Transportation and Warehousing Agreement and a Sales Representation Agreement (collectively, the "Canadian Agreements"). The Canadian Agreements provide that BFC's Canadian affiliate manufacture and package all of the Company's requirements for sweetened condensed milk products in Canada, and warehouse and sell such products using machinery and equipment which have been acquired by the Company. The Canadian Agreements terminate one year from the Acquisition Closing, unless renewed by mutual agreement. The Contract Packaging Agreement and the Transportation and Warehousing Agreement are each terminable on 90 days' notice by either party and the Sales Representation Agreement is terminable on 30 days' notice by either party.

  Puerto Rico Distribution Agreement. At the Acquisition Closing, the Company entered into an exclusive distribution agreement (the "Puerto Rico Distribution Agreement") with Borden Foods Puerto Rico, Inc. ("BFPR"), pursuant to which BFPR distributes products specified from time to time by the Company in Puerto Rico, upon terms established by the Company. The Puerto Rico Distribution Agreement will terminate six months from the Acquisition Closing. The Company may enter into another agreement at such time to continue the distribution arrangements.

  Kava Co-Pack Agreement. In connection with the Acquisition Closing, BFC assigned to the Company its rights under its existing supply contract (the "Kava Co-Pack Agreement") with Chock Full O' Nuts Corp. ("CFN"). The Kava Co-Pack Agreement provides that CFN exclusively furnishes the Company with its requirements, within a specified minimum and maximum range, of acid neutralized coffee at a price based on a formula of weighted average price of soluble coffee powder and manufacturing costs. The Kava Co-Pack Agreement is automatically renewed each April 1 for an annual term unless terminated by either party by notice not less than 60 days prior to the expiration of the annual term.

FINANCING OF THE ACQUISITION

  Eagle Family Foods was formed to consummate the Acquisition. Financing for the Acquisition and related fees and expenses consisted of (i) the $82.5 million Equity Contribution by Holdings (which was financed by Holdings' issuance of preferred and common stock in that amount to GEI and Warburg, as the Equity Sponsors, together with the Management Investors, who contributed approximately $1.7 million of such amount); (ii) $115.0 million of Original Notes issued pursuant to the Initial Offering; and (iii) the Senior Credit Facilities in an aggregate principal amount of $245.0 million, consisting of the Term Loan Facility and the Revolving Credit Facility, under which $16.5 million was drawn at the time of the Acquisition Closing.

  The following table sets forth the sources and uses of funds at the consummation of the Transactions:

                                                                  AMOUNT
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
SOURCES:
Senior Credit Facilities
  Revolving Credit Facility(/1/).........................        $ 16,500
  Term Loan Facility.....................................         175,000
The Notes................................................         115,000
Equity Contribution......................................          82,500
                                                                 --------
    Total sources........................................        $389,000
                                                                 ========
USES:
Purchase price...........................................        $376,500
Fees and expenses(/2/)...................................          11,767
Cash remaining with the Company..........................             733
                                                                 --------
    Total uses...........................................        $389,000
                                                                 ========

--------
(1) Consists of a $70.0 million Revolving Credit Facility, under which the Company had $16.5 million outstanding upon the Acquisition Closing. See "Description of Senior Credit Facilities."
(2) Fees and expenses including amounts accrued.

                                USE OF PROCEEDS

  There will be no proceeds to Holdings or the Company from the exchange pursuant to the Exchange Offer. The proceeds to the Company from the Initial Offering, together with the proceeds from borrowings under the Senior Credit Facilities and the Equity Contribution, were used to fund the purchase price for the Acquisition and to pay related fees and expenses.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of January 23, 1998 after giving effect to the Transactions. This table should be read in conjunction with the Financial Statements and notes thereto, included elsewhere in this Prospectus.

                                                         AS OF JANUARY 23, 1998
                                                            -------------------
                                                         (DOLLARS IN THOUSANDS)
   Debt (including current maturities):
     Revolving Credit Facility(/1/).....................        $ 16,500
     Term Loan Facility.................................         175,000
     The Notes..........................................         115,000
                                                                --------
       Total Debt.......................................         306,500
   Total Stockholder's Equity, reduced by research and
    development write-off(/2/)..........................          67,803
                                                                --------
   Total Capitalization.................................        $374,303
                                                                ========

--------
(1) Consists of a $70.0 million Revolving Credit Facility, under which the Company had $16.5 million outstanding upon the Acquisition Closing. Borrowings under the Revolving Credit Facility are available for general corporate purposes, including the funding of working capital needs. See "Description of Senior Credit Facilities."
(2) The Company's initial equity of $82.5 million was reduced by a purchase accounting write-off for research and development in-process of $23.9 million, net of related tax benefit.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The sole purpose of the Exchange Offer is to fulfill the obligations of the Company with respect to the Registration Rights Agreement.

TERMS OF THE EXCHANGE

  The Company hereby offers to exchange, upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus (the "Letter of Transmittal"), $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Original Notes. The terms of the Exchange Notes are identical in all respects to the terms of the Original Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof, and the holders of the Exchange Notes (as well as remaining holders of any Original Notes) will not be entitled to registration rights under the Registration Rights Agreement. See "Original Notes Registration Rights." The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Indenture. See "Description of Notes."

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

  Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Registrants believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Registrants within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Original Notes directly from the Registrants or (iii) broker-dealers who acquired Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker- dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Original Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Registrants have agreed that, for a period not to exceed 180 days after the Exchange Date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

  Tendering holders of Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Original Notes pursuant to the Exchange Offer.

  The Exchange Notes will bear interest from and including their respective dates of issuance. Holders whose Original Notes are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the Exchange Notes, such interest to be payable with the first interest payment on the Exchange Notes, but will not receive any payment in respect of interest on the Original Notes accrued after the issuance of the Exchange Notes.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

  The Exchange Offer expires on the Expiration Date. The term "Expiration
Date" means midnight, New York City time, on     , 1998, unless the
Registrants in their sole discretion extend the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Registrants, expires. The Registrants reserve the right to extend the Exchange Offer at any time and from time to time on or prior to the Expiration Date by giving written notice to IBJ Schroder Bank & Trust Company (the "Exchange Agent") and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Original Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

  The initial Exchange Date will be the first business day following the Expiration Date. The Registrants expressly reserve the right to (i) terminate the Exchange Offer and not accept for exchange any Original Notes for any reason, including if any of the events set forth below under "Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Registrants and (ii) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Original Notes. If any such termination or amendment occurs, the Registrants will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Original Notes as promptly as practicable. Unless the Registrants terminate the Exchange Offer prior to midnight, New York City time, on the Expiration Date, the Registrants will exchange the Exchange Notes for the Original Notes promptly after the Expiration Date.

  If the Registrants waive any material condition to the Exchange Offer, or amend the Exchange Offer in any other material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of Original Notes in the manner specified above, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the Exchange Offer will be extended until the expiration of such period of five business days.

  This Prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Registrants to record holders of Original Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Original Notes.

HOW TO TENDER

  The tender to the Registrants of Original Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Registrants in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  General Procedures. A holder of an Original Note may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Original Notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") pursuant to the procedure described below), to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date or (ii) complying with the guaranteed delivery procedures described below.

  If tendered Original Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Original

Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Original Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Registrants and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a firm (an "Eligible Institution") that is a member of a recognized signature guarantee medallion program (an "Eligible Program") within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Original Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Original Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

  Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Original Notes should contact such holder promptly and instruct such holder to tender Original Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Original Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

  Book-Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Original Notes at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after receipt of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Original Notes by causing the Book-Entry Transfer Facility to transfer such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer.

  THE METHOD OF DELIVERY OF ORIGINAL NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

  Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide his taxpayer identification number (social security number or employer identification number) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Registrants and the Exchange Agent.

  Guaranteed Delivery Procedures. If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Original Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at its office listed on the back cover hereof on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Original Notes are registered and, if possible, the certificate numbers of the Original Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Original Notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Original Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Registrants may, at their option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are being delivered with this Prospectus and the related Letter of Transmittal.

  A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Original Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Original Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Original Notes (or a timely Book-Entry Confirmation).

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Original Notes will be determined by the Registrants, whose determination will be final and binding. The Registrants reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Registrants, be unlawful. The Registrants also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of the Registrants, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Registrants' interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

  The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

  The party tendering Original Notes for exchange (the "Transferor") exchanges, assigns and transfers the Original Notes to the Registrants and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Original Notes, and that, when the same are accepted for exchange, the Registrants will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Registrants to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The Transferor further agrees that acceptance of any tendered Original Notes by the Registrants and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Registrants of its obligations under the Registration Rights Agreement and that the Registrants shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

  By tendering Original Notes, the Transferor certifies (a) that it is not an "affiliate" of the Registrants within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns Original Notes acquired directly from the Registrants or an affiliate of the Registrants, that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes or (b) that it is an "affiliate" (as so defined) of the Registrants or of the initial purchasers in the original offering of the Original Notes, and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

WITHDRAWAL RIGHTS

  Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

  For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this Prospectus. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Original Notes to be withdrawn, the certificate numbers of Original Notes to be withdrawn, the principal amount of Original Notes to be withdrawn (which must be an authorized denomination), a statement that such holder is withdrawing his election to have such Original Notes exchanged, and the name of the registered holder of such Original Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Registrants that the person withdrawing the tender has succeeded to the beneficial ownership of the Original Notes being withdrawn. The Exchange Agent will return the properly withdrawn Original Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Registrants, and such determination will be final and binding on all parties.

ACCEPTANCE OF ORIGINAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Original Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date. For the purposes of the Exchange Offer, the Registrants shall be deemed to have accepted for exchange validly tendered Original Notes when, as and if the Registrants have given written notice thereof to the Exchange Agent.

  The Exchange Agent will act as agent for the tendering holders of Original Notes for the purposes of receiving Exchange Notes from the Registrants and causing the Original Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Original Notes will be made by the Exchange Agent promptly after acceptance of the tendered Original Notes. Original Notes not accepted for exchange by the Registrants will be returned without expense to the tendering holders (or in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged Original Notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the Expiration Date or, if the Registrants terminate the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Registrants will not be required to issue Exchange Notes in respect of any properly tendered Original Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News

Service) or, at its option, modify or otherwise amend the Exchange Offer, if
(a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, (ii) assessing or seeking any damages as a result thereof, or (iii) resulting in a material delay in the ability of the Registrants to accept for exchange or exchange some or all of the Original Notes pursuant to the Exchange Offer; (b) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Registrants might directly or indirectly result in any of the consequences referred to in clauses (a)(i) or (ii) above or, in the sole judgment of the Registrants, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretations of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or (c) a material adverse change shall have occurred in the business, condition (financial or otherwise), operations, or prospects of the Registrants.

  The foregoing conditions are for the sole benefit of the Registrants and may be asserted by them with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Registrants) giving rise to such condition or may be waived by the Registrants in whole or in part at any time or from time to time in their sole discretion. The failure by the Registrants at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Registrants have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

  Any determination by the Registrants concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

  In addition, the Registrants will not accept for exchange any Original Notes tendered and no Exchange Notes will be issued in exchange for any such Original Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

EXCHANGE AGENT

  IBJ Schroder Bank & Trust Company has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at its address set forth on the back cover page of this Prospectus.

  Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery.

SOLICITATION OF TENDERS; EXPENSES

  The Registrants have not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Registrants will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Registrants will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting and legal fees, will be paid by the Company and are estimated at approximately $600,000.

  No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Registrants. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Registrants since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Registrants may, at their discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Original Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Registrants by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

APPRAISAL RIGHTS

  HOLDERS OF ORIGINAL NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

FEDERAL INCOME TAX CONSEQUENCES

  The exchange of Original Notes for Exchange Notes by holders will not be a taxable exchange for federal income tax purposes, and holders will not recognize any taxable gain or loss or any interest income as a result of such exchange.

OTHER

  Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  As a result of the making of, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of this Exchange Offer, the Registrants will have fulfilled a covenant contained in the terms of the Original Notes and the Registration Rights Agreement. Holders of the Original Notes who do not tender their certificates in the Exchange Offer will continue to hold such certificates and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement, which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of Notes." All untendered Original Notes will continue to be subject to the restriction on transfer set forth in the Indenture. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange."

  The Registrants may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Registrants have no present plan to acquire any Original Notes which are not tendered in the Exchange Offer.

                            SELECTED FINANCIAL DATA

  The following table sets forth selected financial data of the BBNA Business and the Company for the years ended and as of the dates indicated and is derived from audited and unaudited financial data of the Company. The selected historical statement of operations data for the years ended December 31, 1995, 1996, 1997 and the period ended January 23, 1998 and the selected historical balance sheet data as of December 31, 1996 and 1997 and January 23, 1998 are derived from the audited financial statements of the Company included elsewhere in this Prospectus. The selected historical balance sheet data as of December 31, 1995 are derived from the unaudited financial statements of the Company not included in this Prospectus and, in the opinion of management, include all adjustments necessary for a fair presentation. The selected financial data as of and for the periods ended March 29, 1997 and March 28, 1998 are derived from the unaudited financial statements also appearing herein, which, in the opinion of management, reflect all adjustments necessary to present fairly the financial position and results of operations and cash flows for the interim periods. For periods prior to January 1, 1995 and the KKR Acquisition of Borden, the BBNA Business was not managed and its financial results were not reported as a separate business. For periods subsequent to December 31, 1994 the financial data include purchase accounting adjustments related to the KKR Acquisition. As a result, the financial data reported for the 1993 and 1994 periods are not comparable in certain respects with subsequent periods. In addition, the BBNA Business units were organized in multiple divisions and co-mingled with other businesses which were sold, closed or reorganized during 1993 and 1994. Determining the appropriate allocations of shared costs make the inclusion of 1993 and 1994 data for other than sales, cost of goods sold and gross profit, in management's opinion, not practicable and, because of the extent of allocations, potentially misleading. The BBNA Business shared sales force as well as promotional, advertising and administrative costs with other food businesses that were sold during 1993 and 1994. This would require an allocation of charges which may not, in management's opinion, produce a reliable reflection of financial results. This information should be read in conjunction with the historical combined financial statements and related notes thereto appearing elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                      PREDECESSOR
                          --------------------------------------------------------------------
                                                                         TWENTY-               SIXTY-FOUR
                                                                        THREE DAY     THREE    DAY PERIOD
                                                                         PERIOD      MONTHS       ENDED
                                    YEAR ENDED DECEMBER 31,               ENDED    ENDED MARCH  MARCH 28,
                          -------------------------------------------- JANUARY 23,  29, 1997      1998
                            1993     1994     1995     1996     1997      1998     (UNAUDITED) (UNAUDITED)
                          -------- -------- -------- -------- -------- ----------- ----------- -----------
                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Sales...................  $229,822 $231,203 $225,263 $230,384 $229,370   $7,693      $32,340    $ 24,177
Cost of goods sold......    96,038  102,148  102,712  110,357  107,674    5,154       17,030      18,881
                          -------- -------- -------- -------- --------   ------      -------    --------
Gross profit............  $133,784 $129,055  122,551  120,027  121,696    2,539       15,310       5,296
                          ======== ======== ======== ======== ========   ======      =======    ========
Distribution expense....        NA       NA   15,691   14,640   13,464      303        2,185       1,556
Marketing expense.......        NA       NA   63,804   62,705   55,074    2,095        9,598       5,122
General & administrative
 expense................        NA       NA   13,289   13,483   13,184    1,010        3,073      30,220 (c)
                          -------- -------- -------- -------- --------   ------      -------    --------
Operating income........        NA       NA $ 29,767 $ 29,199 $ 39,974   $(869)      $   454    $(31,602)
                          ======== ======== ======== ======== ========   ======      =======    ========
OTHER FINANCIAL DATA:
Depreciation and
 amortization...........        NA       NA $  6,010 $  5,937 $  6,174   $  512      $ 1,503    $  5,338
Capital expenditures....        NA       NA    2,079    3,726    3,154       87          222          17
Ratio of earnings to
 fixed charges(d).......        NA       NA       NA       NA       NA       NA           NA         --

                                     PREDECESSOR
                         ------------------------------------
                                  AS OF DECEMBER 31,             AS OF      AS OF MARCH
                         ------------------------------------ JANUARY 23,    28, 1998
                         1993  1994    1995    1996    1997     1998(B)     (UNAUDITED)
                         ---- ------- ------- ------- ------- -----------   -----------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Inventories.............  NA  $12,053 $13,317 $13,239 $15,820  $ 20,100       $21,086
Net property and
 equipment..............  NA   13,613  16,044  16,649  16,070    23,950        23,520
Total assets............  NA   55,765 160,586 157,857 153,786   380,047       399,759
Total debt, including
 current maturities.....  NA      --      --      --      --    306,500       315,500
Stockholder's equity....  NA      --      --      --      --     67,803(a)     58,925

--------
(a) Reflects initial equity of $82.5 million less an after tax write-off of in-process research and development.
(b) Reflects the Acquisition and Financing Transactions resulting in a new basis of accounting.

(c) Reflects the nonrecurring research and development write-off of $23.9 million.

(d) A historical ratio of earnings to fixed charges has not been presented as there were no interest charges for the periods indicated as not applicable. Additionally, as earnings for the sixty-four day period ended March 28, 1998 are inadequate to cover fixed charges for this period a ratio of earnings to fixed charges for this period has not been presented. The deficiency of earnings to fixed charges was approximately $36.0 million.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

  Pursuant to the Asset Purchase Agreement, Eagle Family Foods acquired certain assets of BFC, BFC Investments and certain of their affiliates for an aggregate purchase price of $376.5 million, subject to certain post-closing adjustments. The Acquisition was consummated on the Acquisition Closing and will be accounted for as a purchase. The assets acquired by the Company include, among other things: (i) four manufacturing facilities located in Wellsboro, Pennsylvania; Starkville, Mississippi; Waterloo, New York; and Chester, South Carolina; (ii) all machinery and equipment located at these facilities; (iii) the trademarks Eagle; Eagle Brand, the Dessert Maker; ReaLemon; ReaLime; Cremora; Kava; None Such and certain other trademarks in North America and in certain foreign territories; and (iv) a non-compete and non-solicitation agreement from BFC and certain of its affiliates. The Asset Purchase Agreement provided that BFC retained receivables, trade payables and certain accrued liabilities related to the operation of the BBNA Business. See "The Acquisition."

  Financing for the Acquisition and related fees and expenses consisted of (i) the $82.5 million equity contribution from Holdings which was financed by Holdings' issuance of preferred and common stock in that amount to the Equity Sponsors and the Management Investors, who contributed approximately $1.7 million of such amount; (ii) $115.0 million of Original Notes issued pursuant to the Initial Offering; and (iii) the Senior Credit Facilities in an aggregate principal amount of $245.0 million, consisting of the Term Loan Facility and the Revolving Credit Facility, under which $16.5 million was drawn at the time of the Acquisition Closing.

  The following unaudited pro forma condensed combined financial statement (the "Unaudited Pro Forma Condensed Combined Statement of Operations") of the Company is based on the audited financial statements of the Company which are included elsewhere in this Prospectus, as adjusted to illustrate the estimated effects of the Acquisition and Financing Transactions. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Condensed Combined Statement of Operations and accompanying notes should be read in conjunction with the historical financial statements of the Company and other financial information pertaining to the Company including "The Acquisition," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

  The Unaudited Pro Forma Condensed Combined Statement of Operations has been prepared to give effect to the Transactions as if they had occurred on January 1, 1997. The Acquisition was accounted for using the purchase method of accounting. The total purchase price for the Company will be allocated first to tangible and identifiable intangible assets and liabilities based upon independent appraisals and management's estimates of their fair market values, with the remainder allocated to goodwill. The Unaudited Pro Forma Condensed Combined Statement of Operations does not purport to be indicative of what the Company's financial position or results of operation would actually have been had the Acquisition and Financing Transactions been completed at the beginning of the period indicated or to project the Company's results of operations for future periods.

  Pursuant to the Master Customer Services Agreement entered into as part of the Asset Purchase Agreement, BFC and its affiliates provide various transition services that replace, at the Company's option, substantially all of the corporate infrastructure services at varying prices depending on the service. A significant portion of the services will be provided at no charge for either 90 days, and thereafter at the agreed upon rates for such services, or 135 days, and thereafter at a formula price increasing in 25% increments each 60 day period thereafter to 100% of the agreed upon rates for such services 315 days after the Acquisition Closing and thereafter. The Unaudited Pro Forma Condensed Combined Financial Statement does not reflect any cost savings that may be achieved by the Company as a result of the terms of the Master Customer Services Agreement. See "The Acquisition--Master Customer Services Agreement."

                            EAGLE FAMILY FOODS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                       BBNA
                                   (PREDECESSOR)  PRO FORMA
                                    HISTORICAL   ADJUSTMENTS      PRO FORMA
                                   ------------- -----------      ---------
Sales.............................   $229,370     $    --         $229,370
Cost of goods sold................    107,674         (411)(/1/)   107,263
                                     --------     --------        --------
Gross profit......................    121,696          411         122,107
Distribution expense..............     13,464          --           13,464
Marketing expense.................     55,074          --           55,074
General & administrative expense..     13,184        8,136 (/2/)    21,320
                                     --------     --------        --------
Operating income..................     39,974       (7,725)         32,249
Interest expense..................        --        25,959 (/3/)    25,959
Other income......................         79          --               79
                                     --------     --------        --------
Income before taxes...............     40,053      (23,684)          6,369
Income taxes......................     16,236      (13,784)(/5/)     2,452(/4/)
                                     --------     --------        --------
Net income........................   $ 23,817     $(19,900)       $  3,917
                                     ========     ========        ========

OTHER FINANCIAL DATA:
Depreciation and amortization(/6/)..................................... $14,790
Capital expenditures...................................................   3,154
Cash interest expense..................................................  25,068
Pro forma ratio of earnings to fixed charges(/7/)......................     1.2


 See Accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of
                                  Operations.

                           EAGLE FAMILY FOODS, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

  The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 reflects the Transactions as if they had occurred on January 1, 1997.

                                                                        YEAR
                                                                       ENDED
                                                                      DEC. 31,
                                                                        1997
                                                                      --------
 (1)Reflects the following:
 Estimated reduction of depreciation expense due to increase in remaining useful life of property and equipment net of increase in
  value resulting from allocation of acquisition purchase price.....   $(411)
                                                                       =====

    The value of the assets and the remaining useful lives were based on an independent appraisal considering the state of the buildings and equipment and their use.

  The valuation and remaining useful lives are as follows:

                                                                ASSET   AVERAGE
                                                              VALUATION  LIVES
                                                              --------- --------
    Land.....................................................  $   470
    Buildings and improvements...............................    6,161  15 years
    Machinery and Equipment..................................   17,319   7 years
                                                               -------
                                                               $23,950
                                                               =======

 (2)Reflects the following:
Reflects elimination of BBNA amortization for trademarks and goodwill
 ..................................................................... $(2,925)
Represents amortization expense for the following:
 Covenant not to compete and not to solicit amounting to $21,000 to be amortized over contract
  period of 5 years...................................................   4,200
 Other Intangibles amounting to $274,458 amortized over 40 years......   6,861
                                                                       -------
                                                                        11,061
                                                                       -------
                                                                       $ 8,136
                                                                       =======
 (3)Reflects interest expense as follows:
 Interest resulting from $16,500 Revolving Credit Facility at an assumed rate
  of 7.625%........................................................... $ 1,258
 Interest resulting from $175,000 Term Loan Facility at an assumed rate
  of 7.875%...........................................................  13,748
 Interest resulting from $115,000 Senior Subordinated Notes at a rate   10,062
  of 8.75%............................................................ -------
   Cash Interest Expense..............................................  25,068
 Capitalized debt issuance costs amounting to $9,291 to be amortized over debt obligation period ranging from 6 to 11 years using the
  interest method ....................................................     891
                                                                       -------
   Total Interest Expense............................................. $25,959
                                                                       =======
 (4)Reflects an income tax provision based on an assumed rate of       $ 2,452
   38.5%.............................................................. =======

 (5) Reflects the difference between historical BBNA Business taxes provided and the assumed pro forma tax provision.

 (6) Includes amortization of debt issuance costs which is included in interest expense in Unaudited Pro Forma Condensed Combined Statement of Operations.

 (7) For purposes of this calculation, "earnings" consists of income before income taxes and fixed charges. "Fixed Charges" consist of interest, amortization of deferred financing costs and a portion of lease expense.

 (8) The following non-recurring pre-tax charges were not reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations:

 Research and development in process with no alternative use to be written off concurrent with acquisition on January 23, 1998.........  $23,900
                                                                        =======
 Master Customer Services Agreement to be amortized over expected term of use of one year..................................................  $17,300
                                                                        =======
 Additional cost of sales due to increase in fair value of inventory..  $ 5,244
                                                                        =======

  The Company has reflected in the balance sheet as of January 23, 1998 the write-off of research and development in process in accumulated deficit, net of related taxes of $9,202.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

GENERAL

  Eagle Family Foods was formed to consummate the acquisition of the BBNA Business, a portfolio of leading dry-grocery food products with widely recognized and established brands, including Eagle Brand, ReaLemon and Cremora. The Acquisition was accounted for using the purchase method of accounting. Financing for the Acquisition and related fees and expenses consisted of (i) the $82.5 million Equity Contribution by Holdings (which was financed by Holdings' issuance of preferred and common stock in that amount to GEI and Warburg, as the Equity Sponsors, together with the Management Investors, who contributed approximately $1.7 million of such amount); (ii) $115.0 million of Original Notes issued pursuant to the Initial Offering; and
(iii) the Senior Credit Facilities in an aggregate principal amount of $245.0 million, consisting of the Term Loan Facility and the Revolving Credit Facility, under which $16.5 million was drawn at the time of the Acquisition Closing. Prior to the Acquisition, (i) Eagle Family Foods had not had any significant assets or liabilities, and had not conducted any business, other than in connection with the Transactions, and (ii) the BBNA Business operated as a business unit of BFC and was not accounted for as a distinct legal entity.

  Over the past three years, BFC has undertaken several important initiatives relating to a redesign of the BBNA Business. Between January 1, 1995 and December 31, 1997, BFC invested approximately $14.6 million in market research and technical research and development which resulted in the introduction of several sweetened condensed milk product line extensions and in the development of new products which the Company intends to launch in the marketplace. BFC also sought to improve trade practices through policies aimed at improving controls on discounts and deductions to the retail trade and reducing inefficient trade promotion spending and trade incentives that encouraged forward buying by customers. Historically, significant trade incentives had been periodically offered to BBNA Business customers across its product lines. In 1995, management began to reduce these trade incentives.

  Historical expenses consist in part of corporate allocations from BFC and Borden, Inc. that were charged to the BBNA Business. Allocations include certain marketing, general and administrative costs incurred at the corporate level such as executive management, group and general insurance, retirement benefits, accounting, legal, tax, credit and information services, as well as costs for resources such as sales and administration that were shared with other operating entities of BFC and its affiliates. For a discussion of the allocation methodology used, see Note 2 to the Company's Combined Financial Statements for the years ended December 31, 1997, 1996 and 1995 included elsewhere in this Prospectus. Management believes that the level of the historical operating expenses for the BBNA Business may not be indicative of the actual expenses required to operate the Company on a stand-alone basis. Management is establishing a new corporate infrastructure to operate the Company on a stand-alone basis. Certain non-cash expenses such as the in-process research and development and master services agreement will be expensed during the first year. In addition, the Company has debt service and interest expense that did not exist under the BBNA Business. See "Unaudited Pro Forma Condensed Combined Statement of Operations."

  Set forth below is a discussion of the financial condition and results of operations of the BBNA Business for the three months ended March 29, 1997, the fiscal years ended December 31, 1995, 1996 and 1997. The three months ended March 28, 1998 includes the twenty-three day period ended January 23, 1998 managed by the BBNA Business and the sixty-four day period ended March 28, 1998 managed by Eagle Family Foods. The following discussion should be read in conjunction with the Combined Financial Statements of the Company and the notes thereto, and the Unaudited Pro Forma Condensed Combined Financial Statement, included elsewhere in this Prospectus. References herein to 1995, 1996 and 1997 refer to the Company's fiscal years ended December 31, 1995, 1996 and 1997, respectively, unless the context otherwise requires.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 28, 1998 COMPARED TO THREE MONTHS ENDED MARCH 29,
1997

 The three months ended March 28, 1998 includes the twenty-three day period ended January 23, 1998 managed by the BBNA Business and the sixty-four day period ended March 28, 1998 managed by Eagle Family Foods.

  Sales. Sales declined 1.5% to $31.9 million for the three months ended March 28, 1998 as compared to $32.3 million for the three months ended March 29, 1997. Sales in part were below prior year due to the timing of Easter holiday promotions in a year when the holiday fell in the second quarter. Also non-dairy creamer private label sales were impacted negatively by the loss of two customers representing $1.1 million of sales when compared against the three months ended March 29, 1997.

  Cost of sales. Cost of sales as a percentage of sales increased to 75.4% in the three months ended March 28, 1998 as compared to 52.7% in the three months ended March 29, 1997. The increase was primarily attributable to recording a non-cash charge of $5.2 million of additional cost of sales related to the expensing of inventories stated at fair market value. On January 23, 1998 using the purchase accounting method, inventories were valued at fair market value and the valuation exceeded the predecessor's manufacturing cost by approximately $5.2 million. This inventory was sold in the three months ended March 28, 1998 increasing cost of sales. Inventories are stated at the lower of cost or market at March 28, 1998. A $1.3 million reserve for inventory obsolescence was established in the three months ended March 28, 1998 and charged to cost of sales. Cost of sales for the three months ended March 29, 1997 included $300,000 of reductions due to reversals of product return accruals and inventory obsolescence reserves. Additionally, plant depreciation increased due to the operating plants being stated at their respective fair market value.

  Distribution Expense. Distribution expense was $1.9 in the three months ended March 28, 1998 as compared to $2.2 million in the three months ended March 29, 1997. The decrease in distribution expense was primarily the result of the realization of efficiencies within the distribution system thereby lowering overall distribution expense.

  Marketing Expense. Marketing expense was $7.2 million for the three months ended March 28, 1998 as compared to $9.6 million for the three months ended March 29, 1997. Expressed as a percentage of sales, marketing expense decreased to 22.6% in the three months ended March 28, 1998 from 29.7% in the three months ended March 29, 1997. Marketing expense in part declined approximately $1.0 million as the result of advertising and promotion expense programs being refocused with spending budgets allocated to subsequent periods in 1998. Marketing expense also declined as a result of approximately $1.4 million of cost reductions and efficiencies within sales administration.

  General & Administrative ("G&A") Expense. Total G&A expense was $31.2 million in the three months ended March 28, 1998, as compared to $3.1 million in the three months ended March 29, 1997. The significant increase is attributable to the Company taking a non-recurring pre-tax charge of $23.9 million for investments in research and development that was in process and deemed by management to have no alternative use. The remaining increase is attributable to amortization of the intangibles of $4.7 million.

  Operating Income (Loss). As a result of the factors discussed above, the Company's operating loss was $32.5 million in the three months ended March 28, 1998 as compared to $0.5 of operating income in the three months ended March 29, 1997.

  Interest Expense. Interest expense was $4.7 million in the three months ended March 28, 1998 compared to no interest expense in the three months ended March 29, 1997. Interest expense is related to the new debt structure established in connection with the Acquisition.

  Income Taxes. The Company recorded an income tax benefit of $13.0 million in the three months ended March 28, 1998 compared to a tax provision of $0.2 million in the three months ended March 29, 1997. The Company anticipates sufficient future taxable income to realize deferred tax assets recorded at the inception of the Company and in the three months ended March 28, 1998.

  The following table sets forth the results of operations of the Company as a percentage of sales for the years ended 1995, 1996 and 1997:

                                                      YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                       1995     1996     1997
                                                      -------  -------  -------
Sales................................................   100.0%   100.0%   100.0%
Cost of goods sold...................................    45.6     47.9     46.9
                                                      -------  -------  -------
Gross profit.........................................    54.4     52.1     53.1
Distribution expense.................................     7.0      6.4      5.9
Marketing expense....................................    28.3     27.2     24.0
General & administrative expense.....................     5.9      5.9      5.7
                                                      -------  -------  -------
Operating Income.....................................    13.2%    12.6%    17.4%
                                                      =======  =======  =======

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

  Sales. The Company's sales were $229.3 million for the year ended December 31, 1997, as compared to $230.4 million in 1996, a decrease of $1.1 million, or 0.5%. The decrease reflected an increase of $4.1 million in sales of sweetened condensed milk, offset by decreases of $0.4 million in ReaLemon product line sales, $3.9 million in non-dairy creamer sales and $1.0 million in Borden Egg Nog sales.

  Cost of Goods Sold. Cost of goods sold was $107.7 million for the year ended December 31, 1997, as compared to $110.4 million in 1996, a decrease of $2.7 million, or 2.4%. Expressed as a percentage of sales, cost of goods sold in 1997 decreased 1% from the prior year, to 46.9%, primarily as a result of milk prices returning to normal levels.

  Distribution Expense. Distribution expense was $13.5 million for the year ended December 31, 1997, as compared to $14.6 million in 1996, a decrease of $1.1 million, or 7.5%. Expressed as a percentage of sales, distribution expense decreased to 5.9% in 1997 from 6.4% in the prior year. The decrease in distribution expense was primarily the result of the realization of efficiencies within the distribution system, thereby lowering overall distribution expense.

  Marketing Expense. Marketing expense was $55.1 million for the year ended December 31, 1997, as compared to $62.7 million in 1996, a decrease of $7.6 million, or 12.1%. Expressed as a percentage of sales, marketing expense decreased to 24.0% in 1997 from 27.2% in 1996. Trade promotion expenses in the 1997 period decreased 9.6%, or $2.1 million, primarily as the result of the elimination of off-season trade promotions and a lower level of new product introduction activity. Advertising and consumer promotion expenses in the 1997 period decreased 12.3%, or $2.5 million, primarily as the result of a reduction in higher advertising and consumer promotion expenses incurred in 1996 to support line extensions introduced in that year. Other marketing expenses (advertising and promotion management, variable sales, field sales/sales support and market research) declined $3.0 million primarily as the result of sales force reductions and a decrease in market research expense.

  General & Administrative ("G&A") Expense. Total G&A expense was $13.2 million for the year ended December 31, 1997, as compared to $13.5 million for the prior year, a decrease of $0.3 million, or 2.2%. Expressed as a percentage of sales, G&A expense decreased to 5.7% in 1997 from 5.9% in the prior year.

  Operating Income. As a result of the factors discussed above, the Company's operating income was $40.0 million for the year ended December 31, 1997, as compared to $29.2 million in the prior period, an increase of $10.8 million, or 37.0%.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Sales. The Company's sales were $230.4 million for the year ended December 31, 1996, as compared to $225.3 million in 1995, an increase of $5.1 million, or 2.3%. The increase was primarily due to a $2.5 million increase in sales of non-dairy creamer products and a $2.3 million increase in ReaLemon product lines sales. Non-dairy creamer sales increased primarily due to higher prices for private label, increased industrial sales and increased sales of branded Cremora as the Company abandoned its previous "every day low price" strategy and replaced it with a strategy focused on couponing and advertising Cremora's premium taste. ReaLemon sales increased primarily due to the introduction of the 15 oz. squeeze bottle.

  Cost of Goods Sold. Cost of goods sold was $110.4 million for the year ended December 31, 1996, as compared to $102.7 million in 1995, an increase of $7.7 million, or 7.5%. Expressed as a percentage of sales, cost of goods sold increased to 47.9% in 1996 from 45.6% in 1995. The increase in cost of goods sold as a percentage of sales was primarily the result of increased milk and lemon concentrate prices in the period. Milk prices reached historic highs in 1996 and lemon and lime concentrate prices rose in 1996 relative to 1995.

  Distribution Expense. Distribution expense was $14.6 million for the year ended December 31, 1996, as compared to $15.7 million in 1995, a decrease of $1.1 million, or 7.0%. Expressed as a percentage of sales, distribution expense decreased to 6.4% in 1996 from 7.0% in 1995. The decrease in distribution expense was primarily the result of the rationalization of the distribution system through the closure of two warehouses.

  Marketing Expense. Marketing expense was $62.7 million for the year ended December 31, 1996, as compared to $63.8 million in 1995, a decrease of $1.1 million, or 1.7%. Expressed as a percentage of sales, marketing expense decreased to 27.2% in 1996 from 28.3% in 1995. Trade promotion expenses in 1996 decreased 17.8%, or $4.7 million, compared to 1995, primarily as the result of BFC management's de-emphasis of "push" marketing tactics. As a result of the Company's new strategy, advertising and consumer promotion expenses increased 11.6%, or $2.1 million, in 1996, as compared to 1995. Market research expense increased $1.2 million, or 39.0%, in 1996 to support the Company's line extensions and new product development efforts. Other selling expenses increased 2.5%, or $0.4 million.

  General & Administrative Expense. Total G&A expense was $13.5 million for the year ended December 31, 1996, as compared to $13.3 million in 1995, an increase of $0.2 million, or 1.5%. Expressed as a percentage of sales, G&A expense was 5.9% in 1996 and 1995.

  Operating Income. As a result of the factors discussed above, the Company's operating income was $29.2 million for the year ended December 31, 1996, as compared to $29.8 million in 1995, a decrease of $0.6 million, or 2.0%.

LIQUIDITY AND CAPITAL RESOURCES

  Upon consummation of the Transactions, interest payments on the Notes and interest and principal payments under the Senior Credit Facilities represent significant cash requirements for the Company. Borrowings under the Senior Credit Facilities bear interest at floating rates and require interest payments on varying dates. Borrowings under the Senior Credit Facilities consist principally of the $175.0 million Term Loan Facility maturing in 2005. In addition, the Senior Credit Facilities include the $70.0 million Revolving Credit Facility maturing in 2004, of which $16.5 million was outstanding at the Acquisition Closing. The Term Loan Facility amortizes $1.0 million in each of the years 1998 through 2002, and $10.0 million, $40.0 million and $120.0 million in the years 2003, 2004 and 2005, respectively. See "Description of Senior Credit Facilities."

  The Company's remaining liquidity needs are for capital expenditures and increases in working capital. The Company expects to spend $12.0 million on capital projects in 1998 to fund management information systems initiatives, maintenance expenditures in existing facilities and discretionary capital projects associated with new products. See "Business--Management Information Systems Initiatives." The Senior Credit Facilities impose annual limits on the Company's capital expenditures and investments.

  The Company's primary sources of liquidity will be cash flows from operations and borrowings under the Revolving Credit Facility. Immediately after consummation of the Transactions, approximately $53.5 million was available to the Company for borrowings under the Revolving Credit Facility. See "Description of Senior Credit Facilities."

  Net cash used in operating activities for the three months ended March 28, 1998 was $0.1 million and includes a charge of $5.2 million for inventory stated at its fair market value. (See Cost of Sales discussion above).

  Cash used in financing activities in the three months ended March 28, 1998 was $10.0 million borrowed under the terms of the Revolving Credit Facility and was used in part to fund remaining acquisition costs and certain other operating costs. Not all of the $10.0 million in borrowings were expended and the remaining cash was held in an interest bearing account. Invested cash as of March 31, 1998 approximated $10.3 million.

  Management believes that cash generated from operations and borrowings under the Senior Credit Facilities will be sufficient to satisfy working capital requirements and required capital expenditures. Further expansion of the business through acquisitions may require the Company to incur additional indebtedness or issue equity securities. There can be no assurance that additional debt or equity will be available to the Company, or if available, will be on terms acceptable to the Company.

  On April 22, 1998, the Company entered into interest rate swap agreements in order to fix the interest rate on a portion of the Term Loan Facility. The Term Loan Facility bears interest at LIBOR plus 2.25 percent. These swap agreements commence on July 23, 1998 and fix the LIBOR rate at 5.955 percent on $100 million of the $175 million Term Loan Facility. These swap agreements expire on December 29, 2000 for $25 million of the $100 million and December 31, 2002 for $75 million of the $100 million.

SEASONALITY

  The Company's sales, net income and cash flows are affected by a seasonal bias toward the fourth quarter of the calendar year due to increased sales during the holiday season. Three of the Company's six major product lines (Eagle Brand and the Company's other sweetened condensed milk products, Borden Egg Nog and None Such) are consumed primarily during the November and

December holiday seasons. In recent years, approximately 45% of the Company's sales have occurred in the last quarter of the calendar year. As a result of this seasonality, the Company's working capital needs have historically increased throughout the year, peaking in October, which will require the Company to draw additional amounts on its Revolving Credit Facility.

INFLATION

  The Company does not believe that inflation has had a material impact on its financial position or results of operations during the periods covered by the audited financial statements of the Company included elsewhere in this Prospectus.

RECENTLY ISSUED ACCOUNTING STATEMENTS

  The Financial Accounting Standards Board has recently issued two new accounting standards, Statement No. 130, "Reporting Comprehensive Income" and Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." These statements affect the disclosure requirements for the 1998 reporting period.

IMPACT OF THE YEAR 2000 ISSUE

  The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  Based on the Company's intention to create a fully stand-alone dedicated management information system early in 1999 that incorporates software that recognizes four digits, the Company does not believe the Year 2000 issue will have a material adverse impact on the operations of the Company.

  The Company is in the process of initiating formal communications with all of its significant suppliers and large customers to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own Year 2000 issues, and the Company's current assessments are based on presently available information. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have material adverse effect on the Company.

                                   BUSINESS

OVERVIEW

  The Company manufactures and markets a portfolio of leading dry-grocery food products with widely recognized and established brands, including Eagle Brand, ReaLemon and Cremora. In their defined markets within the United States, three of the Company's six principal brands maintain the number one position, two brands are the only products available and one brand holds the number two position. The Company's leading market positions and well recognized brand names have enabled the Company to consistently generate strong cash flow. For the three months ended March 28, 1998 and for the year ended December 31, 1997, the Company's sales were $31.9 million and $229.3 million, respectively.

  The Company's three largest product lines, Eagle Brand, ReaLemon and Cremora, accounted for approximately 94% of the Company's 1997 sales. Eagle Brand and the Company's other sweetened condensed milk products are collectively the market leader in the U.S. sweetened condensed milk category, and account for a 72% share of this category. Sweetened condensed milk is a commonly used ingredient in many popular dessert recipes such as cheesecake and pumpkin pie. Eagle Brand is one of a small number of U.S. branded products with a heritage that extends over 140 years. In 1997, the Company's sweetened condensed milk products accounted for 48% of the Company's sales. The Company's ReaLemon product lines are the market leaders in the lemon and lime juice category, accounting for a 49% market share, and are the only nationally distributed branded products in the category. ReaLemon, a convenient and cost effective alternative to fresh squeezed lemon juice, is a popular ingredient in beverages and marinades and is used in the preparation of foods such as poultry and fish. In 1997, the ReaLemon product lines accounted for 25% of the Company's sales. Cremora is the number two branded powdered non-dairy creamer in the U.S., accounting for an 11% market share. Powdered non-dairy creamer is used in coffee and other hot beverages. In 1997, the Company's powdered non-dairy creamer product lines accounted for 21% of the Company's sales. The Company's other three brands accounted for 6% of the Company's 1996 sales and include None Such, the leading brand of mincemeat pie filling with a 69% market share, Borden Egg Nog, the only shelf-stable egg nog, and Kava, the only acid-neutralized coffee.

  The Company's principal executive office is located at 220 White Plains Road, Tarrytown, New York 10591, and the telephone number is (914) 631-3100. The Company was incorporated in the State of Delaware in November 1997.

COMPETITIVE STRENGTHS

  The following competitive strengths serve as the foundation for the Company's business strategy:

  . LEADING MARKET POSITIONS. In the United States, five of the Company's six brands are the category leaders in their defined markets, while Cremora maintains the number two position in its category. Eagle Brand faces limited branded competition and ReaLemon, the only national branded product in its category, faces competition primarily from private label products. The Company believes that its strong market shares enable it to achieve superior distribution and shelf space allocation, realize economies of scale in trade promotion and advertising, and provide a strong platform for introducing product line extensions and new products.

                MARKET POSITION OF THE COMPANY'S PRODUCT LINES

                                                             COMPANY        NUMBER TWO
                                                          MARKET SHARE       BRANDED
                              COMPANY'S                ------------------- COMPETITOR'S
    PRODUCT LINE              PRINCIPAL BRAND          POSITION PERCENTAGE  PERCENTAGE
    ------------              ---------------          -------- ---------- ------------
    Sweetened condensed milk  Eagle Brand                  1        72%        10%
    Lemon & lime juice        ReaLemon and ReaLime         1        49%         8%
    Non-dairy creamer         Cremora                      2        11%         NA
    Shelf-stable egg nog      Borden Egg Nog               1       100%         0%
    Mincemeat pie filling     None Such                    1        69%        18%
    Acid-neutralized coffee   Kava                         1       100%         0%

  . STRONG BRAND NAME RECOGNITION. The leading market positions of the
    Company's largest products are supported by strong brand awareness. Eagle Brand, ReaLemon and Cremora maintain brand awareness rates of 78%, 85% and 73%, respectively, primarily due to the heritage of these brands. Eagle Brand, the Company's oldest brand, was introduced 141 years ago. ReaLemon has been a staple in American homes for over 60 years, while Cremora has been marketed for over 35 years. In addition to their long histories, Eagle Brand and ReaLemon are listed as key ingredients in a number of widely disseminated classic American recipes. The brand equity of the Company's products will represent a significant competitive strength as the Company launches product line extensions and seeks to build category growth.

  . EXTENSIVE SALES AND DISTRIBUTION BASE. The Company maintains an established national distribution base for its products, which are sold to retail grocery stores and other channels directly and through a comprehensive network of over 60 independent food brokers. Eagle Brand and ReaLemon benefit from 100% national distribution, while Cremora maintains broad distribution at 79%. Eagle Brand and ReaLemon are particularly successful in securing shelf-space as consumers typically purchase these products as part of a larger basket of ingredients, resulting in greater sales for retailers.

  . STRONG OPERATING MARGINS. For the year ended December 31, 1997, the
    Company's gross profit margin was 53.1%. The Company believes that its strong margins result from the established brand equity of its product portfolio, product quality and the strength of its sales and distribution network. Management believes that, within the food manufacturing industry, the Company has relatively low maintenance capital expenditure requirements which support the Company's strong cash flow. The Company's strong operating margins and annual cash flow provide it with financial resources to fund its marketing, sales, distribution and new product development efforts.

  . EXPERIENCED AND FOCUSED MANAGEMENT. The Company's new senior management team, which assumed control of the Company upon the consummation of the Acquisition, possesses considerable experience in the food products industry. The Company's Chief Executive Officer and President, John O'C. Nugent, has 30 years of consumer products experience. In the past ten years, he has held general manager positions with Unilever's food operations, both in the United States and the United Kingdom, and was most recently President of Johnson & Johnson Consumer Products, Inc. William A. Lynch, the Company's Chairman and Chief Operating Officer, has 25 years of experience in the consumer packaged goods industry, including senior marketing positions at Borden, Inc. for all of the Company's six brands, new products and their related food broker system. During the past ten years, Mr. Lynch founded and operated a number of successful entrepreneurial ventures. The new senior management team invested approximately $1.7 million in the equity of Holdings. In addition to management's purchase of an equity interest in Holdings, Holdings has better aligned the Company's new senior management team's incentives with the success of the Company through the issuance of restricted stock and the adoption of other incentive initiatives.

INDUSTRY OVERVIEW

  The U.S. food industry is characterized by relatively stable annual growth based on modest price and population increases. Over the last ten years, management believes the industry has experienced consolidation as competitors have shed non-core business lines and made strategic acquisitions to strengthen category positions, generate economies of scale in distribution, production and raw material sourcing and create leverage relative to the retail grocery trade through better service and broader market presence.

  Grocery retailers have also utilized mergers and acquisitions to consolidate within their industry. Growth in the mass merchandiser channel has outpaced growth in the retail grocery channel, and mass merchandisers have consequently increased their share of food sales relative to the retail grocery and drug store channels. Furthermore, the convenience store channel has maintained a constant presence within the total grocery industry. To expand their potential markets, management believes that food companies are broadening their distribution channels to include greater focus on mass merchandisers and other alternative distribution channels. In the opinion of management another growth opportunity in the U.S. for branded food companies is the food service distribution channel, which supplies restaurants, hospitals, schools and other institutions. In addition to the U.S. market, management believes that certain international markets with above average population growth and expanding economies offer significant growth opportunities for U.S. companies. These international markets include Latin America, Central Europe, Russia and the Pacific Rim.

BUSINESS STRATEGY

  The Company's goal is to increase its sales and profitability through the following initiatives:

  . GROW BASE BUSINESS.

   Increase Consumer Marketing. The Company plans to increase marketing expenditures on its existing brands to reverse a decline in marketing expenditures that occurred between 1995 and 1997. The marketing strategies will be redirected to emphasize consumer "pull" tactics, such as advertising and consumer promotions, to enhance brand equity and generate sales across the Company's product lines. Marketing will be directed primarily toward building category growth and, to a lesser extent, gaining market share.

   Expand into New Distribution Channels. Industry data indicates that in the last several years non-grocery distribution channels, such as food service channels, mass merchandise retailers and super centers, have grown faster than traditional grocery distribution channels. Management intends to capitalize on this growth opportunity by establishing a dedicated sales staff and expanding its broker network to focus on these alternative distribution channels.

   Target Ethnic Markets. Management believes that growth opportunities for Eagle Brand exist in the Hispanic-American and Asian-American communities and that consumption levels of sweetened condensed milk among these communities are significantly higher than the national average. Management plans to implement marketing efforts specifically targeted at increasing brand awareness and usage in the Hispanic-American and Asian-American communities.

  . LAUNCH LINE EXTENSIONS AND NEW PRODUCTS. The Company intends to launch line extensions and new products in order to capitalize on the $14.6 million invested by BFC in market research and technical research and development from 1995 to 1997, as well as on the substantial brand equity and consumer awareness of the Company's existing products. The Company continues to consumer test several new products and expects to begin rolling them out during 1998 and 1999. These initiatives will build on several recent line extensions. For example, the Company in 1994 and 1995 extended its Eagle Brand line to include a range of fat-free and low-fat sweetened condensed milk products which generated approximately
    $14.0 million in sales in 1997. In 1997, a chocolate flavored sweetened condensed milk product was launched and the Company will use consumer-generated information, as well as product research, to optimize the presentation and positioning of this new product. The Company also intends to license certain of its widely recognized brand names to third parties.

  . TARGET INTERNATIONAL MARKETS. The Company intends to expand into new international markets by leveraging the strength of its existing brands. The Company will specifically target distribution of Eagle Brand in Latin American markets where management believes that consumption of sweetened condensed milk is significantly higher than average U.S. per capita consumption. In 1997, only 1% of the Company's sales were generated outside of the U.S. and Canada.

  . PURSUE STRATEGIC ACQUISITIONS. The Company intends to pursue strategic acquisitions of additional dry-grocery food brands with leading market positions and significant growth opportunities. Given that four of the Company's six principal brands are used in the preparation of desserts, one area of acquisition focus will be on brands in the dessert segment. By adding new brands through strategic acquisitions, the Company believes it can achieve synergies in manufacturing, marketing and distribution across a growing portfolio of leading food brands.

PRODUCTS AND MARKETS

  The Company manufactures and markets a portfolio of widely recognized, dry-grocery food products that are leaders within their respective markets. The portfolio is comprised of the Company's three largest product lines, Eagle Brand, ReaLemon and Cremora, and three other brands, Borden Egg Nog, None Such and Kava. The retail grocery channel is the Company's primary distribution channel, with additional sales to mass merchandisers, food service customers, the U.S. military and industrial and private label businesses. The Company's U.S. food business is complemented by a strong presence in Canada and Puerto Rico.

  The following table sets forth sales data for each of the Company's product lines:

                                                                    PERCENTAGE
   PRODUCT LINE              COMPANY'S PRINCIPAL BRANDS 1997 SALES   OF SALES
   ------------              -------------------------- ----------- ----------
                                                        (DOLLARS IN
                                                         MILLIONS)
   Sweetened condensed milk  Eagle Brand                  $109.5       47.8%
   Lemon & lime juice        ReaLemon and ReaLime           58.4       25.5
   Non-dairy creamer         Cremora                        47.8       20.8
   Shelf-stable egg nog      Borden Egg Nog                  4.3        1.9
   Mincemeat pie filling     None Such                       5.0        2.1
   Acid-neutralized coffee   Kava                            4.3        1.9
                                                          ------      -----
     Total                                                $229.3      100.0%
                                                          ======      =====

  EAGLE BRAND. The Company manufactures and markets Eagle Brand and additional sweetened condensed milk products. Sweetened condensed milk is used by consumers as a topping and an ingredient in dessert recipes and a number of other food recipes. With a heritage that extends over 140 years, Eagle Brand sweetened condensed milk is the leading product in the Company's sweetened condensed milk business and one of the oldest and most trusted brand names in the U.S. Eagle Brand enjoys strong consumer awareness, with a brand awareness rate of 78%. In addition to classic Eagle Brand sweetened condensed milk, the Company's other branded sweetened condensed milk products include Magnolia and Meadow Gold, Eagle Brand low fat and fat free products, Eagle Brand Amaretto flavored sweetened condensed milk, and Eagle Brand Creamy Chocolate flavor, which the Company began shipping in September 1997. The Company's Eagle Brand products carry the Borden and Elsie trademarks, thereby enhancing the brand awareness of this line. Management believes significant new product opportunities exist for expanding into new categories, capitalizing on the strength of the Eagle Brand equity.

  Eagle Brand is the leader of the sweetened condensed milk category, with a 62% dollar market share. Total dollar market share for the Company's sweetened condensed milk line, including Magnolia and Meadow Gold, is 72%. Eagle Brand has a U.S. distribution base of 100%. In addition to U.S. sales, Eagle Brand products are sold in Canada.

  The retail grocery channel is the primary outlet for the Company's sweetened condensed milk products and accounted for approximately 75% of the Company's sweetened condensed milk sales for the year ended December 31, 1997. The balance of the Company's sweetened condensed milk sales are made through other channels, including mass merchandisers, food service customers, export markets, the U.S. military and a co-pack relationship with a third-party distributor.

  REALEMON. The Company manufactures and markets ReaLemon lemon juice and ReaLime lime juice from concentrate. Consumers use ReaLemon and ReaLime primarily as a flavoring or recipe ingredient, such as for accenting beverages, marinating poultry, meat and fish, enhancing salad dressings and complementing other food and beverage products. ReaLemon's success is supported by consumer trust in the brand's "fresh lemon taste" and over 60 year heritage. In recent surveys commissioned by the Company, ReaLemon is consistently ranked significantly higher than the competition on the top four imagery attributes contributing to purchase interest ("high quality," "fresh lemon taste," "brand you can trust" and "doesn't taste watered down").

  Management believes that the brand's considerable strength provides a solid platform for new products and licensing opportunities. The Company currently has a licensing arrangement with Brach & Brock Confections, Inc. to manufacture "ReaLemon" candies. Management believes the Company can increase revenues of ReaLemon through new product introductions and licensing opportunities, including licensing its use in frozen concentrate, sauces and marinades, candy and cough drops. The Company intends to increase usage through in-store promotion campaigns and tie-ins with complementary products.

  ReaLemon and ReaLime are the only nationally branded shelf-stable products within the U.S. retail lemon and lime juice market. The ReaLemon product lines account for 49% dollar market share of the total lemon and lime juice category. The product lines' strength are further demonstrated by their 100% national distribution. The retail grocery channel is the primary outlet for the Company's ReaLemon product lines and accounted for approximately 82% of ReaLemon sales in the year ended December 31, 1997. The Company also markets the ReaLemon product lines to mass merchandisers, food service customers, export markets and the U.S. military.

  CREMORA. The Company manufactures and markets powdered non-dairy creamer under the Cremora brand name and also manufactures powdered non-dairy creamer for private label and industrial customers. Non-dairy creamer is used as a lightener in hot beverages, such as coffee and tea. Branded Cremora is sold primarily through the retail grocery channel and accounted for 50% of the Company's 1997 powdered non-dairy creamer sales. Private label sales accounted for 31% of sales, with the balance primarily attributable to bulk sales to industrial customers (who use non-dairy creamer in producing other food products).

  Cremora, with an 11% dollar market share, holds the number two position in the powdered non-dairy creamer market. Introduced in 1962, Cremora has 73% brand awareness and a 79% national distribution base. Management believes that it can use Cremora's strong brand equity to boost sales through new marketing campaigns and by introducing a superior, reformulated product, line extensions and new products.

  BORDEN EGG NOG. Borden Egg Nog is marketed by the Company and supplied by a third party through a seasonal purchase order arrangement. Borden Egg Nog is the only shelf-stable egg nog available in the market and competes with refrigerated egg nog. Egg nog is generally consumed during the holidays as a beverage or mixed with liquors as a cocktail. As such, sales of Borden Egg

Nog are highly seasonal, with approximately 90% of sales occurring in the last three months of the year. Borden Egg Nog is distributed through the retail grocery channel.

  NONE SUCH. The Company manufactures and markets two flavors of None Such:
Regular and Brandy & Rum. None Such mincemeat is used in pies, cookies and pastries, and is consumed primarily during the holiday season. None Such has a heritage dating back to 1885, and holds a 69% dollar share of the mincemeat category. None Such is distributed through the retail grocery channel. Management believes that the product's strong brand equity could be used in line extensions to increase sales.

  KAVA. Kava is marketed by the Company and co-packed by a third party pursuant to the Kava Co-Pack Agreement. Kava is a unique instant coffee, differentiated as the only brand that is "90% acid-neutralized." Management believes that Kava's customer loyalty is significantly higher than that of most other instant coffee brands, and is well positioned to remain high given the brand's unique position as an acid-neutralized product. Management believes that Kava's strong brand equity and unique product attributes provide an excellent platform for targeted marketing efforts and line extensions.

MARKETING, SALES AND DISTRIBUTION

  The Company's marketing programs consist of media advertising, consumer promotions, trade promotion and co-promotion of certain products as ingredients in recipes. Media advertising, including television, print and radio advertising, is employed for Eagle Brand, ReaLemon and Cremora in an effort to continuously build brand equity and awareness. Since many of the Company's brands are purchased primarily as ingredients for recipes, the Company frequently promotes recipes incorporating its brands and has co-promoted these brands with other food companies, such as Tyson Foods, Inc. and Keebler Corporation, whose products are also incorporated into these recipes. The Company also promotes its seasonal brands, None Such and Borden Egg Nog, with recipe promotions during the holiday season. In recent years, total marketing expenditures have declined due primarily to reductions in trade promotion expenses in order to de-emphasize "push" marketing tactics. Management intends to reverse the decline in marketing expenditures by increasing marketing spending and redirecting such spending to advertising and consumer promotions, emphasizing consumer "pull" tactics in an effort to grow brand equity and increase sales.

  The Company sells its retail products in the U.S. through over 60 independent food brokers who represent the Company to the retail grocery trade. The Company also sells its products to non-grocery channels directly and through brokers, depending on the size and needs of the customer.

PRODUCTION AND FACILITIES

  The Company believes that its production systems are among the lowest cost, highest-quality manufacturing systems in the markets in which the Company competes. Except for Kava and sweetened condensed milk in Canada, which are produced under co-pack arrangements pursuant to the Kava Co-Pack Agreement and the Canadian Agreements, and Borden Egg Nog, which the Company obtains under a seasonal purchase order, the Company produces all of its products in four Company-owned manufacturing facilities, as described in the following table. Management believes that the Company's manufacturing plants have sufficient capacity to accommodate the Company's needs for the foreseeable future.

  The following table sets forth the location, approximate size and products manufactured at each of the Company's manufacturing facilities:

   LOCATION              SQUARE FEET             PRODUCTS MANUFACTURED
   --------              -----------             ---------------------
Wellsboro, Pennsylvania    119,000   Sweetened condensed milk, mincemeat pie
                                     filling
Starkville, Mississippi     49,000   Sweetened condensed milk
Waterloo, New York         102,100   Lemon juice and lime juice
Chester, South Carolina     77,300   Powdered non-dairy creamer

  In addition to the manufacturing facilities described above, the Company leases 9,792 square feet of office space in Tarrytown, New York, leases 14,366 square feet of office and laboratory space in Columbus, Ohio, leases 34,000 square feet of warehouse space in Chester, South Carolina and uses public warehouse space in numerous locations in variable amounts as needed.

RAW MATERIALS AND SUPPLIERS

  The primary raw materials used in the Company's operations include milk, sugar, lemon and lime juice concentrate, vegetable oil, corn syrup and packaging materials. The Company purchases its raw materials, all of which are widely available, from numerous independent suppliers. Acid-neutralized coffee and egg nog are obtained in final product from co-packers.

COMPETITION

  The food industry is highly competitive. Numerous brands and products compete for shelf-space and sales, with competition based primarily on price and quality. The Company competes with a significant number of competitors of varying sizes, including divisions or subsidiaries of larger companies. The most significant branded competition encountered by the Company is Nestle's Coffee-mate, which competes with Cremora. However, most of the competition encountered by the Company is from private label brands. A number of these branded and private label competitors have broader product lines as well as substantially greater financial and other resources available to them.

TRADEMARKS, COPYRIGHTS AND PATENTS

  The Company owns a number of trademarks, licenses and patents. The Company's principal trademarks include Eagle; Eagle Brand, the Dessert Maker; ReaLemon; ReaLime; Cremora; and None Such which the Company has registered in the United States and various foreign countries. The Company holds a perpetual, exclusive and royalty-free license to use the Borden and Elsie trademarks on products on which they are currently used in the BBNA Business, together with certain product extensions. The Borden and Elsie trademarks are currently used on (i) the entire line of Eagle Brand products including condensed or evaporated milk, and (ii) shelf-stable egg nog. The Borden trademark is also currently used on Cremora non-dairy creamer. The Company also holds a perpetual, exclusive and royalty-free license to use the Borden trademark on None Such mincemeat, Magnolia condensed or evaporated milk, and Kava acid-neutralized coffee. In addition, as assignee from BFC, the Company holds an exclusive and royalty-free license from Southern Foods Group, L.P. to use the Meadow Gold trademark on sweetened condensed milk in the United States for a five year term, which is renewable automatically for subsequent five year terms and terminable at the option of the Company upon one year's notice and, under certain limited circumstances, by the licensor. Such brand names are considered to be of fundamental importance to the business of the Company due to their brand identification and ability to maintain brand loyalty. The Company has granted BFC an exclusive, perpetual, royalty-free license to use the ReaLemon and ReaLime trademarks in certain foreign markets including Europe, the Middle East and Hong Kong. A third party owns the Cremora trademark in Africa and the Middle East. The Company also owns various patents and copyrights associated with the business. The Company is able to transfer its trademarks, licenses and patents to its Intellectual Property Subsidiaries, subject to the consent of the Banks (as defined). See "The Acquisition" and "Description of the Notes--Certain Covenants--Merger, Consolidation or Sale of Assets."

MANAGEMENT INFORMATION SYSTEMS INITIATIVES

  Historically, the Company has relied upon affiliates of Borden, Inc. for its management information systems requirements. The Company, in conjunction with outside consultants, intends to create a fully stand-alone dedicated management information system capable of supporting the Company's growth over a period of years. Management expects the development and installation of this system to be substantially completed and the system to be operational during the first half of 1999. Based on consultants' estimates and preliminary bids by experienced systems integrators, the Company has budgeted capital expenditures in 1998 and 1999 consisting of $3.2 million to fund the acquisition of hardware and software for this project and $6.7 million for nonrecurring, development expenses to fund anticipated information technology consulting and other related costs. The actual costs related to this initiative, as well as future costs of operation of the system, may differ materially from management's estimates.

EMPLOYEES

  As of March 31, 1998, the Company employed a total of 335 people, including 195 hourly and 140 salaried employees. The Wellsboro, Pennsylvania and Starkville, Mississippi plants are the only unionized Company plants. Union employees represent approximately 28% of the Company's total work force. At Wellsboro, the United Food and Commercial Workers Union-Local 174 has a contract expiring in February 2000 and at Starkville, the Teamsters Local 984 has a contract expiring on January 31, 2001. Management believes that relations with the Company's employees and unions are generally good.

INSURANCE

  Historically, the BBNA Business generally relied on self insurance for losses and liabilities relating to workers' compensation, health and welfare claims, physical damage to property, business interruption and comprehensive general, product and vehicle claims. Since the Acquisition Closing, the Company has entered into insurance policies on customary terms for comparable companies to cover risks associated with such exposures.

CERTAIN LEGAL AND REGULATORY MATTERS

  Public Health. The Company is subject to the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, labeling, packaging and safety of food. In addition, the Nutrition Labeling and Education Act of 1990, as amended, prescribes the format and content of certain information required to appear on the labels of food products. The Company is also subject to regulation by certain other governmental agencies.

  The operations and the products of the Company are also subject to state and local regulation through such measures as licensing of plants, enforcement by state health agencies of various state standards and inspection of facilities. Enforcement actions for violations of federal, state and local regulations may include seizure and condemnation of violative products, cease and desist orders, injunctions and/or monetary penalties. Management believes that the Company's facilities and practices are in compliance with applicable government regulations in all material respects.

  The Company is subject to certain health and safety regulations, including regulations issued pursuant to the Occupational Safety and Health Act. These regulations require the Company to comply with certain manufacturing, health and safety standards to protect its employees from accidents.

  Environmental Matters. The Company believes that it is substantially in compliance with all applicable laws and regulations for the protection of the environment and the health and safety of its employees. The Company's operations and properties are subject to a wide variety of increasingly complex and stringent federal, state and local environmental regulations governing the storage, handling, generation, treatment, emission, and disposal of certain substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees. As such, the nature of the Company's operations exposes it to the risk of claims with respect to environmental matters. Based upon its experience to date, the Company believes that the future cost of compliance with existing environmental laws and regulations and liability for known environmental claims will not have a material adverse effect on the Company's business or financial position. In connection with the Acquisition, the Company assumed all past and future environmental liabilities related to the BBNA Business. The Company will be indemnified, however, by BFC and BFC Investments with respect to certain environmental liabilities occurring prior to the Acquisition Closing. This indemnification is limited in time and amount, and there can be no assurance that material environmental liabilities will not be incurred after the indemnification period or in excess of the indemnified amount or that the Company will be able to pursue successfully any indemnification claims against BFC. In addition, future events, such as changes in existing laws and regulations or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material.

  Legal Proceedings. The Company is subject to litigation in the ordinary course of its business. The Company is not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on the Company.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The directors of Holdings and the Company and executive officers of the Company are as follows:

NAME                             AGE                  POSITION
----                             ---                  --------
William A. Lynch................  50 Chairman of the Board of Directors and
                                     Chief Operating Officer
John O'C. Nugent................  56 Chief Executive Officer, President and
                                     Director
Craig A. Steinke................  41 Chief Financial Officer, Vice President and
                                     Treasurer
Jonathan F. Rich................  51 Vice President, General Counsel and
                                     Secretary
Tamar K. Bernbaum...............  47 Vice President, Marketing
James A. Byrne..................  53 Vice President, Human Resources
Virginia Cappello...............  46 Vice President, Market Research
Frederick M. Dale, Jr...........  42 Vice President, Manufacturing
Paul F. Keida...................  47 Vice President, Technology
Richard A. Lumpp................  51 Vice President, Sales
A.L. Stanley....................  54 Vice President, Food Service &
                                     International
Andreas T. Hildebrand...........  30 Director
Edward A. Johnson...............  35 Director
Kewsong Lee.....................  32 Director
Howard H. Newman................  51 Director
Donald W. Torey.................  41 Director
Paul W. Van Orden...............  70 Director

  WILLIAM A. LYNCH has served as Chairman of the Board of Directors of Holdings and the Company and Chief Operating Officer of Holdings and the Company since their respective dates of formation. In the past ten years, Mr. Lynch founded, owned, and acted as Chief Executive Officer of a number of entrepreneurial ventures including Group 1 Capital, Ltd. (founded in 1990), Audio One, Inc. (founded in 1989), and Consumer Products, Inc. (founded in
1986). Mr. Lynch possesses extensive experience in the consumer products industry, having served, prior to 1985, in a variety of management positions for Bristol-Myers Squibb Co., Borden, Inc., Calgon Consumer Products Company and The Procter & Gamble Company.

  JOHN O'C. NUGENT has served as a Director of Holdings and the Company and Chief Executive Officer and President of Holdings and the Company since their respective dates of formation. From 1993 through 1996, he served as the President of Johnson & Johnson Consumer Products, Inc., where he was responsible for the consumer business and pharmaceutical products division. Prior to that, Mr. Nugent spent eight years with Unilever occupying a series of marketing and general management positions. Most recently, he served as Senior Vice President (General Manager) of the Van den Bergh Consumer Products Division in the U.S. prior to an assignment in the United Kingdom where he was Director (COO position) of Van den Bergh, Ltd. Mr. Nugent's background in consumer products extends over thirty years, with experience at Borden, Inc., Calgon Consumer Products Company and The Procter & Gamble Company, where he held a variety of marketing and management positions. His present service as a director includes membership on the board of Small Planet Foods. His past service as a director includes membership on the boards of the Association of National Advertisers, Cosmetics Toiletries and Fragrance Association and the National Association of Margarine Manufacturers.

  CRAIG A. STEINKE has served as Chief Financial Officer, Vice President and Treasurer of Holdings and the Company since January 1998. From 1996 through 1998, Mr. Steinke has served as Senior Vice President and Group General Manager of BHP Copper, a business group of Broken Hill Proprietary Co., Ltd ("BHP"). From 1992 through 1996, Mr. Steinke held President, Vice President and Controller positions at the Metals Division of Magma Copper Co. Prior to 1992, Mr. Steinke held a variety of positions at Arthur Andersen LLP and the Chief Financial Officer position at Hayward Lumber Co.

  JONATHAN F. RICH has served as Vice President, General Counsel and Sectretary of Holdings and the Company since their respective dates of formation. From 1990 through 1996, Mr. Rich served as Vice President and General Counsel of Nabisco International, a $1.6 billion operating unit of Nabisco, Inc. Prior to that, he served two years as the Associate General Counsel for Del Monte Foods Company. Mr. Rich is a member of the New York Bar. His past service as a director includes membership on the board of Grupo Gamesa, S.A. de C.V., one of Mexico's largest food manufacturers.

  TAMAR K. BERNBAUM has served as Vice President, Marketing of the Company since January 1998. From 1991 through 1997, Ms. Bernbaum held Director of Trade Marketing and Category Manager for Trade Marketing positions at Unilever's Van Den Bergh Foods division. From 1983 through 1991, Ms. Bernbaum served as Senior Product Manager and Product Manager at Unilever's Ragu Foods Company division. Prior to 1983, Ms. Bernbaum held a variety of management positions at Colgate-Palmolive Company and Nestle Inc.

  JAMES A. BYRNE has served as Vice President, Human Resources of the Company since its formation in November 1997. From 1990 through 1995, Mr. Byrne served as the Director of Human Resources for Wyeth-Lederle Vaccines and Pediatrics & Lederle Consumer Health Products. Prior to that, Mr. Byrne spent 22 years at American Cyanamid Co. in a variety of human resources management positions.

  VIRGINIA CAPPELLO has served as Vice President, Market Research of the Company since January 1998. From 1997 through January 1998, Ms. Cappello served as Director of International Research for MasterCard International Inc. From 1987 through 1997, she served as Group Market Research Manager of Unilever's Van Den Bergh Foods division. From 1980 through 1987, Ms. Cappello held Group Market Research Manager and Senior Market Research Manager positions serving both the domestic and international operations of International Playtex, Inc. Prior to 1980, Ms. Cappello held management positions at Evaluative Criteria, Inc., Lebhar Friedman Research, Erdos & Morgan, Inc. and O'Brian Sherwood Associated, Inc.

  FREDERICK M. DALE, JR. has served as Vice President, Manufacturing of the Company since December 1997. From 1996 through 1997, Mr. Dale served as Director of Operations for BFC. From 1993 until 1996, Mr. Dale was Plant Manager of Borden, Inc.'s Wellsboro, Pennsylvania sweetened condensed milk manufacturing plant. Prior to 1993, Mr. Dale held management positions with Borden, Inc., PepsiCo, Inc. and Cadbury Schweppes plc.

  PAUL F. KEIDA has served as Vice President, Technology of the Company since December 1997. From 1995 through 1997, Mr. Keida served as Vice President of Research and Development of Borden, Inc. For 19 years prior to 1995, Mr. Keida held a variety of management positions at Borden, Inc. in the technology research and development areas.

  RICHARD A. LUMPP has served as Vice President, Sales of the Company since December 1997. From 1996 through 1997, Mr. Lumpp served as Senior Vice President of Neo, Inc., an Information Resources, Inc. affiliate. Between 1995 and 1996, Mr. Lumpp served as a Principal at CSC Weston Group. Between 1993 and 1995, Mr. Lumpp held Senior Vice President of Client Service and Vice President of Sales positions with Information Resources, Inc. Prior to 1993, Mr. Lumpp held a variety of management positions at Unilever's Van den Bergh Foods and Ragu Foods Company divisions, The Gillette Company and Johnson & Johnson.

  A.L. STANLEY has served as Vice President, Food Service & International of the Company since December 1997. From 1994 through 1997, Mr. Stanley served as Vice President, Sales of BFC where he was responsible for the marketing of BBNA Business products as well as several other products. From 1981 through 1994, Mr. Stanley held several Vice President and management positions at James River Corporation. Prior to 1981, Mr. Stanley held a variety of management positions at American Can Company.

  ANDREAS T. HILDEBRAND has served as a Director of Holdings and the Company since their respective dates of formation. Mr. Hildebrand has served as a Vice President in the Private Equity Group of General Electric Investment Corporation ("GEIC") since May 1997, and as an Investment Manager and Senior Financial Analyst since 1993. Prior to joining GEIC, Mr. Hildebrand was an Economic Analyst in the office of Massachusetts Governor William Weld. Mr. Hildebrand presently serves as a director of several privately held companies.

  EDWARD A. JOHNSON has served as a Director of Holdings and the Company since April 1998. Mr. Johnson has served as a Vice President of Warburg, Pincus Ventures, Inc. ("WPV") since January 1997. From 1994 to 1996, Mr. Johnson was an associate at E.M. Warburg, Pincus & Co., LLC ("EMW LLC"). Prior to joining EMW LLC, he was a consultant at The Boston Consulting Group from 1992 to 1994. Mr. Johnson currently serves as director of a privately held company.

  KEWSONG LEE has served as a Director of Holdings and the Company since their respective dates of formation. Mr. Lee has served as a Member and Managing Director of EMW LLC and a general partner of Warburg, Pincus & Co. ("WP") since January 1, 1997. Mr. Lee served as a Vice President of WPV from January 1995 to December 1996, and as an associate at E.M. Warburg, Pincus & Co., Inc. ("EMW") from 1992 until December 1994. Prior to joining EMW, Mr. Lee was a consultant at McKinsey & Company, Inc., a management consulting company from 1990 to 1992. His present service as a director includes membership on the boards of Knoll, Inc., RenaissanceRe Holdings Ltd. and several privately held companies.

  HOWARD H. NEWMAN has served as a Director of Holdings and the Company since their respective dates of formation. Mr. Newman has served as a Member and Managing Director of EMW LLC (and its predecessor) and a general partner of WP since 1987. Prior to joining EMW LLC's predecessor in 1984 he was a Principal with Morgan Stanley & Co., Incorporated. His present service as a director includes membership on the boards of ADVO, Inc., Newfield Exploration Company, Cox Insurance Holdings Plc, Comcast UK Cable Partners Limited, RenaissanceRe Holdings Ltd. and several privately held companies.

  DONALD W. TOREY has served as a Director of Holdings and the Company since their respective dates of formation. Mr. Torey has served as Executive Vice President of GEIC and GE Investment Management Incorporated ("GEIM" and, together with GEIC, "GE Investments") with responsibility for GE Investments' Private Equity and Real Estate groups since January 1997. From 1993 through 1996, Mr. Torey served as Chief Financial Officer of GE Investments. Prior to that, Mr. Torey served as Manager of Mergers and Acquisition Finance for General Electric Company ("GE"). Mr. Torey currently serves as a Trustee for the General Electric Pension Trust ("GEPT") and as a director of a privately held company.

  PAUL W. VAN ORDEN has served as a Director of Holdings and the Company since April 1998. Mr. Van Orden has been a Special Student at the Yale Divinity School since 1997. From 1991 through 1996, he was the Executive-In-Residence, the Executive Director of the Chazen Institute for International Business and a Visiting Professor at the Columbia University Graduate School of Business. Prior to that, Mr. Van Orden was an Executive Vice President at GE. He currently serves as a director of a privately held company.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with each of Mr. William
A. Lynch and Mr. John O'C. Nugent, pursuant to which Mr. Lynch serves as Chairman of the Company and Chief Operating Officer and Mr. Nugent serves as Chief Executive Officer and President of the Company. The initial annual base salaries under such agreements for each of Mr. Lynch and Mr. Nugent are $300,000. Increases in the base salary are determined by the Board of Directors. In addition, Mr. Lynch and Mr. Nugent are each entitled to receive a bonus during the Company's first full year of up to 100% of their base salaries if certain performance targets are met. Bonuses for future periods are to be based on targets to be established by the Board of Directors. Each agreement has a term of two years, with automatic annual renewals. In the event either employment agreement is terminated by the Company without "cause" (as defined in such employment agreement), Mr. Lynch or Mr. Nugent, as the case may be, are entitled to receive severance payments equal to the base salary then in effect for the greater of the next 12 months or the remainder of the employment term. The agreements provide for customary non-competition and non-solicitation provisions. The Company entered into similar arrangements with its other executive officers.

  As of March 31, 1998, Messrs. Lynch, Nugent, Steinke, Lumpp and Ms. Bernbaum are the five most highly compensated executives of Holdings and the Company. Pursuant to each of their employment agreements, Messrs. Lynch, Nugent, Steinke, Lumpp and Ms. Bernbaum are entitled to an initial annual base salary of $300,000, $300,000, $210,000, $170,000 and $155,000, respectively. Each executive is also entitled to receive a bonus during the Company's first full year of up to 100% of his or her base salary if certain performance targets are met. In addition, Messrs. Lynch and Nugent each received 58,230 Restricted Shares (as defined) and Messrs. Steinke and Lumpp and Ms. Bernbaum each received 4,835 Restricted Shares in January 1998.

1998 STOCK PLAN

  The Board of Directors of Holdings adopted the 1998 Stock Incentive Plan (the "1998 Stock Plan"), which provides for the grant to officers, key employees, directors and consultants of the Company of restricted stock, "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and stock options that are non-qualified for United States Federal income tax purposes. The total number of shares of common stock of Holdings that may be issued as restricted stock or for which options may be granted pursuant to the 1998 Stock Plan is 153,650, subject to certain adjustments reflecting changes in Holdings' capitalization. The 1998 Stock Plan is administered by the Board of Directors of Holdings (or a committee of such Board of Directors). The Board of Directors of Holdings will determine, among other things, which officers, employees, directors and consultants of the Company will receive restricted stock or options under the 1998 Stock Plan, the time when restricted stock or options will be issued or granted, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the number of shares subject to each award or grant, the time or times when the shares will vest or the options will become exercisable, and, subject to certain conditions discussed below, the option price and duration of the options.

  The exercise price of incentive stock options will be determined by the Board of Directors of Holdings, but may not be less than the fair market value on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any participant in the 1998 Stock Plan who owns stock representing more than 10% of the voting power of the outstanding capital stock of Holdings, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant.

  The exercise price of non-qualified stock options will be determined by the Board of Directors of Holdings on the date of grant, but may not be less than the par value of the common stock on the date of grant, and the term of such option may not exceed ten years from the date of the grant.

  Payment of the option price may be made by check or by tender of shares of common stock of Holdings then owned by the optionee for a period of six months or by any other means acceptable to Holdings. Shares issued or options granted pursuant to the 1998 Stock Plan will not be transferable, except by will or the laws of descent and distribution in the event of death or, in the case of non-incentive options, at the discretion of the Board of Directors of Holdings. During an optionee's lifetime, the option will be exercisable only by the optionee.

  The Board of Directors of Holdings has the right at any time and from time to time to amend or modify the 1998 Stock Plan, without the consent of Holdings' stockholders or optionees; provided that no such action may adversely affect options or restricted stock awards previously granted without the holder's consent, and provided further that no such action, without the approval of the stockholders of Holdings, may increase the total number of shares of common stock of Holdings which may be issued pursuant to the plan. The expiration date of the 1998 Stock Plan after which no options or restricted stock awards may be granted thereunder is ten years from the effective date of the 1998 Stock Plan.

  Holdings issued an aggregate of 143,805 shares of its common stock to executive officers of the Company, including the Management Investors (the "Restricted Shares"). The Restricted Shares will vest in equal installments over five years (the "Vesting Period"), beginning on the first anniversary of the date of issuance provided that such grantee is employed by the Company on such date. Upon the consummation of an initial public offering of common stock of Holdings registered under the Securities Act meeting certain thresholds prior to the end of the Vesting Periods, 20% of the Restricted Shares will vest. Any remaining unvested Restricted Shares would then vest in equal installments over the time remaining in the Vesting Period. The Board of Directors of Holdings may also establish certain performance criteria that could result in accelerated vesting of the Restricted Shares.

  In the event an employee leaves the employ of the Company under certain circumstances, Holdings will have the right to purchase shares then owned by the employee at various prices, depending on the reason for the termination and whether the shares or options had vested.

                              SECURITY OWNERSHIP

  All of the issued and outstanding shares of common stock of the Company are beneficially owned by Holdings. There are two classes of capital stock of Holdings authorized and outstanding: the Common Stock ("Common Stock"), which has full voting rights, and Series A Non-Voting Preferred Stock ("Series A Preferred Stock"), which has limited voting rights. The following table sets forth, as of the consummation of the Initial Offering, certain information regarding the beneficial ownership of Common Stock and the Series A Preferred Stock, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to (i) each person known by the Company to be the beneficial owner of more than five percent of any class of Holdings' voting securities, (ii) each of the directors and certain executive officers of Holdings and (iii) all directors and executive officers of Holdings, as a group:

                                 COMMON STOCK          SERIES A PREFERRED STOCK
  NAME AND ADDRESS OF     --------------------------- ---------------------------
  BENEFICIAL OWNER (1)    NUMBER OF SHARES PERCENTAGE NUMBER OF SHARES PERCENTAGE
  --------------------    ---------------- ---------- ---------------- ----------
GE Investment Private
 Placement Partners II,
 a Limited Partnership
  3003 Summer Street
  Stamford, CT
  06905(/2/)............      404,075         41.3        400,034         49.0
Warburg, Pincus
 Ventures, L.P.
  466 Lexington Avenue
  New York, NY
  10017(/3/)............      404,075         41.3        400,034         49.0
William A. Lynch(/4/)...       66,480          6.8          8,168          1.0
John O'C. Nugent(/4/)...       63,230          6.5          4,950            *
Craig A. Steinke(/5/)...        5,835            *            990            *
Tamar K. Bernbaum(/5/)..        4,835            *            --           --
Richard A. Lumpp(/5/)...        5,835            *            990            *
Andreas T.
 Hildebrand(/2/)(/6/)...          --           --             --           --
Edward A. Johnson.......          --           --             --           --
Kewsong Lee(/3/)........      404,075         41.3        400,034         49.0
Howard H. Newman(/3/)...      404,075         41.3        400,034         49.0
Donald W.
 Torey(/2/)(/6/)........          --           --             --           --
Paul W. Van Orden(/6/)..          --           --             --           --
All directors and
 executive officers as a
 group (17
 persons)(/7/)..........      564,730         57.7        416,716         51.0

--------
*  Less than 1%
(1) Pursuant to the rules of the Commission, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.
(2) Does not include any shares indirectly held by Trustees of GEPT by virtue of GEPT's limited partnership interest in Warburg. GEPT is also a limited partner in GEI. GEIM is the general partner of GEI and a wholly owned subsidiary of GE. As a result, each of GEIM and GE may be deemed to be the beneficial owner of the shares owned by GEI.
(3) The sole general partner of Warburg is WP, a New York general partnership. EMW LLC, a New York limited liability company, manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC. WP, as the sole general partner of Warburg, has a 15% interest in the profits of Warburg. Messrs. Kewsong Lee and Howard H. Newman, directors of Holdings, are Managing Directors and members of EMW LLC and general partners of WP. As such, Messrs. Lee and Newman may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Warburg and WP.
(4) Includes 58,230 shares of restricted stock, subject to certain vesting and forfeiture requirements, issued to each of Messrs. Lynch and Nugent upon consummation of the Initial Offering. See "Management--1998 Stock Plan."
(5) Includes 4,835 shares of restricted stock, subject to certain vesting and for future requirements, issued to each of Messrs. Steinke and Lumpp and Ms. Bernbaum. See "Management--1998 Stock Plan."
(6) Excludes 404,075 shares of Common Stock and 400,034 shares of Series A Preferred Stock beneficially owned by GEI and GEIM. As an executive officer and director of GEIM, Mr. Torey has shared voting and investment power with respect to the shares held by GEI, and therefore, may be deemed to be the beneficial owner of such shares. Messrs. Torey, Hildebrand and Paul W. Van Orden disclaim beneficial ownership of all such shares owned by GEI and GEIM.
(7) Includes 404,075 shares of Common Stock and 400,034 shares of Series A Preferred Stock beneficially owned by Warburg. Excludes 404,075 shares of Common Stock and 400,034 shares of Series A Preferred Stock beneficially owned by GEI. Includes 1,600 shares of Common Stock and 1,584 shares of Series A Preferred Stock held by executive officers not identified in the table and 143,805 shares of restricted stock, subject to certain vesting and forfeiture requirements, issued to executive officers upon consummation of the Initial Offering. See "Management--1998 Stock Plan."

THE HOLDINGS STOCKHOLDERS AGREEMENT

  The relations among the Equity Sponsors and the Management Investors (collectively, the "Investors"), and Holdings are governed by a Stockholders Agreement, dated as of the Acquisition Closing (the "Holdings Stockholders Agreement"). The following summary of certain provisions of the Holdings Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Holdings Stockholders Agreement.

  Board of Directors. Holdings is managed by the Board of Directors which is comprised of nine members, three of whom are designated by GEI and three of whom are designated by Warburg. For so long as GEI beneficially owns at least 20% of the Common Stock outstanding on a fully diluted basis, GEI has the right to designate three directors to the Board of Directors. For so long as GEI beneficially owns at least 15% of the Common Stock outstanding on a fully diluted basis, GEI has the right to designate two directors to the Board of Directors. For so long as GEI beneficially owns at least 10% of the Common Stock outstanding on a fully diluted basis, GEI has the right to designate one director to the Board of Directors. For so long as Warburg beneficially owns at least 20% of the Common Stock outstanding on a fully diluted basis, Warburg has the right to designate three directors to the Board of Directors. For so long as Warburg beneficially owns at least 15% of the Common Stock outstanding on a fully diluted basis, Warburg has the right to designate two directors to the Board of Directors. For so long as Warburg beneficially owns at least 10% of the Common Stock outstanding on a fully diluted basis, Warburg has the right to designate one director to the Board of Directors. Mr. Lynch and Mr. Nugent will be entitled to serve as directors for so long as they remain executive officers of the Company. In addition, as long as the Equity Sponsors in the aggregate beneficially own more than 50% of the Common Stock outstanding on a fully diluted basis, the Equity Sponsors have the right to designate a majority of the directors to the Board of Directors. The Board of Directors will have at least one director who is not an officer or employee of Holdings, the Company, or the Equity Sponsors, appointed by unanimous approval of the Board of Directors. The Holdings Stockholders Agreement provides that the Board of Directors of the Company is identical to that of Holdings.

  The consent of a majority of the Board of Directors which includes at least one of the directors designated by GEI and one of the directors designated by Warburg is required for the approval of (i) the Company's or Holdings' annual operating budget; (ii) capital expenditures or investments not approved in the annual budget in amounts greater than $500,000; (iii) any merger or consolidation involving the Company or Holdings; (iv) any acquisition by the Company or Holdings of any assets or stock, other than acquisitions of assets in the ordinary course of business; (v) any divestiture of assets in excess of $500,000 by the Company or Holdings, other than sales of inventory in the ordinary course of business; (vi) any liquidation, dissolution or winding up, or any consent to a bankruptcy or insolvency or related proceeding involving, the Company or Holdings; (vii) the issuance or sale of any debt or equity securities for cash; (viii) any expansion into new lines of business; (ix) any joint venture or strategic alliance; (x) the repurchase or redemption of any outstanding shares of capital stock or the declaration or payment of any dividends on any shares of capital stock of the Company or Holdings; (xi) the amendment or modification of the certificate of incorporation or bylaws of the Company or Holdings; (xii) the amendment, modification or termination of any employment agreement with any executive officer of the Company or Holdings;
(xiii) the grant of any stock options or other equity-based compensation;
(xiv) the hiring or firing of any executive officer; (xv) any related party transactions; (xvi) any loans or guarantees by the Company or Holdings outside of the ordinary course of business; (xvii) any agreement having a duration in excess of one year or cumulative obligations in excess of $1 million; (xviii) the amendment, modification or termination of any agreement with any union;
(xix) the approval or adoption, amendment, modification or termination of certain employee benefit plans; and (xx) any agreement to do any of the foregoing.

  Restrictions on Transfer of Stock. Securities held by the Management Investors, including any shares of Common Stock or Series A Preferred Stock and any options to acquire shares of Common Stock, may only be sold or otherwise transferred with the consent of the Board of Directors of Holdings.

  Tag-Along Rights. The Holdings Stockholders Agreement provides that in the event any Investor chooses to sell or otherwise transfer more than 20% of its shares of Common Stock or Series A Preferred Stock to a proposed transferee, the selling Investor must offer to each of the other Investors the right to participate in such sale on a pro rata basis based on ownership of the shares being sold.

  Subscription Rights. With certain exceptions, the Holdings Stockholders Agreement provides each Investor with subscription rights in connection with any issuance of equity securities by Holdings for cash whereby each Investor shall have the right to purchase a pro rata portion of such equity securities.

  Certain Covenants. The Holdings Stockholders Agreement requires Holdings to
(i) provide certain financial and other information to the Investors concerning Holdings and its subsidiaries, (ii) comply with applicable law and
(iii) maintain insurance.

  Termination. The tag-along rights and subscription rights described above will terminate upon the completion of an initial public offering of Common Stock.

THE REGISTRATION RIGHTS AGREEMENT

  Holdings and the Investors have entered into a Registration Rights Agreement, dated as of the Acquisition Closing (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, each of the Equity Sponsors has two demand registration rights for each of its Preferred Stock and Common Stock. In addition, the Equity Sponsors have unlimited Form S-3 registration rights and unlimited piggyback rights. The Management Investors also have piggyback registration rights. All expenses related to these registrations (other than underwriting discounts and commissions) will be borne by Holdings. Holdings is required to use its best efforts to effect such registrations, subject to certain conditions and limitations. Holdings has agreed to indemnify the Investors for certain liabilities arising out of such registrations, including liabilities under the Securities Act.

                             CERTAIN TRANSACTIONS

  Holdings and the Investors have entered into Subscription Agreements, dated as of the Acquisition Closing (collectively, the "Subscription Agreements"), pursuant to which, among other things, Holdings agreed to issue shares of Common Stock and Series A Preferred Stock. See "Security Ownership."

  In connection with the portion of the equity contribution to Holdings made by Mr. Lynch and Mr. Nugent, the Company lent an aggregate of $575,000 to Mr. Lynch and $250,000 to Mr. Nugent in exchange for full recourse notes bearing interest at a floating rate, set semi-annually, at The Chase Manhattan Bank's then applicable prime rate, in effect for six month periods, plus 0.5%. Each note matures on the fifth anniversary of the Acquisition Closing and is secured by a pledge in favor of the Company of all of the shares of Common Stock and Series A Preferred Stock owned by such Management Investor.

  All future transactions between the Company and its officers, directors, principal stockholders or their respective affiliates, will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

                    DESCRIPTION OF SENIOR CREDIT FACILITIES

  Set forth below is a summary description of the Senior Credit Facilities the Company entered into in connection with the Acquisition. The summary does not purport to be complete and is qualified in its entirety by reference to the definitive documentation for the Senior Credit Facilities.

GENERAL

  The Company entered into an agreement with The Chase Manhattan Bank ("Chase," in its capacity as collateral agent, the "Collateral Agent," and, in its capacity as administrative agent, the "Administrative Agent"), Merrill Lynch Capital Corporation ("MLCC" and, in its capacity as documentation agent, the "Documentation Agent") and other lending institutions (collectively, the "Banks") to borrow an aggregate principal amount of up to $245.0 million, consisting of (i) the $70.0 million Revolving Credit Facility and (ii) the $175.0 million Term Loan Facility. The Senior Credit Facilities are guaranteed by Holdings and all future domestic subsidiaries of the Company (in this context, the "Guarantors"). The Company has drawn down the Revolving Credit Facility in the amount of $16.5 million in connection with the Acquisition.

  The Senior Credit Facilities and the Initial Offering were conditioned upon each other. Borrowings under the Senior Credit Facilities constitute Senior Indebtedness under the Indenture.

  Security. Indebtedness of the Company under the Senior Credit Facilities is secured by (i) 100% of the capital stock of the Company and each of its subsidiaries (which pledge, in the case of foreign subsidiaries, is limited to 65% of the voting stock of each directly owned foreign subsidiary unless (x) reasonably requested by the Collateral Agent and (y) to the extent and for so long as such pledge may be accomplished without causing adverse tax consequences to the Company) and (ii) a first priority security interest in substantially all assets and properties of the Company and its future domestic subsidiaries.

  Interest. Indebtedness under the Senior Credit Facilities bears interest at a floating rate. Indebtedness under the Revolving Credit Facility bears interest at a rate based, at the Company's option, upon (i) Chase's adjusted London Interbank Offered Rate ("Adjusted LIBOR") for one, two, three or six months plus 2.0% or (ii) Chase's Alternate Base Rate plus 1.0%. Indebtedness under the Term Loan Facility bears interest at a rate based, at the Company's option, upon (i) Adjusted LIBOR for one, two, three or six months plus 2.25% or (ii) Chase's Alternate Base Rate plus 1.25%. These rates are subject to performance pricing step-downs based on the Company's leverage ratio.

  Maturity. Loans made pursuant to the Revolving Credit Facility may be borrowed, repaid and reborrowed from time to time until the seventh anniversary of the Acquisition Closing, subject to satisfaction of certain conditions on the date of any such borrowing. No letter of credit shall have an expiration date that is more than one year after the issuance date thereof or that is after the fifth business day prior to the termination date of the Revolving Credit Facility. The loans made under the Term Loan Facility were available in a single drawing at the Acquisition Closing, are subject to quarterly amortization of principal and mature on the eighth anniversary of the Acquisition Closing. The Term Loan Facility will be permanently reduced in an amount equal to the net cash proceeds of permitted asset sales and permitted issuances of additional debt or equity by the Company or its subsidiaries and a portion of the Company's excess cash flows.

  Certain Fees. The Company is required to pay to the Banks a commitment fee equal to 1/2 of 1% per annum on the committed undrawn amount of the Revolving Credit Facility, subject to performance pricing step-downs based upon the Company's leverage ratio, and letters of credit fees equal to the margin over the Adjusted LIBOR rate charged for Adjusted LIBOR loans under the

Revolving Credit Facility on a per annum basis, plus a fronting fee of 1/4 of 1% per annum to be paid to the issuer of the letter of credit.

  Conditions to Extensions of Credit. The obligation of the Banks to make subsequent loans or extend letters of credit under the Revolving Credit Facility is subject to the satisfaction of certain customary closing conditions.

  Covenants. The Senior Credit Facilities require the Company to meet certain financial tests, including debt coverage and interest expense coverage requirements. The Senior Credit Facilities also contain covenants which, among other things, limit the Company's ability to incur additional indebtedness, to make capital expenditures, to enter into sale/leaseback transactions, to make dividends, loans and investments, to modify material agreements, to enter into transactions with affiliates, to engage in asset sales, acquisitions, mergers and consolidations, to prepay subordinated indebtedness (including the Notes) and to incur liens and encumbrances. The covenants contained in the Senior Credit Facilities also require the Company to pledge assets acquired after the Acquisition Closing, including stock of after-acquired or formed subsidiaries (which pledge, in the case of foreign subsidiaries, is limited to 65% of the voting stock of each directly owned foreign subsidiary unless (x) reasonably requested by the Collateral Agent and (y) to the extent and for so long as such pledge may be accomplished without causing adverse tax consequences to the Company), to deliver guarantees by wholly owned domestic subsidiaries and to maintain insurance.

  Events of Default. Defaults under the Senior Credit Facilities include failure to pay interest or fees due under the Senior Credit Facilities within a specified number of days from the date on which such payments are due, failure to repay principal due under the Senior Credit Facilities when due, breaches of certain affirmative covenants, conditions or agreements contained in the documents relating to Senior Credit Facilities that are unremedied for a specified period and breaches of certain other affirmative covenants or any negative covenant, the default by the Company or any of its subsidiaries in respect of certain other indebtedness, including indebtedness under the Notes, the occurrence of certain events of bankruptcy, the entering of certain judgments against the Company or any of its subsidiaries, the failure of the security interests created under the Senior Credit Facilities to remain valid and perfected, the failure of the documents relating to the Senior Credit Facilities to be and remain in full force and effect and the change in control of the Company.

                             DESCRIPTION OF NOTES

GENERAL

  The Exchange Notes will be issued, and the Original Notes were issued, under an Indenture, dated as of January 23, 1998 (the "Indenture"), among the Company, Holdings, as guarantor, and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), a copy of which is available upon request to the Company. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the TIA. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "Certain Definitions."

  The Notes are unsecured senior subordinated obligations of the Company. The Notes are unconditionally Guaranteed on a senior subordinated and unsecured basis by Holdings (the "Parent Guarantee") and by each future Domestic Subsidiary of the Company (each, a "Domestic Subsidiary Guarantee" and, collectively, the "Domestic Subsidiary Guarantees") (Holdings and such future Domestic Subsidiaries of the Company are referred to collectively as the "Guarantors"), and the Company will cause each such future Domestic Subsidiary of the Company to enter into a supplemental indenture providing for such Domestic Subsidiary to Guarantee payment of the Notes as required in the Indenture. See "Certain Covenants--Future Note Guarantors" below.

PRINCIPAL, MATURITY AND INTEREST

  The initial Original Notes were issued in an aggregate principal amount of $115.0 million and will mature on January 15, 2008. Interest on the Notes accrues at a rate per annum shown on the front cover of this Prospectus from January 23, 1998, or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the January 1 or July 1 (whether or not such day is a business day) immediately preceding the interest payment date on January 15 and July 15 of each year, commencing July 15, 1998. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The Indenture provides for the issuance thereunder of up to $150.0 million aggregate principal amount of additional Notes having substantially identical terms and conditions to the Notes offered hereby (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes offered hereby (and accordingly will participate in purchase offers and partial redemptions) and will vote on all matters with the Notes offered hereby. For purposes of this "Description of the Notes," reference to the Notes includes Additional Notes.

  Principal of, premium, if any, and interest, including Special Interest, on the Notes is payable, and the Notes may be exchanged or transferred, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at One State Street, New York, New York 10004), except that, at the option of the Company, payment of interest and Special Interest may be made by check mailed to the registered holders of the Notes at their registered addresses; provided that all payments with respect to global Notes and certificated Notes the Holders of which have given written wire transfer instructions to the Trustee by no later than five business days prior to the relevant payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Original Notes were issued and the Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

GUARANTEES OF THE NOTES

  The Parent Guarantee and the Domestic Subsidiary Guarantees irrevocably and unconditionally, jointly and severally, guarantee the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of the Company under the Indenture and the Notes. Each of the Guarantors irrevocably and unconditionally, jointly and severally, agrees to pay, in addition to any amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Parent Guarantee or the Domestic Subsidiary Guarantees. Each of the Parent Guarantee and the Domestic Subsidiary Guarantees is limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the relevant Guarantor without rendering the Parent Guarantee as it relates to Holdings, or each Domestic Subsidiary Guarantee as it relates to such Domestic Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

  Each of the Parent Guarantee and the Domestic Subsidiary Guarantees is a continuing Guarantee and shall (a) remain in full force and effect until payment in full of all of the Company's Obligations under the Indenture and the Notes or, in the case of a Domestic Subsidiary Guarantee, upon such Domestic Subsidiary no longer being a Subsidiary, and (b) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns. Each of the Parent Guarantee and the Domestic Subsidiary Guarantees is a Guarantee of payment and not of collection.

SUBORDINATION

  The payment of principal of, premium, if any, and interest, including Special Interest, if any, on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of Senior Indebtedness, which will include borrowings under the Senior Credit Facilities, whether outstanding on the date of the Indenture or thereafter Incurred.

  Upon any distribution to creditors of the Company in a total or partial liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the documentation governing the applicable Senior Indebtedness whether or not the claim for such interest is allowed as a claim after such filing) before Holders of Notes will be entitled to receive any payment or distribution with respect to the Notes, and until all Obligations with respect to Senior Indebtedness are paid in full in cash, any payment or distribution to which Holders of Notes would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Notes may receive securities that are subordinated at least to the same extent as the Notes to Senior Indebtedness and to any securities issued in exchange for Senior Indebtedness ("Subordinated Reorganization Securities") and Holders of Notes may recover payments made from the trust described under the caption "Legal Defeasance and Covenant Defeasance"). If a payment or distribution is made to Holders of Notes that, due to the subordination provisions of the Indenture, should not have been made to them, such Holders are required to hold such payment or distribution in trust for the benefit of the holders of Senior Indebtedness and pay it over to them.

  The Company may not make any payment upon or in respect of the Notes and may not otherwise purchase, redeem or otherwise retire any Notes (except in Subordinated Reorganization Securities or from the trust described under the caption "Legal Defeasance and Covenant Defeasance") or make any deposit described under the caption "Legal Defeasance and Covenant Defeasance" if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Indebtedness of the Company (or any other Senior Indebtedness having a principal amount at the time of determination in excess of $25.0 million) occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness of the Company which permits holders of the Designated Senior Indebtedness of the Company as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders or the representative of the holders of the Designated Senior Indebtedness of the Company. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and
(b) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of the Designated Senior Indebtedness of the Company has been accelerated. No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

  If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions described above, such failure would constitute an Event of Default under the Indenture and would enable Holders of Notes to accelerate the maturity of the Notes. See "--Events of Default." The Indenture will further require that the Company promptly notify holders of Designated Senior Indebtedness of the Company if payment of the Notes is accelerated because of any Event of Default. Upon any acceleration of the Notes, if any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Notes until five business days after such holders or the representative of such holders receives notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture permit payment at that time.

  By reason of such subordination provisions contained in the Indenture, in the event of an insolvency, bankruptcy, reorganization or liquidation of the Company, or upon the occurrence of a Change of Control or an Asset Sale requiring repurchase by the Company of any Notes, there may not be sufficient assets remaining to satisfy the claims of Holders of Notes after satisfying the claims of creditors who are holders of Senior Indebtedness. See "Risk Factors--Subordination of Notes." Assuming the Notes were to be issued and the related transactions were to be consummated in January 1998, on a pro forma basis after giving effect to such issuance and transactions, the outstanding Senior Indebtedness would have been $191.5 million (exclusive of unused commitments), all of which would have been Secured Indebtedness. The Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Indebtedness, that the Company can Incur. See "--Certain Covenants--Limitation on Incurrence of Indebtedness."

SUBORDINATION OF GUARANTEES; RELEASE OF DOMESTIC SUBSIDIARY GUARANTEES

  The Parent Guarantee and the Domestic Subsidiary Guarantees will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the applicable Guarantor.

  Upon any distribution to creditors of a Guarantor in a total or partial liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities, the holders of Senior Indebtedness of such Guarantor will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the documentation governing the applicable Senior Indebtedness whether or not the claim for such interest is allowed as a claim after such filing) before Holders of Notes will be entitled to receive any payment or distribution with respect to the Parent Guarantee or any Domestic

Subsidiary Guarantee, and until all Obligations with respect to Senior Indebtedness of such Guarantor are paid in full in cash, any payment or distribution that would have been made under the Parent Guarantee or any Domestic Subsidiary Guarantee shall be made to the holders of such Senior Indebtedness (except that Holders of Notes may receive Subordinated Reorganization Securities of such Guarantor). If a payment or distribution is made to Holders of Notes that, due to the subordination provisions of the Indenture, should not have been made to them, such Holders are required to hold such payment or distribution in trust for the benefit of the holders of Senior Indebtedness of such Guarantor and pay it over to them.

  A Guarantor may not make any payment upon or in respect of the Parent Guarantee or any Domestic Subsidiary Guarantee, as applicable (except in Subordinated Reorganization Securities of such Guarantor), if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Indebtedness of such Guarantor (or any other Senior Indebtedness having a principal amount at the time of determination in excess of $25 million) occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness of such Guarantor which permits holders of the Designated Senior Indebtedness of such Guarantor as to which such default relates to accelerate its maturity and the Trustee receives a Payment Blockage Notice from the holders or the representative of the holders of the Designated Senior Indebtedness of such Guarantor. Payments under the Parent Guarantee and the Domestic Subsidiary Guarantees may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of the Designated Senior Indebtedness of such Guarantor has been accelerated. No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

  By reason of such subordination provisions contained in the Indenture, in the event of an insolvency, bankruptcy, reorganization or liquidation of a Guarantor, there may not be sufficient assets remaining to satisfy the claims of Holders of Notes with respect to the Parent Guarantee or any Domestic Subsidiary Guarantee after satisfying the claims of creditors who are holders of Senior Indebtedness of such Guarantor.

  In the event of a sale or other disposition of all or substantially all of the assets of any Domestic Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Domestic Subsidiary Guarantor, by way of merger, consolidation or otherwise, such Domestic Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Domestic Subsidiary Guarantor) will be released and relieved of its Obligations under its Domestic Subsidiary Guarantee or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Domestic Subsidiary Guarantor) (other than a Domestic Subsidiary Guarantor) will not be required to enter into a Domestic Subsidiary Guarantee; provided, in each case, that such transaction is carried out pursuant to and in accordance with the covenants described under the captions "Repurchase at the Option of Holders of Notes--Asset Sales" and "Certain Covenants--Merger, Consolidation or Sale of Assets."

OPTIONAL REDEMPTION

  The Notes will be redeemable, at the Company's option, in whole or in part, at any time on or after January 15, 2003, and prior to maturity, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, including any Special Interest, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant payment date), if redeemed during the twelve-month period commencing on January 15 of the years set forth below:

      YEAR                                                            PERCENTAGE
      ----                                                            ----------
      2003...........................................................  104.375%
      2004...........................................................  102.917%
      2005...........................................................  101.458%
      2006 and thereafter............................................  100.000%

  In addition, at any time and from time to time on or prior to January 15, 2002, the Company may (but shall not have the obligation to) redeem up to 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) at a redemption price of 108.75% of the original principal amount thereof, plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) with the proceeds of one or more Public Equity Offerings made by the Company or of a capital contribution made by Holdings to the common equity capital of the Company with the net proceeds of a Public Equity Offering made by Holdings; provided that at least 65% of the aggregate principal amount of Notes (as so calculated) remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 75 days of the date of the closing of such Public Equity Offering.

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances and in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; provided that no Note of $1,000 in original principal amount or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS OF NOTES

 Change of Control

  Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including any Special Interest, thereon (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the "Change of Control Payment"), to the date of repurchase (the "Change of Control Payment Date").

  Within 30 days following any Change of Control, the Company will mail a notice to each Holder of Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment Date shall be a business day not less than 30 days nor more than 60 days after such notice is mailed. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The paying agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, the Company will either repay in full all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit Holders of Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

  The Senior Credit Facilities provide that certain change of control events with respect to the Company (including a Change of Control) would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Facilities. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

  The meaning of the phrase "all or substantially all" as used in the definition of "Change of Control" with respect to a sale of assets varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether a Change of Control has occurred and whether the Notes are subject to a Change of Control Offer.

  Restrictions in the Indenture described herein on the ability of the Company and its Subsidiaries to Incur additional Indebtedness, to grant Liens on its or their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company or other Persons. While such restrictions cover a variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

 Asset Sales

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in an Asset Sale (except an Asset Sale (an "Exempt Asset Sale") the Net Proceeds of which plus the Net Proceeds of all other Asset Sales concurrently or previously made in the same fiscal year do not exceed $3.0 million) unless (i) the Company (or the Subsidiary) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined by the Board, whose determination shall be conclusive if made in good faith and evidenced by a Board Resolution), and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Subsidiary) in any material respect than the then prevailing market conditions (as determined by the Board, whose determination shall be conclusive if made in good faith and evidenced by a Board Resolution) of the assets or Capital Stock sold or otherwise disposed of, and (ii) at least 80% (100% in the case of lease payments) of the consideration therefor received by the Company (or the Subsidiary) is in the form of cash or Cash Equivalents; provided that for purposes of this clause (ii), "cash" shall include the amount of any Indebtedness for money borrowed and any Capital Lease Obligation that (x) is assumed by the transferee of any such assets or other property in such Asset Sale or (y) with respect to the sale or other disposition of all of the Capital Stock of any Subsidiary of the Company, remains the liability of such Subsidiary subsequent to such sale or other disposition, but only to the extent that such assumption, sale or other disposition, as the case may be, is effected on a basis under which there is no further recourse to the Company or any of its Subsidiaries with respect to such liability.

  The Company may apply Net Proceeds of an Asset Sale, at its option, within 360 days from the receipt of such Net Proceeds (a) to permanently reduce Senior Indebtedness other than Indebtedness under the Revolving Credit Facility, (b) to permanently reduce Indebtedness under the Revolving Credit Facility (and to correspondingly reduce commitments with respect thereto), (c) to acquire another business (including through purchase of stock or merger) or other assets, in each case in, or used or useful in, the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the date of the Indenture or any reasonable extensions or expansions thereof or (d) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under the Revolving Credit Facility (without any obligation to reduce the commitments thereunder) or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales (other than Exempt Asset Sales) that are not applied or invested as provided and in the relevant time period described in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (and, at its option, holders of other pari passu Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of Notes (and such other Indebtedness) that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Special Interest, thereon (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) to the date of purchase, in accordance with the procedures set forth below. If the aggregate principal amount of Notes (and such other Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Notes (and such other Indebtedness) to be purchased on a pro rata basis; provided that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

  In the event the Company is required to make an Asset Sale Offer, it shall promptly, and in any event within 30 days after the Company becomes obligated to make such Asset Sale Offer, deliver to the Trustee and send, by first-class mail to each Holder of Notes, a written notice stating that such Holder may elect to have such Holder's Notes purchased by the Company, either in whole or in part, subject to proration, in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days or more than 60 days after the date of such notice (the "Asset Sale Purchase Date") and shall contain information concerning the Asset Sale Offer (including, to the extent available, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Asset Sale Offer, together with the information contained in the next following paragraph.

  Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Asset Sale Offer (the "Asset Sale Offer Amount"), (ii) the allocation of the Net Proceeds from the Asset Sale pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of the second preceding paragraph. On such date, the Company shall also deposit irrevocably with the Trustee or with the paying agent in cash an amount equal to the Asset Sale Offer Amount to be held for payment in accordance with the provisions of this covenant. On the Asset Sale Purchase Date, the Company shall deliver, or cause to be delivered, to the Trustee the Notes or portions thereof that have been tendered properly to, and are to be accepted by, the Company. The paying agent shall promptly mail or deliver payment to each tendering Holder in the amount of the applicable purchase price. In the event that the aggregate purchase price of the Notes delivered to the Trustee is less than the Asset Sale Offer Amount, the excess shall be delivered to the Company immediately after completion of the Asset Sale Offer.

  A Holder electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the paying agent at the address specified in the notice at least five business days prior to the Asset Sale Purchase Date. A Holder will be entitled to withdraw its election if the paying agent receives, not later than three business days prior to the Asset Sale Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.

  At the time the Company delivers, or causes to be delivered, Notes to the Trustee that are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this covenant. A Note shall be deemed to have been accepted for purchase at the time the paying agent mails or delivers payment therefor to the surrendering Holder.

  The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

  Notwithstanding the foregoing, the Indenture provides that the Company will be permitted to consummate an Asset Swap if (i) at the time of entering into the related Asset Swap Agreement or immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof, (ii) in the event that the EBITDA associated with the Productive Assets that are the subject of such Asset Swap for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date on which the related Asset Swap Agreement is executed by the parties thereto exceeds $3.0 million, the Company provides to the Trustee a written opinion of an Independent Financial Advisor that such Asset Swap is fair to the Company from a financial point of view and
(iii) the EBITDA associated with the Productive Assets that are the subject of such Asset Swap for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date on which the related Asset Swap Agreement is executed by the parties thereto, when aggregated with the EBITDA associated with all other Productive Assets that were the subject of any previously completed Asset Swap for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date on which each related Asset Purchase Agreement was executed by the parties thereto, does not exceed $10 million. For purposes of computing the EBITDA associated with the Productive Assets that are the subject of an Asset Swap, the Company shall allocate selling, general and administrative expenses to such Productive Assets such that the ratio of the selling, general and administrative expenses allocated to such Productive Assets for the relevant period to the total selling, general and administrative expenses of the Company and its consolidated Subsidiaries for such period is equal to the ratio of the revenues attributable to such Productive Assets for such period to the total revenues of the Company and its consolidated Subsidiaries for such period.

  The Indenture also provides that the Company will not permit any Intellectual Property Subsidiary to sell, lease, convey, dispose of or otherwise transfer any of its properties or assets in one or a series of related transactions (other than the granting of licenses to the Company as permitted under the Indenture) unless, at the time of such sale, lease, conveyance, disposition or other transfer, such Intellectual Property Subsidiary is a Wholly Owned Subsidiary of the Company.

CERTAIN COVENANTS

  The Indenture contains covenants including, among others, the following:

 Limitation on Incurrence of Indebtedness

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; provided, however, that the Company and its Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if: (i) the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 1.75 to 1.00 with respect to any Incurrence on or before January 15, 2001, or at least 2.00 to 1.00 thereafter, determined on a pro forma basis (including a pro forma application of the Net Proceeds therefrom), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period; and (ii) no Default or Event of Default (except any as may be cured through the application of proceeds of such Indebtedness) shall have occurred and be continuing or would occur as a consequence thereof.

  For purposes of determining any particular amount of Indebtedness under this "--Limitation on Incurrence of Indebtedness" covenant, Guarantees, Liens or Obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with such covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the definition of Permitted Indebtedness, the Company, in its sole discretion, shall classify such item of Indebtedness and shall only be required to include the amount and type of such Indebtedness in one of such clauses.

 Limitation on Restricted Payments

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to: (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company), except dividends or distributions payable solely in its Capital Stock (other than Redeemable Stock) and except dividends or distributions payable solely to the Company or any Wholly Owned Subsidiary of the Company; (ii) purchase (except as a Permitted Investment), redeem or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent of the Company or any Subsidiary of the Company (including any Intellectual Property Subsidiary) or any Unrestricted Subsidiary or other Affiliate of the Company (other than any such Capital Stock owned by the Company or any Wholly Owned Subsidiary of the Company); (iii) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled mandatory sinking fund payment date or Stated Maturity any (a) Subordinated Indebtedness of the Company or (b) Subordinated Indebtedness of any Domestic Subsidiary; or (iv) make any Restricted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), unless, at the time of and after giving effect to such Restricted Payment:

  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Limitation on Incurrence of Indebtedness"; and

  (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made by the Company and its Subsidiaries after the date of the Indenture, is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (ii) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale after the date of the Indenture of Capital Stock of the Company or of debt securities of the Company that have been converted into such Capital Stock (other than (x) Capital Stock (or convertible debt securities) sold to a Subsidiary of the Company or an Unrestricted Subsidiary of the Company, (y) Redeemable Stock or debt securities that have been converted into Redeemable Stock and (z) except as provided for in clause (iv), an employee participation plan or other trust established by the Company or any of its Subsidiaries), plus (iii) 100% of the net reduction in Investments in any Unrestricted Subsidiary of the Company resulting from payments of interest on Indebtedness, dividends, repayments of principal of loans or advances, or other transfers of assets, in each case to the Company or any Subsidiary of the Company from such

Unrestricted Subsidiary (except to the extent that any such payment is included in the calculation of Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Subsidiaries of the Company; provided that the amount included in this clause (iii) shall not exceed the amount of Investments previously made by the Company and its Subsidiaries in such Unrestricted Subsidiary, plus (iv) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale after the date of the Indenture of Capital Stock (other than Redeemable Stock) of the Company to any employee participation plan or similar trust; provided, however, that if such plan or trust Incurs any Indebtedness to, or Guaranteed by, the Company or any of its Subsidiaries to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to such Net Cash Proceeds less such Indebtedness Incurred to or Guaranteed by the Company or any of its Subsidiaries and any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock, plus (v) the amount by which Indebtedness of the Company or its Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the date of the Indenture of any Indebtedness of the Company or its Subsidiaries convertible or exchangeable into Capital Stock of the Company (less the amount of any cash, or other property other than such Capital Stock, distributed by the Company or any Subsidiary of the Company upon such conversion or exchange).

  The foregoing provisions, however, will not prohibit (i) the payment of any dividend or distribution by any Subsidiary of the Company that is not a Wholly Owned Subsidiary of the Company so long as any such dividend or distribution is paid to all shareholders of such Subsidiary on a pro rata basis; (ii) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (iii) the making of any Restricted Payment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company or any Unrestricted Subsidiary of the Company) of Capital Stock of the Company (other than Redeemable Stock); provided, that any net cash proceeds that are utilized for any such Restricted Payment, and any Net Income resulting therefrom, shall be excluded from clause
(c) of the preceding paragraph; (iv) the redemption, repurchase, retirement or other acquisition of any Capital Stock or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary or any Unrestricted Subsidiary of the Company) of other Capital Stock of the Company (other than any Redeemable Stock); provided, that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from clause (c) of the preceding paragraph; (v) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of any Intellectual Property Subsidiary owned by any Person other than the Company or any Wholly Owned Subsidiary of the Company so long as the consideration paid in connection with any such purchase, redemption, acquisition or retirement is solely in the form of Qualified Subordinated Indebtedness; (vi) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of Qualified Subordinated Indebtedness; (vii) Investments at any one time outstanding in an aggregate amount not to exceed $25.0 million in any Person or Persons the primary business of which is related, ancillary or complementary to the businesses of the Company and its Subsidiaries on the date of such Investments (provided that Investments in any such Person or Persons with respect to which the Company or any of its Wholly Owned Subsidiaries owns less than 50% of the outstanding voting Capital Stock of any such Person may not exceed $15.0 million at any one time outstanding); (viii) any payment by the Company or any of its Subsidiaries directly or through any direct or indirect parent company (a) in connection with the repurchase of outstanding shares of Capital Stock of the Company or Holdings following the death, disability or termination of employment of Management Shareholders and
(b) of amounts required to be paid to participants or former participants in employee benefit plans upon any termination of employment by such participants as provided in the documents related thereto, in an aggregate amount (for both clauses (a) and (b)) not to exceed $5.0 million in any fiscal year (provided that any unused amount may be carried over to any subsequent fiscal year subject to a maximum amount of $10.0 million in any fiscal year); (ix) Investments in Currency Agreements; (x) any repurchase of equity interests deemed to occur upon exercise of stock options if such equity interests represent a portion of the exercise price of such option; (xi) payments to Holdings pursuant to any tax sharing agreement under which the Company is allocated its proportionate share of the actual tax liability of the affiliated group of corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated basis); (xii) loans, advances, dividends or distributions by the Company or any of its Subsidiaries to Holdings to pay for corporate, administrative and operating expenses in the ordinary course of business, including payment of directors' and officers' insurance premiums, key man life insurance premiums, directors' fees, and fees, expenses and indemnities incurred in connection with the issuance of the Notes and the other transactions consummated in connection therewith on the date of the Indenture (including the registration under applicable laws and regulations of its debt securities as required by the Exchange and Registration Rights Agreement); and (xiii) (A) loans, advances, dividends or distributions by the Company or any of its Subsidiaries to Holdings not to exceed an amount necessary to permit Holdings to pay (1) its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under the Indenture, including as described under "-- Reports," or in connection with reporting or other obligations under the Senior Credit Facilities or any related collateral documents or guarantees,
(2) its expenses incurred in connection with any public offering of equity securities which has been terminated by the board of directors of Holdings, the net proceeds of which were specifically intended to be received by or contributed or loaned to the Company, and (B) loans or advances by the Company or any of its Subsidiaries to Holdings not to exceed an amount necessary to permit Holdings to pay its interim expenses incurred in connection with any public offering of equity securities the net proceeds of which are specifically intended to be received by or contributed or loaned to the Company, which, unless such offering shall have been terminated by the board of directors of Holdings, shall be repaid to the Company promptly out of the proceeds of such offering. In computing the amount of Restricted Payments for purposes of clause (c) of the preceding paragraph, Restricted Payments under clauses (ii) and (viii) shall be included, and Restricted Payments under clauses (i), (iii), (iv), (v), (vi), (vii), (ix), (x), (xi), (xii) and (xiii) shall not be included.

  The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (as determined by the Board, whose determination shall be conclusive if made in good faith and evidenced in a Board Resolution) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described under the caption "-- Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of

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(A) Existing Indebtedness as in effect on the date of the Indenture, (B) the
Senior Credit Facilities as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, in any material respect (as determined by the Board, whose determination shall be conclusive if made in good faith and evidenced by a Board Resolution) with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the date of the Indenture, (C) the Indenture and the Notes, (D) applicable law, (E) Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive, taken as a whole, in any material respect (as determined by the Board, whose determination shall be conclusive if made in good faith and evidenced by a Board Resolution) than those contained in the agreements governing the Indebtedness being refinanced, (F) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company (provided that (1) such Indebtedness is not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company, (2) such encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries and (3) such Indebtedness is otherwise permitted to be incurred pursuant to the provisions of the covenant described under "--Limitation on Incurrence of Indebtedness" above), (G) Secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenants described under "-- Limitation on Incurrence of Indebtedness" above and "--Limitation on Subordinated Liens" below to the extent that such Indebtedness limits the right of the debtor to dispose of the assets securing such Indebtedness, (H) customary non-assignment provisions restricting subletting or assignment of any lease or other agreement entered into by the Company or any of its Subsidiaries, (I) customary net worth provisions contained in leases and other agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business and (J) customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

 Limitation on Subordinated Liens

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or suffer to exist any Lien (other than Permitted Liens) on any of its property or assets, whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness other than Senior Indebtedness, in the case of the Company, or senior indebtedness of a Subsidiary of the Company, in the case of a Subsidiary, unless the Notes or, in the case of a Subsidiary of the Company, its Guarantee of the Notes, are secured equally and ratably with such other Indebtedness; provided that if such Indebtedness is by its terms expressly subordinate to the Notes in the case of the Company or to the Guarantee in the case of a Subsidiary of the Company, the Lien securing such Indebtedness shall be subordinate or junior to the Lien securing the Notes or the Guarantee, as the case may be, with the same relative priority as such Indebtedness shall have with respect to the Notes or the Guarantee, as the case may be.

 Sale and Leaseback Transactions

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction. Notwithstanding the foregoing, the Company or any Subsidiary of the Company may enter into a Sale and Leaseback Transaction if: (i) after giving pro forma effect to any such Sale and Leaseback Transaction, the Company shall be in compliance with the covenants described under the captions "--Limitation on Incurrence of Indebtedness" and "--Limitation on Subordinated Liens" above;
(ii) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of such property (as determined by

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the Board, whose determination shall be conclusive if made in good faith and evidenced by a Board Resolution); and (iii) the Company shall apply the net cash proceeds of the sale as provided under "Repurchase at the Option of Holders--Asset Sales" above, to the extent required therein.

 Limitation on Sale or Issuance of Capital Stock of Subsidiaries

  The Indenture provides that the Company will not sell any shares of Capital Stock of any of its Subsidiaries to any Person (other than to the Company or a Wholly Owned Subsidiary of the Company), and will not permit any of its Subsidiaries, directly or indirectly, to issue or sell any shares of its Capital Stock to any Person (other than to the Company or a Wholly Owned Subsidiary of the Company), unless, immediately after giving effect to such sale or issuance, such Subsidiary would no longer be a Subsidiary of the Company; provided, however, that this covenant shall not prohibit (i) the Company or any of its Subsidiaries from selling or disposing of all of the Capital Stock of any of its Subsidiaries, (ii) the creation of any Subsidiary of the Company that, at the time of the initial issuance of any shares of Capital Stock of such Subsidiary, is not a Wholly Owned Subsidiary of the Company or (iii) the designation of a Subsidiary as an Unrestricted Subsidiary in compliance with the Indenture. The proceeds of any sale of such Capital Stock permitted under this provision will be treated as Net Proceeds of an Asset Sale and must be applied in accordance with the terms of the covenant described under "Repurchase at the Option of Holders--Asset Sales."

 Merger, Consolidation or Sale of Assets

  The Indenture provides that the Company may not, in a single transaction or series of related transactions, consolidate with or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one or more related transactions, to another Person, or allow any Person to merge into the Company (other than the consolidation or merger of a Wholly Owned Subsidiary with or into the Company) (provided that the creation of a Lien by a Person on or in any of its assets shall not in and of itself constitute the sale, assignment, transfer, lease, conveyance or other disposition of the asset or assets subject to the Lien) unless (i) either (a) the Company is the surviving corporation or (b) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (ii) immediately after giving effect to such transaction no Default or Event of Default exists; and (iii) the Company or, if other than the Company, the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Limitation on Incurrence of Indebtedness." Notwithstanding the foregoing, the Indenture will provide that the Company may transfer patents, trademarks, copyrights and other intellectual property to one or more Intellectual Property Subsidiaries.

  In the event of any transaction (other than a lease) described in, and complying with, the immediately preceding paragraph in which the Company is not the surviving Person and the surviving Person assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company will be discharged from its obligations under the Indenture and the Notes; provided that solely for the purpose of calculating amounts described in clause (c) under "--Limitation on Restricted Payments", any such surviving Person shall only be deemed to have succeeded to, and be substituted for, the Company with respect to the period subsequent to the effective time of such transaction, and the Company (before giving effect to such transaction) shall be deemed to be the "Company" for such purposes for all prior periods.

  For purposes of the first paragraph of this covenant, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

 Transactions with Affiliates

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, after the date of the Indenture, in any one or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties, assets or services to, or make any payment to, or purchase any property, assets or services from, or enter into or make any agreement, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), other than Exempt Affiliate Transactions, unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person, as evidenced by an Officers' Certificate delivered by the Company to the Trustee, and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the date of the Indenture involving aggregate consideration in excess of $5.0 million, a resolution of a committee of Independent Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and has been approved by such committee or, in the event there are no Independent Directors, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor and (b) with respect to an Affiliate Transaction entered into after the date of the Indenture involving aggregate consideration in excess of $25.0 million, or in connection with the sale or other transfer in one or a series of related transactions of any patents, trademarks, copyrights or other intellectual property to any Intellectual Property Subsidiary and the related sale or other transfer in one or a series of related transactions of any interest in such Intellectual Property Subsidiary (other than any such sale or transfer to the Company or any Wholly Owned Subsidiary of the Company), an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor. Notwithstanding the foregoing, the Indenture will provide that the Company may not enter into any license agreement or other agreement or arrangement relating to licensing fees, royalty payments or similar fees or payments with any Intellectual Property Subsidiary that provides for the payment of any fees or the making of any payments by the Company to the Intellectual Property Subsidiary in any year in excess of 10% of the gross revenues for such year attributable to the sales of products using the patents, trademarks, copyrights or other intellectual property that is the subject of such agreement or arrangement.

 Limitation on Layering Debt

  The Indenture provides that the Company will not Incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes.

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

 Restrictions on Holdings

  The Indenture contains covenants limiting the activities of Holdings to acting as a holding company for the Company and activities reasonably incidental thereto.

 Reports

  The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and to the Holders of Notes within 15 days after it is or would have been required to file them with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, at any time after the Company files a registration statement with respect to the Exchange Offer or a shelf registration statement relating to the offer and sale of the Transfer Restricted Notes by the Holders thereof from time to time, the Company will
(i) file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and
(ii) if the Commission will not accept such filing, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to securities analysts and prospective investors. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Trustee, to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

 Future Note Guarantors

  The Company will cause each of its future Domestic Subsidiaries to enter into a supplemental indenture providing for such Domestic Subsidiary to Guarantee payment of the Notes on a senior subordinated and unsecured basis. Each Domestic Subsidiary Guarantee will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of such Guarantor. In addition, the Domestic Subsidiary Guarantee provided by each Domestic Subsidiary will be limited to an amount not to exceed the maximum amount that can be Guaranteed by the relevant Subsidiary without rendering such Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest, including Special Interest, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due, upon redemption or otherwise of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or Holdings to comply with the provisions described under the captions "Repurchase at Option of Holders of Notes--Change of Control" and "Repurchase at Option of Holders of Notes--Asset Sales"; (iv) failure by the Company to comply for 30 days after written notice by the Trustee or Holders of at least 25% of the aggregate principal amount of the Notes outstanding with any of its other agreements, covenants or warranties in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness

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

for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee exists on the date of the Indenture, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or interest on such Indebtedness when due after giving effect to applicable grace periods (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, totals $10.0 million or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments or orders (not fully covered by insurance) totaling in excess of $10.0 million, which judgments or orders either (a) are the subject of any enforcement proceeding commenced by any creditor or (b) remain unstayed for 45 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare by written notice to the Company all the Notes to be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued interest to the date the Notes become due and payable. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (vii) above with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Indenture provides that, if a Default occurs and is continuing, generally the Trustee must, within 90 days after the occurrence of such Default, give to the Holders of Notes notice of such Default. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest or Special Interest on the Notes) if it determines that withholding notice is in their interest.

  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company or Holdings, as such, shall have any liability for any obligations of the Company or Holdings under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes (and the obligations of the Guarantors under the Domestic Subsidiary Guarantees) ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes

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

to receive payments in respect of the principal of, premium, if any, and interest, including Special Interest, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants described under "Certain Covenants" ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, including Special Interest, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 95th day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, although neither a Legal Defeasance nor a Covenant Defeasance shall occur while the Senior Credit Facilities are outstanding unless such defeasance is permitted thereunder or the holders of the Indebtedness represented by the Senior Credit Facilities (or a representative thereof) consent to such Legal Defeasance or Covenant Defeasance; (vi) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (vii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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

TRANSFER AND EXCHANGE

  A Holder of Notes may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes, fees and expenses required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered Holder of a Note will be treated as the owner of such Note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

  Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a nonconsenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders"),
(iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "Repurchase at the Option of Holders"), (viii) amend or modify any Guarantees on the Notes or (ix) make any change in the foregoing amendment, supplement and waiver provisions.

  Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to make certain changes to the Indenture to provide for the issuance of Additional Notes.

PAYMENTS FOR CONSENT

  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires an conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Indebtedness" means, with respect to any specified Person, (i) any Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause (i). For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of any class, or any series of any class, of equity securities of a Person, whether or not voting, shall be deemed to be control.

  "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer, that does not constitute a Restricted Payment or an Investment, by such Person of any of its property or assets (including without limitation, by way of a Sale and Leaseback Transaction and including the issuance, sale or other transfer of any Capital Stock in any Subsidiary (including any Intellectual Property Subsidiary) of such Person or the sale or other transfer of Capital Stock in any Unrestricted Subsidiary of such Person (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by

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condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance), in each case in one or a series of related transactions; provided that, notwithstanding the foregoing, the term "Asset Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted pursuant to the covenant entitled "Merger, Consolidation or Sale of Assets," (b) the sale or lease of inventory and obsolete equipment or personal property no longer useful in the business of such Person, in each case in the ordinary course of business, (c) a transfer of assets by any Person to the Company, an Intellectual Property Subsidiary or a Wholly Owned Subsidiary of the Company, (d) an issuance of Capital Stock by any Person to the Company or to a Wholly Owned Subsidiary of the Company, (e) the sale or other disposition of cash or Cash Equivalents, (f) the issuance by the Company of shares of its Capital Stock, (g) the licensing of intellectual property in the ordinary course of business or (h) Asset Swaps permitted pursuant to the covenant entitled "Repurchase at Option of Holders--Asset Sales."

  "Asset Swap" means the substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company and another Person or group of affiliated Persons (which Person or group of affiliated Persons is not affiliated with the Company) pursuant to an Asset Swap Agreement.

  "Asset Swap Agreement" means a definitive agreement, subject only to customary closing conditions that the Company in good faith believes will be satisfied, providing for an Asset Swap; provided, however, that any amendment to, or waiver of, any closing condition that individually or in the aggregate is material to such Asset Swap shall be deemed to be a new Asset Swap Agreement.

  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

  "Board" means the board of directors of the Company.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

  "Cash Equivalent" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any commercial bank of recognized standing having capital and surplus in excess of $500.0 million or
(ii) any bank whose short-term commercial paper rating from Standard and Poor's Rating Group is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper issued by any Approved

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Lender (or by the parent company thereof), (d) repurchase obligations of any lender under the Senior Credit Facilities (as in effect on the date of the Indenture) or any Approved Lender and (e) any shares of money market mutual or similar funds having assets in excess of $500.0 million or which invest exclusively in the assets satisfying the requirements of clauses (a) through
(d) of this definition.

  "Change of Control" means such time as:

    (i) prior to the initial Public Equity Offering by the Company or Holdings of its common stock, (a) Holdings ceases to be, directly or indirectly, the beneficial owner of 100% of the voting power of the Voting Stock of the Company (unless the Company has merged with or into Holdings in compliance with the covenant set forth under the caption "Merger, Consolidation or Sale of Assets" or (b) the Initial Shareholders cease to be, directly or indirectly, the beneficial owners, in the aggregate, of more than 50% of the voting power of the Voting Stock of the Company and of Holdings, in each case on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options any other securities of the Company or Holdings, as the case may be, convertible into or exercisable for Voting Stock of the Company or Holdings, as the case may be (whether or not such securities are then currently convertible or exercisable); or

    (ii) after the initial Public Equity Offering by the Company or Holdings of its common stock, (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than one or more of the Initial Shareholders) becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 35% or more of the voting power of the Voting Stock of the Company or Holdings on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company or Holdings, as the case may be, convertible into or exercisable for Voting Stock of the Company or Holdings, as the case may be, (whether or not such securities are then currently convertible or exercisable) and (b) such person or group is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Company or Holdings, as the case may be, calculated on such fully diluted basis, than the percentage beneficially owned by the Initial Shareholders; or

    (iii) the Company or Holdings merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Company or Holdings, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Holdings, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company or Holdings, as the case may be, is converted into or exchanged for (1) Voting Stock (other than Redeemable Stock) of the surviving or transferee corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (y) immediately after such transaction no "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) (other than one or more of the Initial Shareholders) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (1) 35% or more of the voting power of the Voting Stock of the surviving or transferee corporation on a fully diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of such surviving or transferee corporation convertible into or exercisable for Voting Stock of such surviving or transferee corporation (whether or not such securities are then currently convertible or exercisable) and (2) a greater percentage of the voting power of the Voting Stock of such surviving or transferee corporation calculated on such fully diluted basis, than the percentage beneficially owned by the Initial Shareholders; or

    (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board or the board of directors of Holdings, together with any new members of such Board or board of directors (a) whose election by such Board or board of directors or whose nomination for election by the stockholders of the Company or Holdings, as the case may be, was approved by a vote of a majority of the members of such Board or board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (b) elected by the Initial Shareholders, cease for any reason to constitute a majority of the directors of the Company or Holdings, as the case may be, then in office.

  "Commission" means the Securities and Exchange Commission.

  "Consolidated Interest Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) the sum of (a) Consolidated Interest Expense for such four fiscal quarters plus (b) all cash preferred dividends (tax effected) for such period; provided, however, that:

    (a) if the Company or any Subsidiary of the Company (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the application of the proceeds thereof as if such Indebtedness had been Incurred and the proceeds thereof applied on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio involves a discharge of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including application of the proceeds of such new Indebtedness, as if such defeasance, repayment, repurchase or discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under the Revolving Credit Facility or other revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period);

    (b) if since the beginning of such period the Company or any of its Subsidiaries shall have disposed of any company or any business or any group of assets constituting an operating unit (a "Disposal"), the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Disposal for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any of its Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Disposal for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale);


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    (c) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) shall have acquired any company or any business or any group of assets constituting an operating unit (an "Acquisition"), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Acquisition occurred on the first day of such period; and

    (d) if since the beginning of such period any Person (that subsequently became a Subsidiary of the Company or was merged with or into the Company or any Subsidiary of the Company since the beginning of such period) shall have made any Disposal or Acquisition that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Subsidiary of the Company during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Disposal or Acquisition occurred on the first day of such period.

  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Subsidiary of the Company, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company, either a fixed or floating rate. If any Indebtedness that is being given pro forma effect was Incurred under the Revolving Credit Facility or any other revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries as determined in accordance with GAAP, plus, to the extent not included in such interest, (i) the interest component of Capital Lease Obligations and Attributable Debt, whether paid or accrued, (ii) amortization of debt discount, (iii) non-cash interest expense, (iv) accrued interest, (v) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vi) net costs associated with Hedging Obligations, (vii) the interest portion of any deferred obligation, (viii) Preferred Stock dividends in respect of all Preferred Stock (including Redeemable Stock) of Subsidiaries of the Company and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary of the Company and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom (y) any such interest expense in respect of Qualified Subordinated Indebtedness and (z) any such interest expense of any Unrestricted Subsidiary of the Company to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Subsidiary of the Company.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income (but not loss) of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income (if positive) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary of the Company, to the extent otherwise included, shall be excluded, until distributed in cash to the Company or one of its Subsidiaries and provided further that, for the purposes of clause (i), Net Income of any such entity shall be calculated in the same manner that Net Income of the Company is calculated. Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any payments of interest on Indebtedness, dividends, repayments of principal of loans or advances, or other transfers of assets, from Unrestricted Subsidiaries to the Company or any of its Subsidiaries to the extent such payments, dividends, repayments, advances or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iii) thereof.

  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Redeemable Stock of the Company.

  "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP (excluding any non-cash charge that requires or represents an accrual or reserve for cash charges for any future period, other than accruals for future retiree medical obligations made pursuant to SFAS No. 87, No. 112 and No. 116, as amended or modified).

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values to or under which the Company or any of its Subsidiaries is a party or a beneficiary.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Senior Indebtedness" means, with respect to any Person, (i) so long as the Senior Credit Facilities are outstanding, Indebtedness of such Person under the Senior Credit Facilities and (ii) thereafter, any other Senior Indebtedness of such Person permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by such Person as "Designated Senior Indebtedness."

  "Domestic Subsidiary" means any direct or indirect Subsidiary of the Company that is organized and existing under the laws of the United States, any state thereof or the District of Columbia, but shall not include any Intellectual Property Subsidiary unless such Intellectual Property Subsidiary is a Wholly Owned Subsidiary of the Company.

  "Domestic Subsidiary Guarantee" means any unconditional Guarantee, on a senior subordinated and unsecured basis, of the Notes provided by any Domestic Subsidiary of the Company.

  "EBITDA" for any period means the sum of Consolidated Net Income, income tax expense, Consolidated Interest Expense and Consolidated Non-Cash Charges deducted in computing

Consolidated Net Income, without duplication, in each case for such period, of such Person and its consolidated Subsidiaries on a consolidated basis, all determined in accordance with GAAP.

  "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the date of the Indenture, between the Company and the Initial Purchasers.

  "Exchange Notes" means, collectively, debt securities of the Company that are identical in all material respects to the Notes, except for the transfer restrictions relating to the Notes, issued in a like aggregate principal amount of the Notes pursuant to the Exchange and Registration Rights Agreement.

  "Exchange Offer" means a registered exchange offer for the Notes undertaken by the Company pursuant to the Exchange and Registration Rights Agreement.

  "Exempt Affiliate Transactions" means (a) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (b) loans or advances to employees and officers of the Company or any Subsidiary of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Subsidiary or in connection with any relocation, (c) fees, compensation or employee benefit arrangements paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Subsidiary of the Company in the ordinary course of business, (d) any employment agreement (including customary benefits thereunder) that is in effect on the date of the Indenture in the ordinary course of business and any such agreement entered into by the Company or a Subsidiary of the Company after the date of the Indenture in the ordinary course of business of the Company or such Subsidiary, (e) any Restricted Payment that is not prohibited by the covenant set forth under the caption "--Certain Covenants--Limitation on Restricted Payments" above and (f) transactions pursuant to agreements in effect on the date of original issuance of the Notes, including amendments thereto entered into after such date; provided that the terms of any such amendment are not, in the aggregate, less favorable to the Company than the terms of such agreement prior to such amendment and; provided further that such agreements are set forth in a schedule to the Indenture.

  "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facilities) in existence on the date of the Indenture, until such amounts are repaid.

  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms'-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

  "Foreign Subsidiary" means any Subsidiary of the Company that is not a Domestic Subsidiary.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by agreement to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb shall have a correlative meaning.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Holder" means the Person in whose name a Note is registered or the registrar's books.

  "Holdings" means Eagle Family Foods Holdings, Inc., a Delaware corporation.

  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The terms "Incurred," "Incurrence" and "Incurring" shall each have a correlative meaning.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

    (i) the principal (accreted value in the case of Indebtedness Incurred with original issue discount) of and premium (if any) in respect of indebtedness of such Person for borrowed money;

    (ii) the principal (accreted value in the case of Indebtedness Incurred with original issue discount) of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

    (iii) all Capital Lease Obligations and Attributable Debt of such Person;

    (iv) all obligations of such person to pay the deferred and unpaid purchase price of property or services (except Trade Payables);

    (v) all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments or credit transactions, other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iv) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

    (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock of such Person or any Redeemable Stock of such Person's Subsidiaries (but excluding, in each case, any accrued dividends);

    (vii) the amount of Preferred Stock of such Person's Subsidiaries (but excluding any unaccrued dividends);

    (viii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that if such Indebtedness is not assumed by such Person, the amount of such Indebtedness shall be the lesser of (a) the Fair Market Value (as determined by the board of directors of such Person, whose determination shall be conclusive if made in good faith and evidenced by a resolution of such board of directors) of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person;

    (ix) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

    (x) to the extent not otherwise included in this definition, net obligations in respect of Hedging Obligations.

  For purposes of this definition, the maximum fixed redemption, repayment or repurchase price of any Redeemable Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were redeemed, repaid or repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Redeemable Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Redeemable Stock as reflected in the most recent financial statements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

  "Independent Director" means a director of the Company other than a director who is a party, or who is a director, officer, employee or Affiliate (or is related by blood or marriage to any such person) of the other party, to the transaction in question, and who is, in fact, independent in respect of such transaction.

  "Independent Financial Advisor" means a reputable accounting, appraisal or nationally recognized investment banking or consulting firm that is, in the reasonable judgment of the Board, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company.

  "Initial Purchasers" means, collectively, Chase Securities Inc. and Merrill Lynch & Co.

  "Initial Shareholders" means the Sponsors and Management Shareholders.

  "Intellectual Property Subsidiary" means any Subsidiary of the Company (i) substantially all the assets of which are comprised of patents, trademarks, copyrights and other intellectual property, (ii) that is engaged solely in the business of owning such assets (prior to any sale, lease, conveyance, disposition of or other transfer of any of such assets to any Person in accordance with the terms of the Indenture) and licensing such assets to the Company pursuant to a license agreement or other agreement or arrangement relating to licensing fees, royalty payments or similar fees or payments that does not require the payment of any fees or the making of any payments by the Company to such Intellectual Property Subsidiary in any year in excess of 10% of the gross revenues for such year attributable to the sales of products using the patents, trademarks, copyrights or other intellectual property that is the subject of such agreement or arrangement and other activities incidental thereto, (iii) contains in its charter, partnership agreement, operating agreement or other constituent or governing document (A) a provision granting the Company or any Wholly Owned Subsidiary of the Company control over the management (including the sale, lease, conveyance disposition of or other transfer of any of the properties or assets) of such Subsidiary, (B) a prohibition against the making of

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

any distribution by such Subsidiary to any Person other than the Company or any Wholly Owned Subsidiary of the Company with respect to any year (other than in connection with the sale, lease, conveyance, disposition of or other transfer of any assets of such Subsidiary to any Person in accordance with the terms of the Indenture) in an amount in excess of 10% of the difference (if positive) between the revenue of such Subsidiary for such year and the operating expenses of such Subsidiary for such year and (C) a provision requiring that all proceeds derived from the issuance, sale or other transfer of any shares of Capital Stock by such Subsidiary be distributed to the Company promptly upon receipt thereof and (iv) that does not Incur Indebtedness and that does not incur any other obligation other than as permitted under clause (ii) above.

  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including an Affiliate) in the form of a direct or indirect loan (including a Guarantee of Indebtedness or other Obligation), advance or other extension of credit or capital contribution (by means of any transfer of cash or other property) (excluding an advance to any officer or employee of the type specified in clause (b) of the definition of Exempt Affiliate Transactions and accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices), purchase or other acquisition for consideration or ownership of Indebtedness, Capital Stock or other security issued or owned by any other Person and any other item that is or would be classified as an investment on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Capital Stock or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Management Shareholder" means an officer, director or employee of the Company or any Subsidiary of the Company who is the beneficial owner of any Capital Stock of the Company or of Holdings.

  "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with
(a) any Asset Sale (including, without limitation, any dispositions pursuant to a Sale and Leaseback Transaction) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, (iii) any gains (but not losses) from currency exchange transactions not in the ordinary course of business consistent with past practice and (iv) with respect to the Company, (a) cash restructuring charges or writeoffs recorded within the one-year period following the date of the Indenture in an aggregate amount not to exceed $5.0 million and (b) other such non-cash restructuring charges or writeoffs recorded within such one-year period (excluding any non-cash charge that requires or represents an accrual or reserve for cash charges for any future period).

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale but only as and when received) net of (i) the amount of cash applied to repay or defease Indebtedness secured by the asset involved in such Asset Sale, (ii) the direct costs and expenses relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (iii) any relocation expenses incurred as a result thereof, (iv) taxes (including income taxes and taxes payable upon payment or other distribution of funds from a Foreign Subsidiary to the Company or another Subsidiary of the Company) paid or payable as a result thereof, (v) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (vi) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale and (vii) if such Person is a Subsidiary of the Company, any dividends or distributions payable to holders of minority interests in such Subsidiary from the proceeds of such Asset Sale.

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
(b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary of the Company) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

  "Obligations" means any principal, interest, special interest, penalties, premiums, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

  "Officers' Certificate" means a certificate signed by two Officers.

  "pari passu," as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

  "Permitted Indebtedness" means:

    (i) Indebtedness of the Company under the Senior Credit Facilities (and of any future Domestic Subsidiaries under the Domestic Subsidiary Guarantees), or any refinancing thereof, in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $265.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount or the commitments with respect to such Indebtedness pursuant to the covenant described above under the caption "-- Repurchase at the Option of Holders--Asset Sales";

    (ii) the Existing Indebtedness of the Company;

    (iii) the Indebtedness of the Company under the Notes and of any future Domestic Subsidiaries under the Domestic Subsidiary Guarantees;

    (iv) Indebtedness (including Acquired Indebtedness) of the Company or any of its Subsidiaries represented by Capital Lease Obligations, mortgage financings or Purchase Money

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

  Obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary or any Refinancing Indebtedness thereof (provided that the requirements of clause
  (ii) of the definition of Refinancing Indebtedness need not be met for the purposes of this clause (iv)), in an aggregate principal amount not to exceed $20.0 million at any time outstanding;

    (v) Refinancing Indebtedness of the Company or any of its Subsidiaries;

    (vi) Indebtedness of the Company owing to and held by any of its Wholly Owned Subsidiaries or Indebtedness of a Subsidiary of the Company owing to and held by the Company and any of its Wholly Owned Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

    (vii) (a) Hedging Obligations that are Incurred by the Company or any of its Subsidiaries for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the Indenture to be Incurred, (b) Indebtedness for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business, (c) Indebtedness in respect of performance, surety or appeal bonds in the ordinary course of business and
  (d) Indebtedness in respect of any Currency Agreement;

    (viii) Indebtedness of the Company to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Notes tendered in an offer to purchase made as a result of a Change of Control;

    (ix) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Subsidiary of the Company pursuant to such agreements), in any case Incurred in connection with the disposition of any business, assets or Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Subsidiary of the Company in connection with such disposition;

    (x) Qualified Subordinated Indebtedness of the Company or a Domestic Subsidiary;

    (xi) Indebtedness of Foreign Subsidiaries in an amount not at any time exceeding $10.0 million; and

    (xii) Indebtedness of the Company and its Subsidiaries (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $20.0 million.

  "Permitted Investments" means (a) any Investments in the Company; (b) any Investments in Cash Equivalents; (c) Investments made as a result of the receipt of noncash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders--Asset Sales"; (d) Investments outstanding as of the date of the Indenture; (e) Investments in property or assets to be used in (or in Subsidiaries and any entity that, as a result of such Investment, is a Subsidiary engaged in) the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the date of the Indenture or any reasonable extensions or expansions thereof and Investments in the form of any purchase or other acquisition for consideration or ownership of additional Capital Stock of any of the Subsidiaries of the Company permitted under the Indenture; (f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (g) loans or advances to employees made in the ordinary course of business that do not in the aggregate exceed $10.0 million at any time outstanding; (h) accounts receivables and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (i) Investments in any broker or customer; provided that the aggregate amount of such Investments in all brokers and customers shall not at any time exceed $5.0 million; (j) Investments in dealers or customers received as distributions on debt claims under a plan or plans of reorganization in any bankruptcy proceeding filed by or against any dealer or customer under Chapter 11 of Title 11 of the U.S. Code; provided that the Company liquidates such Investments as soon as practicable; and (k) Investments in Indebtedness incurred by the Company or any Subsidiary of the Company in compliance with the covenant described under "--Certain Covenants--Limitation on Incurrence of Indebtedness." The term "Permitted Investments" shall not include the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of any Intellectual Property Subsidiary that are not owned by the Company.

  "Permitted Liens" means Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Subsidiary of the Company or its assets are acquired by such Person; provided that such Liens were not created in contemplation of such merger or consolidation or purchase and do not extend to any assets of the Company or any Subsidiary of the Company, other than the surviving person and its Subsidiaries or such assets.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

  "Private Exchange Notes" means, collectively, debt securities of the Company that are identical in all material respects to the Exchange Notes, except for the transfer restrictions relating to such Private Exchange Notes, issued by the Company (under the same indenture as the Exchange Notes) simultaneously with the delivery of the Exchange Notes in the Exchange Offer, to any Holder that holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or to any Holder that is not entitled to participate in the Exchange Offer, upon the request of any such Holder, in exchange for a like aggregate principal amount of Notes held by such Holder.

  "Productive Assets" means assets of a kind used or usable by the Company and its Subsidiaries in the Company's business or any Related Business.

  "Public Equity Offering" means an underwritten primary public offering of the common stock of the Company or of the common stock of Holdings pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act (whether alone or in conjunction with a secondary public offering).

  "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person Incurred or assumed to finance the construction and/or acquisition of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and Incurred in contemplation of, or within 180 days after, the date of such acquisition (excluding accounts payable to trade creditors Incurred in the ordinary course of business).

  "Qualified Subordinated Indebtedness" means Subordinated Indebtedness owing to an Initial Shareholder or any Affiliate of any Initial Shareholder (or, in the case of Qualified Subordinated Indebtedness issued by the Company to purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of any Intellectual Property Subsidiary, to any other Person) that (i) does not require or permit any payment for any reason upon or in respect thereof, whether principal, interest or otherwise, prior to the Stated Maturity thereof, except in additional Qualified Subordinated Indebtedness,
(ii) does not permit any acceleration thereof at any time prior to the date that is 365 days after the payment in full in cash of the Notes, (iii) has a Stated Maturity that is not earlier than the fifth anniversary of the Stated Maturity of the Notes, (iv) does not contain any affirmative, negative, financial or operating covenants and (v) is expressly subordinated in right of payment to all other Indebtedness of the Company on substantially the same terms that it is subordinated in right of payment to the Notes.

  "Redeemable Stock" means with respect to any Person, Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (unless any redemption or repurchase of such Capital Stock thereupon is required by any such terms, but only to the extent that a payment in respect thereof would be permitted under the covenant set forth under the caption "-- Certain Covenants--Limitation on Restricted Payments"), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date which is one year after the date on which the Notes mature.

  "Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and penalties and premiums incurred in connection therewith); (ii) such Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) such Refinancing Indebtedness ranks in right of payment to the Notes at least to the same extent as the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is Incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Registration Default" means (i) the failure of the Company to file with the Commission the applicable registration statement as required by the Exchange and Registration Rights Agreement, (ii) the failure of the registration statement prepared in connection with the Exchange Offer or any shelf registration statement relating to the offer and sale of the Transfer Restricted Notes by the Holders thereof from time to time to be declared effective as required by the Exchange and Registration Rights Agreement, (iii) the failure to consummate the Exchange Offer as required by the Exchange and Registration Rights Agreement or (iv) the failure of any shelf registration statement relating to the offer and sale of the Transfer Restricted Notes by the Holders thereof from time to time to remain effective as provided in the Exchange and Registration Rights Agreement.

  "Related Business" means any business which is the same as or related, ancillary or complimentary to the business of the Company on the date of the Indenture, as reasonably determined by the Board.

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

  "Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date on which such certification delivered to the Trustee.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Revolving Credit Facility" means that certain senior secured revolving credit facility provided to the Company by The Chase Manhattan Bank, Merrill Lynch Capital Corporation and certain other lenders on the date of the Indenture in an amount equal to $70.0 million and/or any successor facility or facilities.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any Subsidiary of the Company as of the date of the Indenture or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

  "Senior Credit Facilities" means the Revolving Credit Facility and the Term Credit Facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time.

  "Senior Indebtedness" means with respect to Indebtedness of the Company, (i) Indebtedness Incurred under the Senior Credit Facilities and (ii) any other Indebtedness permitted to be Incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on parity with or subordinated in right of payment to any Indebtedness for money borrowed. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes, (x) any Indebtedness of the Company to any of its Subsidiaries, Unrestricted Subsidiaries or other Affiliates, (y) any Trade Payables or (z) any Indebtedness that is Incurred in violation of the Indenture. Senior Indebtedness shall include (a) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law) in accordance with and at the rate (including any rate applicable upon any default, to the extent lawful) specified in any document evidencing the Senior Indebtedness (whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law) and (b) all other obligations with respect to any Senior Indebtedness (including all reimbursement obligations in respect of letters of credit issued under the Senior Credit Facilities and all obligations for fees, expenses, indemnities and other amounts payable thereunder or in connection therewith). "Senior Indebtedness" of any Guarantor has a correlative meaning.

  "Significant Subsidiary" means, at any date of determination, any Subsidiary or Unrestricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 5% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

  "Special Interest" means an amount equal to $0.192 per week per $1,000 principal amount of Notes constituting Transfer Restricted Notes held by each Holder until all Registration Defaults have been cured.

  "Sponsors" means, collectively, GE Investment Private Placement Partners II, a Limited Partnership, and Warburg, Pincus Ventures, L.P. and any successor funds.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of an contingency beyond the control of the issuer unless such contingency has occurred).

  "Subordinated Indebtedness" means Indebtedness of the Company or any Domestic Subsidiary if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding provides that such Indebtedness is subordinated in right of payment to the Notes or any Domestic Subsidiary Guarantees of any such Domestic Subsidiary, as the case may be, and may be subordinated to Senior Indebtedness.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Notwithstanding the foregoing, an Unrestricted Subsidiary and all of its Subsidiaries shall not be a Subsidiary of the Company for any purposes of the Indenture.

  "Term Credit Facility" means that certain senior secured term loan provided to the Company by The Chase Manhattan Bank, Merrill Lynch Capital Corporation and certain other lenders on the date of the Indenture, in an aggregate principal amount of $175.0 million.

  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)77aaa-77bbbb) as in effect on the date of the Indenture.

  "Trade Payables" means, with respect to any Person, any accounts payable or any Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

  "Transfer Restricted Notes" means (i) each Note until the date on which such Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer, (ii) each Note or Private Exchange Note until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement or (iii) each Note or Private Exchange Note until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

  "Unrestricted Subsidiary" means (i) any Person that (a) at the time of determination shall be designated an Unrestricted Subsidiary by the Board in the manner provided below and (b) would, but for such designation, be a Subsidiary of the Company and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless at the time of designation such Subsidiary or any Subsidiary of such Subsidiary owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, then such designation would be permitted under "-- Certain Covenants--Limitation on Restricted Payments" as a "Restricted Payment" after giving effect to the designation. The Board may designate any Unrestricted Subsidiary to be a Subsidiary; provided, however, that immediately after giving pro forma effect to such designation (1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test in "--Certain Covenants--Limitation on Indebtedness" and (2) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payments at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of the Indenture.

                         BOOK-ENTRY; DELIVERY AND FORM

  The Original Notes were offered and sold in connection with the initial offering thereof solely to "qualified institutional buyers," as defined in Rule 144A ("Rule 144A") under the Securities Act ("QIBs"), pursuant to Rule 144A and in offshore transactions to persons other than "U.S. persons," as defined in Regulation S ("Regulation S") under the Securities Act ("Non-U.S. Persons"), in reliance on Regulation S. Following the initial offering of the Original Notes, the Original Notes may be sold to QIBs pursuant to Rule 144A, Non-U.S. Persons in reliance on Regulation S and pursuant to other exemptions from, or in transactions not subject to, the registration requirements of the Securities Act, as described under "Transfer Restrictions", including sales to institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act ("Institutional Accredited Investors"), that are not QIBs.

THE GLOBAL NOTES

  Rule 144A Global Note. Notes offered and sold to QIBs pursuant to Rule 144A were issued in the form of one or more registered notes in global form, without interest coupons (collectively, the "Rule 144A Global Note"). The Rule 144A Global Note was deposited on the date of the closing of the sale of the Original Notes to the Initial Purchasers (the "Closing Date"), which will be the same day as the Issue Date, with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee. Interests in the Rule 144A Global Note will be available for purchase only by QIBs.

  Regulation S Global Notes. Original Notes offered and sold in offshore transactions to Non-U.S. Persons in reliance on Regulation S will initially be issued in the form of one or more registered notes in temporary global form, without interest coupons (collectively, "the Regulation S Temporary Global Note"). Beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in a corresponding note in permanent global form (the "Regulation S Permanent Global Note" and, together with the Regulation S Temporary Global Note, the "Regulation S Global Notes") within a reasonable period after the expiration of the Restricted Period (as defined below) upon certification that the beneficial interests in the Regulation S Temporary Global Notes are owned by either Non-U.S. Persons or U.S. persons who purchased such interests pursuant to an exemption from, or in transaction not subject to, the registration requirements of the Securities Act. Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, a custodian for DTC in the manner described in the preceding paragraph for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), or Cedel Bank, societe anonyme ("Cedel"). Prior to the 40th day after the later of the commencement of the offering of the Notes and the Closing Date (such period through and including such 40th day, the "Restricted Period"), interests in the Regulation S Temporary Global Note may only be held through Euroclear or Cedel (as indirect participants in DTC) unless exchanged for interests in the Rule 144A Global Note or the Institutional Accredited Investor Global Note (as defined below) in accordance with the transfer and certification requirements described herein.

  Investors may hold their interests in the applicable Regulation S Global Note directly through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold such interests through organizations other than Euroclear or Cedel that are participants in the DTC system. Euroclear and Cedel will hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories. Such depositories, in turn, will

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

hold such interests in the Regulation S Global Note in customers' securities accounts in the depositories' names on the books of DTC.

  Institutional Accredited Investor Global Note. In connection with the sale of Original Notes to an Institutional Accredited Investor, beneficial interests in any of the Global Notes (as defined below) may be exchanged for interests in a separate note in registered form, without interest coupons (the "Institutional Accredited Investor Global Note"), which will be deposited on the Closing Date with, or on behalf of, a custodian for DTC in the manner described in the preceding paragraphs.

  Except as set forth below, the Rule 144A Global Note, the Regulation S Global Notes and the Institutional Accredited Investor Global Note (collectively, the "Global Notes") may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Original Notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below.

  The Original Notes are subject to certain restrictions on transfer and will bear a restrictive legend as set forth under "Transfer Restrictions."

  All interests in the Global Notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

EXCHANGES AMONG THE GLOBAL NOTES

  Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Temporary Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the Institutional Accredited Investor Global Note will be made only in accordance with applicable procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided in the Indenture to the effect that such transfer is being made to
(i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or
(ii) an Institutional Accredited Investor purchasing for its own account, or for the account of such an Institutional Accredited Investor, in a minimum principal amount of the Original Notes of $250,000. In addition, in the case of a transfer pursuant to clause (ii) above, the transferor may be required to deliver to the Company and the Trustee (as defined in the Indenture) a letter from the transferee substantially in the form of Annex A hereto, which shall provide, among other things, that the transferee is an Institutional Accredited Investor that is acquiring such Notes not for distribution in violation of the Securities Act.

  Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the Institutional Accredited Investor Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, will be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel.

  Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

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

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

  The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. None the Company or any of the Initial Purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

  DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

  The Company expects that, pursuant to procedures established by DTC, (i) upon deposit of each Global Note, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Note and
(ii) ownership of the Original Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

  The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Original Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Original Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

  So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Original Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or such Global Note. The Company understands that under existing industry practice, in the event that the Company requests any action of holders of Original Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Original Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Original Notes.

  Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Original Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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

CERTIFICATED NOTES

  If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depository or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depository is not appointed within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Original Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Original Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

  Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Original Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Original Notes to be issued).

                      ORIGINAL NOTES REGISTRATION RIGHTS

  The Company, Holdings and the Initial Purchasers entered into the Exchange and Registration Rights Agreement in connection with the issuance of the Notes. Pursuant to the Exchange and Registration Rights Agreement, the Company and Holdings agreed to (i) file with the Commission on or prior to 90 days after the Issue Date a registration statement on Form S-1 or Form S-4, if the use of such form is then available (the "Exchange Offer Registration Statement"), relating to the registered Exchange Offer for the Notes under the Securities Act and (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. As soon as practicable after the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities (as defined below) who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Transfer Restricted Securities for Exchange Notes, which will be an issue of a second series of notes that are identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) that will be registered under the Securities Act. The Company will keep the Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Original Notes.

  If (i) because of any change in law or applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect the Exchange Offer as contemplated by the Exchange and Registration Rights Agreement, (ii) any Original Notes validly tendered pursuant to the Exchange Offer are not exchanged for Exchange Notes within 180 days after the Issue Date, (iii) any Initial Purchaser so requests with respect to Original Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, (iv) any applicable law or interpretations do not permit any holder of Original Notes to participate in the Exchange Offer, (v) any holder of Original Notes that participates in the Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Original Notes or (vi) the Company so elects, then the Company will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Original Note until (i) the date on which such Original Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer,
(ii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Original Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

  The Company and Holdings will use their reasonable best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each, a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. Unless the Exchange Offer would not be permitted by a policy of the Commission, the Company will commence the Exchange Offer and will use its reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to 180 days after the Issue Date. If applicable, the Company will use its reasonable best efforts to keep the Shelf Registration Statement effective for a period of two years after the Issue Date.

  If (i) the applicable Registration Statement is not filed with the Commission on or prior to 90 days after the Issue Date; (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 150 days after the Issue Date; (iii) the Exchange Offer is not consummated on or prior to 180 days after the Issue Date or (iv) the Shelf Registration Statement is filed and declared effective within 180 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a

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

"Registration Default"), the Company will be obligated to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Original Notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed, the Exchange Offer Registration Statement is declared effective and the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Original Notes on semi-annual payment dates that correspond to interest payment dates for the Original Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

  The Exchange and Registration Rights Agreement also provides that the Company and Holdings (i) shall make available for a period of 180 days after the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes and (ii) shall pay all expenses incident to the Exchange Offer (including the expense of one counsel to the holders of the Original Notes) and will indemnify certain holders of the Original Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Exchange and Registration Rights Agreement (including certain indemnification rights and obligations).

  Each holder of Original Notes who wishes to exchange such Original Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business;
(ii) it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and (iii) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company or of Holdings, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  Holders of the Original Notes will be required to make certain representations to the Company (as described above) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Original Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells Original Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

  For so long as the Original Notes are outstanding, the Company and Holdings will continue to provide to holders of the Notes and to prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act.

  The foregoing description of the Exchange and Registration Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to all provisions of the Exchange and Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following represents the opinion of Willkie Farr & Gallagher of the material U.S. Federal income tax consequences applicable to holders of the Notes. This summary is based upon current provisions of the Code, regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service ("IRS") and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The opinion does not deal with all aspects of U.S. Federal income taxation that may be relevant to particular investors in light of their personal investment circumstances, including persons holding Notes as part of a conversion transaction or as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, nor does it discuss U.S. Federal income tax considerations applicable to certain types of investors subject to special treatment under the U.S. Federal income tax laws, including insurance companies, tax-exempt organizations and financial institutions or broker-dealers. In addition, the opinion does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular investor. Except as specifically provided below with respect to Non-U.S. Holders (as defined below), the opinion is limited to holders of Notes that are U.S. persons. For purposes of the opinion, a "U.S. person" means (i) a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate or trust described in Section 7701(a)(30) of the Code, or (iv) a person whose worldwide income or gain is otherwise subject to U.S. Federal income taxation on a net income basis, and a "Non-U.S. Holder" means any beneficial owner of a Note that is not a U.S. person. EACH POTENTIAL INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

TAXATION OF THE NOTES

  Interest on the Notes. A holder of a Note will be required to report interest earned on the Note as ordinary interest income for U.S. Federal income tax purposes in accordance with such holder's method of tax accounting.

  Disposition of the Notes. A holder's tax basis for a Note generally will be such holder's purchase price for the Note. Upon the sale, exchange, redemption, retirement or other disposition of a Note, a holder will recognize capital gain or loss equal to the difference (if any) between the amount realized (other than amounts attributable to accrued but unpaid stated interest which will be taxable as ordinary income) and such holder's tax basis in the Note. Such gain or loss shall be treated as long-term capital gain or loss if the Note was held for more than one year. In the case of individuals, such gain or loss will be subject to a maximum rate of 28% if the Note has been held for more than one year but less than eighteen months and will be subject to a maximum tax rate of 20% if the Note has been held for more than eighteen months.

  Exchange Offer. The exchange of a Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange.

NON-U.S. HOLDERS

  Subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to U.S. Federal income or withholding tax on payments of interest on a Note, provided that (i) the holder is not (A) a direct or indirect owner of 10% or more of the total voting power of all voting stock of the Company or (B) a controlled foreign corporation related to the Company through stock ownership, (ii) such interest payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (iii) the Company or its paying agent receives certain information from the holder (or a financial institution that holds the Notes in the ordinary course of its trade or business) certifying that such holder is a Non-U.S. Holder. See "--Information Reporting and Backup Withholding" for recent changes to the requirements described in (iii) above. Subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to U.S. Federal income or withholding tax on gains from the sale or other disposition of a Note, provided that (i) such gains are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (ii) such Non-U.S. Holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition and meets certain other requirements.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  On October 6, 1997, the Treasury Department issued final regulations relating to withholding, information reporting and backup withholding that unify current certification procedures and forms and clarify reliance standards (the "Final Regulations"). The Final Regulations generally will be effective with respect to payments made after December 31, 1998. Except as provided below, this section describes rules applicable to payments made on or before December 31, 1998.

  A holder of a Note may be subject to backup withholding at a rate of 31% with respect to interest paid on the Note and proceeds from the sale, exchange, redemption or retirement of the Note, unless such holder (i) is a corporation or comes within with certain other exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number (social security number or employer identification number), certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.

  A Non-U.S. Holder will be exempt from backup withholding and information reporting requirements, but may be required to comply with certification and identification procedures in order to obtain an exemption from backup withholding and information reporting.

  Any amount withheld under the backup withholding rules from a payment to a holder is allowable as a credit against such holder's U.S. Federal income tax (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

  The Final Regulations impose certain certification and documentation requirements on Non-U.S. Holders claiming an exemption from withholding, information reporting and backup withholding on interest paid on the Notes and proceeds of a sale of the Notes.

  PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT, IF ANY, OF THE FINAL REGULATIONS ON THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company and Holdings have agreed that, for a period of 180 days after the Expiration Date, the Company will make this prospectus, as amended or supplemented, available to any broker-
dealer for use in connection with any such resale. In addition, until      ,
1998, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  Neither the Company nor Holdings will receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period not to exceed 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and Holdings have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any broker-dealers and will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The legality of the Exchange Notes will be passed upon for the Company by Willkie Farr & Gallagher, New York, New York.

                                    EXPERTS

  The combined financial statements of Borden Brands North America of BFC included in this Prospectus as of December 31, 1996 and 1997 and the related combined statements of operations, owner's investment and cash flows for the twenty-three day period ended January 23, 1998 and for each of the three years in the period ended December 31, 1997, have been audited by Deloitte & Touche llp, independent auditors given on the authority of said firm as experts in auditing and accounting, as stated in their report appearing herein. The balance sheet of Eagle Family Foods, Inc. and the consolidated balance sheet of Eagle Family Foods Holdings, Inc. as of January 23, 1998 included in this Exchange Offer has been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants of Eagle Family Foods, Inc. and Eagle Family Foods Holdings, Inc., given on the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Eagle Family Foods, Inc.
Eagle Family Foods Holdings, Inc.
  Report of Independent Accountants.......................................  F-2
  Eagle Family Foods, Inc. Statement of Operations for the sixty-four day period ended March 28, 1998 (unaudited)................................  F-3
  Eagle Family Foods, Inc. Balance Sheet, as of March 28, 1998 (unaudited)
   and January 23, 1998...................................................  F-4
  Eagle Family Foods, Inc. Statement of Cash Flows for the sixty-four day period ended March 28, 1998 (unaudited)................................  F-5
  Eagle Family Foods, Inc. Statement of Changes in Stockholders' Equity
   (Deficit) for the sixty-four day period ended March 28, 1998
   (unaudited)............................................................  F-6
  Eagle Family Foods Holdings, Inc. Consolidated Statement of Operations
   for the sixty-four day period ended March 28, 1998 (unaudited).........  F-7
  Eagle Family Foods Holdings, Inc. Consolidated Balance Sheet, as of
   March 28, 1998 (unaudited) and January 23, 1998........................  F-8
  Eagle Family Foods Holdings, Inc. Consolidated Statements of Cash Flows
   for the sixty-four day period ended March 28, 1998 (unaudited).........  F-9
  Eagle Family Foods Holdings, Inc. Consolidated Statement of Changes in
   Stockholders' Equity (Deficit) for the sixty-four day period ended
   March 28, 1998 (unaudited)............................................. F-10
  Notes to the Financial Statements....................................... F-11
Borden Brands North America
  Independent Auditors' Report............................................ F-22
  Combined Statements of Operations of the Predecessor Company, for the
   three months ended March 29, 1997 (unaudited), the twenty-three day period ended January 23, 1998 and for the years ended December 31,
   1997, 1996 and 1995.................................................... F-23
  Combined Balance Sheets of the Predecessor Company, as of December 31,
   1997 and 1996 ......................................................... F-24
  Combined Statements of Cash Flows of the Predecessor Company, for the
   three months ended March 29, 1997 (unaudited), the twenty-three day period ended January 23, 1998 and for the years ended December 31,
   1997, 1996 and 1995.................................................... F-25
  Combined Statements of Owner's Investment of the Predecessor Company,
   for the twenty-three day period ended January 23, 1998 and for the years ended December 31, 1997, 1996 and 1995........................... F-26
  Notes to Combined Financial Statements of the Predecessor Company....... F-27

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Eagle
 Family Foods Holdings, Inc.

  We have audited the accompanying balance sheet of Eagle Family Foods, Inc. and the consolidated balance sheet of Eagle Family Foods Holdings, Inc. as of January 23, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of these balance sheets provides a reasonable basis for our opinion.

  In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Eagle Family Foods, Inc. and Eagle Family Foods Holdings, Inc., respectively, as of January 23, 1998, in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.

Columbus, Ohio
April 15, 1998

                         EAGLE FAMILY FOODS, INC.

                          STATEMENT OF OPERATIONS

            FOR THE SIXTY-FOUR DAY PERIOD ENDED MARCH 28, 1998

                                (UNAUDITED)

                          (DOLLARS IN THOUSANDS)

                                                              FOR THE SIXTY-FOUR
                                                               DAY PERIOD ENDED
                                                                MARCH 28, 1998
                                                              ------------------
Net sales....................................................      $ 24,177
Cost of goods sold...........................................        18,881
                                                                   --------
Gross margin.................................................         5,296
Distribution expense.........................................         1,556
Marketing expense............................................         5,122
General & administrative expense.............................         1,584
Amortization of intangibles..................................         4,736
In-process research and development write-off................        23,900
                                                                   --------
Operating loss...............................................       (31,602)
Interest expense.............................................         4,672
                                                                   --------
Loss before income taxes.....................................       (36,274)
Income tax benefit...........................................        12,697
                                                                   --------
Net loss.....................................................      $(23,577)
                                                                   ========

 The accompanying Notes are an integral part of the financial statements.

                            EAGLE FAMILY FOODS, INC.
                                 BALANCE SHEET

                 AS OF MARCH 28, 1998 AND JANUARY 23, 1998

               (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                         MARCH 28,
                                                           1998     JANUARY 23,
                                                        (UNAUDITED)    1998
                                                        ----------- -----------
                        ASSETS
CURRENT ASSETS
  Cash and cash equivalents............................  $ 10,278    $  3,798
  Account receivable, net..............................    12,230         --
  Inventories..........................................    21,086      20,100
  Other current assets.................................       209          51
                                                         --------    --------
    Total Current Assets...............................    43,803      23,949
PROPERTY AND EQUIPMENT, NET............................    23,520      23,950
NOTES RECEIVABLE FROM RELATED PARTIES (NOTE 11)........       825         825
INTANGIBLES, NET.......................................   309,707     312,758
DEFERRED INCOME TAXES..................................    12,697       9,202
OTHER NON-CURRENT ASSETS...............................     9,207       9,363
                                                         --------    --------
TOTAL ASSETS...........................................  $399,759    $380,047
                                                         ========    ========
         LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Short-term debt......................................  $  1,000    $  1,000
  Accounts payable.....................................    13,190         --
  Other current liabilities............................    11,144       5,744
                                                         --------    --------
    Total Current Liabilities..........................    25,334       6,744
LONG-TERM DEBT.........................................   315,500     305,500
COMMITMENTS AND CONTINGENCIES (NOTE 12)
STOCKHOLDER'S EQUITY
  Common stock, $.01 par value, 250,000 shares
   authorized,
   10,000 shares issued and outstanding................         1           1
  Additional paid-in capital...........................    82,500      82,500
  Accumulated deficit (Note 5).........................   (23,577)    (14,698)
  Accumulated translation adjustment...................         1         --
                                                         --------    --------
    Total Stockholder's Equity.........................    58,925      67,803
                                                         --------    --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY.............  $399,759    $380,047
                                                         ========    ========

 The accompanying Notes are an integral part of the financial statements.

                         EAGLE FAMILY FOODS, INC.

                          STATEMENT OF CASH FLOWS

            FOR THE SIXTY-FOUR DAY PERIOD ENDED MARCH 28, 1998

                                (UNAUDITED)

                          (DOLLARS IN THOUSANDS)

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Net loss.......................................................... $ (23,577)
  Adjustments to reconcile net loss to net cash from (used in) oper-
   ating activities
    Depreciation and amortization...................................     5,338
    In-process research and development write-off...................    23,900
    Deferred taxes..................................................   (12,697)
  Net change in current assets and liabilities
    Accounts receivable.............................................   (12,230)
    Inventories.....................................................      (986)
    Accounts payable................................................    13,190
    Other current assets............................................      (158)
    Other liabilities...............................................     5,400
                                                                     ---------
  Cash used in operating activities.................................    (1,820)
CASH USED IN INVESTING ACTIVITIES
  Capital expenditures..............................................       (17)
  Acquisition costs.................................................    (1,683)
                                                                     ---------
  Cash used in investing activities.................................    (1,700)
CASH FROM FINANCING ACTIVITIES
  Proceeds from long-term debt......................................    10,000
Increase in cash and cash equivalents...............................     6,480
Cash and cash equivalents at beginning of period....................     3,798
                                                                     ---------
Cash and cash equivalents at end of period.......................... $  10,278
                                                                     =========
Supplemental disclosure:
  Interest paid..................................................... $      39
                                                                     =========

 The accompanying Notes are an integral part of the financial statements.

                         EAGLE FAMILY FOODS, INC.

          STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

            FOR THE SIXTY-FOUR DAY PERIOD ENDED MARCH 28, 1998

                                (UNAUDITED)

                          (DOLLARS IN THOUSANDS)

                                   ADDITIONAL              ACCUMULATED
                            COMMON    PAID     ACCUMULATED TRANSLATION
                            STOCK   IN CAPITAL   DEFICIT   ADJUSTMENT   TOTAL
                            ------ ----------- ----------- ----------- --------
Balance, January 23, 1998.   $ 1     $82,500    $(14,698)     $--      $ 67,803
Adjustment to stockhold-
 er's equity at
 January 23, 1998 for
 write off of
 in-process research and
 development, net of taxes   --          --       14,698       --        14,698
 (Note 5).................   ---     -------    --------      ----     --------
Balance, January 23, 1998,
 as adjusted..............     1      82,500         --        --        82,501
Net loss..................   --          --      (23,577)      --       (23,577)
Accumulated translation      --          --          --          1            1
 adjustment...............   ---     -------    --------      ----     --------
Balance, March 28, 1998...   $ 1     $82,500    $(23,577)     $  1     $ 58,925
                             ===     =======    ========      ====     ========

 The accompanying Notes are an integral part of the financial statements.

                     EAGLE FAMILY FOODS HOLDINGS, INC.

                   CONSOLIDATED STATEMENT OF OPERATIONS

            FOR THE SIXTY-FOUR DAY PERIOD ENDED MARCH 28, 1998

                                (UNAUDITED)

                          (DOLLARS IN THOUSANDS)

                                                                     FOR THE
                                                                  SIXTY-FOUR DAY
                                                                   PERIOD ENDED
                                                                  MARCH 28, 1998
                                                                  --------------
Net sales........................................................    $ 24,177
Cost of goods sold...............................................      18,881
                                                                     --------
Gross margin.....................................................       5,296
Distribution expense.............................................       1,556
Marketing expense................................................       5,122
General & administrative expense.................................       1,589
Amortization of intangibles......................................       4,736
In-process research and development write-off....................      23,900
                                                                     --------
Operating loss...................................................     (31,607)
Interest expense.................................................       4,672
                                                                     --------
Loss before income taxes.........................................     (36,279)
Income tax benefit...............................................      12,697
                                                                     --------
Net loss.........................................................    $(23,582)
                                                                     ========

 The accompanying Notes are an integral part of the financial statements.

                       EAGLE FAMILY FOODS HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEET

                 AS OF MARCH 28, 1998 AND JANUARY 23, 1998

               (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                             MARCH 28, 1998
                                                              (UNAUDITED)   JANUARY 23, 1998
                                                             -------------- ----------------
                           ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................    $ 10,278        $  3,798
  Accounts receivable, net..................................      12,230             --
  Inventories...............................................      21,086          20,100
  Other current assets......................................         208              50
                                                                --------        --------
    Total Current Assets....................................      43,802          23,948
PROPERTY AND EQUIPMENT, NET.................................      23,520          23,950
INTANGIBLES, NET............................................     309,707         312,758
DEFERRED INCOME TAXES.......................................      12,697           9,202
OTHER NON-CURRENT ASSETS....................................       9,207           9,363
                                                                --------        --------
TOTAL ASSETS................................................    $398,933        $379,221
                                                                ========        ========
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Short-term debt...........................................    $  1,000        $  1,000
  Accounts payable..........................................      13,190             --
  Other current liabilities.................................      11,144           5,744
                                                                --------        --------
    Total Current Liabilities...............................      25,334           6,744
LONG-TERM DEBT..............................................     315,500         305,500
COMMITMENTS AND CONTINGENCIES (NOTE 12)
REDEEMABLE PREFERRED STOCK
  Series A preferred stock, $100 stated value,
   1,000,000 shares authorized,
   816,750 shares issued and outstanding....................      83,107          81,675
  Subscription receivable (Note 11).........................        (817)           (817)
                                                                --------        --------
                                                                  82,290          80,858
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock $0.01 par value, 1,200,000 shares authorized,
   971,839 shares issued and outstanding (Note 9) ..........          10              10
  Additional paid-in capital................................         962             962
  Unearned compensation (Note 13)...........................        (142)           (147)
  Accumulated deficit (Note 5)..............................     (25,014)        (14,698)
  Subscription receivable (Note 11).........................          (8)             (8)
  Accumulated translation adjustment........................           1             --
                                                                --------        --------
    Total Stockholders' Equity (Deficit)....................     (24,191)        (13,881)
                                                                --------        --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)........    $398,933        $379,221
                                                                ========        ========

 The accompanying Notes are an integral part of the financial statements.

                     EAGLE FAMILY FOODS HOLDINGS, INC.

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

            FOR THE SIXTY-FOUR DAY PERIOD ENDED MARCH 28, 1998

                                (UNAUDITED)

                          (DOLLARS IN THOUSANDS)

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Net loss........................................................... $(23,582)
  Adjustments to reconcile net loss to net cash from (used in) oper-
   ating activities
    Depreciation and amortization....................................    5,343
    In-process research and development write-off....................   23,900
    Deferred taxes...................................................  (12,697)
  Net change in current assets and liabilities
    Accounts receivable..............................................  (12,230)
    Inventories......................................................     (986)
    Accounts payable.................................................   13,190
    Other current assets.............................................     (158)
    Other liabilities................................................    5,400
                                                                      --------
  Cash used in operating activities..................................   (1,820)
CASH USED IN INVESTING ACTIVITIES
  Capital expenditures...............................................      (17)
  Acquisition costs..................................................   (1,683)
                                                                      --------
  Cash used in investing activities..................................   (1,700)
CASH FROM FINANCING ACTIVITIES
  Proceeds from long-term debt.......................................   10,000
Increase in cash and cash equivalents................................    6,480
Cash and cash equivalents at beginning of period.....................    3,798
                                                                      --------
Cash and cash equivalents at end of period........................... $ 10,278
                                                                      ========
Supplemental disclosure:
  Interest paid...................................................... $     39
                                                                      ========

 The accompanying Notes are an integral part of the financial statements.

                     EAGLE FAMILY FOODS HOLDINGS, INC.

    CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

            FOR THE SIXTY-FOUR DAY PERIOD ENDED MARCH 28, 1998

                                (UNAUDITED)

                          (DOLLARS IN THOUSANDS)

                                 ADDITIONAL                                        ACCUMULATED
                          COMMON    PAID       UNEARNED   ACCUMULATED SUBSCRIPTION TRANSLATION
                          STOCK   IN CAPITAL COMPENSATION   DEFICIT    RECEIVABLE  ADJUSTMENT   TOTAL
                          ------ ----------- ------------ ----------- ------------ ----------- --------
Balance, January 23,
 1998...................   $10      $962        $(147)     $(14,698)      $ (8)       $--      $(13,881)
Adjustment to stockhold-
 ers' equity at January
 23, 1998 for write-off
 of
 in-process research and
 development, net of       --        --           --         14,698        --          --        14,698
 taxes (Note 5).........   ---      ----        -----      --------       ----        ----     --------
Balance, January 23,
 1998, as adjusted......    10       962         (147)          --          (8)        --           817
Net loss................   --        --           --        (23,582)       --          --       (23,582)
Preferred stock divi-
 dend...................   --        --           --         (1,432)       --          --        (1,432)
Amortization of unearned
 compensation...........   --        --             5           --         --          --             5
Accumulated translation    --        --           --            --         --            1            1
 adjustment.............   ---      ----        -----      --------       ----        ----     --------
Balance, March 28, 1998.   $10      $962        $(142)     $(25,014)      $ (8)       $  1     $(24,191)
                           ===      ====        =====      ========       ====        ====     ========

 The accompanying Notes are an integral part of the financial statements.

                           EAGLE FAMILY FOODS, INC.
                       EAGLE FAMILY FOODS HOLDINGS, INC.

                    NOTES TO THE FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION:

  The accompanying balance sheets present the financial position of Eagle Family Foods, Inc. ("EFFI" or the "Company") and the consolidated financial position of Eagle Family Foods Holdings, Inc. ("Holdings") and its wholly owned subsidiary, EFFI. All significant intercompany balances and transactions have been eliminated in consolidation. Each of the Company's and Holdings' fiscal year end is the last Saturday in June.

  EFFI was incorporated on November 14, 1997 and Holdings was incorporated on December 22, 1997. On December 30, 1997, EFFI issued 10,000 shares of common stock, par value $.01 per share, for $1,000 to Holdings. Holdings and EFFI did not incur any income or expenses until commencement of operations on January 23, 1998. On January 23, 1998, Holdings received $82.5 million from GE Investment Private Placement Partners II ("GEI"), Warburg, Pincus Ventures, L.P. ("Warburg") and certain members of management in exchange for 825,000 shares of common stock and 816,750 shares of Series A preferred stock. On January 23, 1998, EFFI acquired certain assets of Borden Foods Corporation ("BFC") and certain of their affiliates for $376.5 million subject to certain post closing adjustments. Financing for the acquisition and related fees consisted of (i) $82.5 million equity contribution from Holdings, (ii) $115.0 million of 8 3/4% senior subordinated notes and (iii) senior secured credit facilities in the aggregate principal amount of $245.0 million, consisting of $175.0 million term loan facility and a $70.0 million revolving credit facility, under which $16.5 million was drawn at the time of the acquisition closing. (See Note 6.)

  The acquisition has been reflected in the balance sheets using the purchase method of accounting. The purchase price has been allocated to the assets of EFFI on the basis of their fair values. The fair values of assets have been determined based on independent appraisals and management's estimates.

  EFFI manufactures and markets a portfolio of leading dry-grocery food products with widely recognized and established brands, primarily in the United States with limited sales and manufacturing in Canada. The Company's portfolio of products includes "Eagle Brand" sweetened condensed milk "ReaLemon" reconstituted lemon and lime juice, "Nonesuch" mincemeat, "Cremora" non-dairy creamer, "Kava" acid-neutralized coffee and "Borden" egg nog.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Revenue Recognition

 Revenues are recognized when products are shipped. Liabilities are established for estimated returns, allowances, consumer and certain trade promotions and discounts when revenues are recognized.

 Research and Development

  Research and development costs are charged to general and administrative expense when incurred. Research and development costs amounted to $274,000 for the period ended March 28, 1998.

 Advertising and Promotion

  Production costs of future media advertising and consumer promotion events are deferred until the advertising or promotion first occurs. All other advertising and promotion costs are expensed when incurred. Advertising and promotional expenses were $3,313,000 for the period ended March 28, 1998.

                           EAGLE FAMILY FOODS, INC.
                       EAGLE FAMILY FOODS HOLDINGS, INC.

               NOTES TO THE FINANCIAL STATEMENTS--CONTINUED

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)

 Cash and Cash Equivalents

  The Company considers all liquid investments purchased with a term to maturity of three months or less when purchased to be cash equivalents.

 Inventories

  Inventories are stated at fair value at January 23, 1998 and the lower of cost or market at March

28, 1998 with cost of goods sold principally being determined using the first-in, first-out method.

 Property and Equipment

  Property and equipment is stated at fair value. Depreciation and amortization of property and equipment is calculated for financial reporting purposes on a straight-line method using estimated service lives ranging principally from 10-20 years for buildings and improvements and 3-10 years for other property and equipment. When assets are sold, retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any related gain or loss is recorded in the statement of operations. Normal maintenance and repairs are expensed as incurred, while major renewals and betterments which extend service lives are capitalized.

 Intangibles

  Intangibles are stated at fair value and amortized on a straight-line basis over periods ranging from one to forty years. Goodwill represents the excess of purchase price over fair value of identifiable assets and liabilities acquired.

 Impairment

  Long-lived assets including goodwill are reviewed for impairment whenever events or changes indicate that full recoverability is questionable. Factors used in the valuation include, but are not limited to, management's plans for future operations, recent operating results and projected cash flows.

 Slotting Allowances

  The costs of obtaining shelf space (slotting) are expensed as incurred.

 Other Non-current Assets

  Other non-current assets at January 23, 1998 consist primarily of deferred financing costs amounting to approximately $8,530,000. Such costs are amortized over the term of the related debt using the interest method.

 Other Current Liabilities

  Other current liabilities at January 23, 1998 consisted primarily of acquisition related expenses.

 Income Taxes

  Income taxes are accounted for in accordance with Statements of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the use of the liability method. Under this method, deferred tax assets and liabilities are measured using enacted tax rates in effect in the years in which those temporary differences are expected to reverse.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Actual results may differ from those estimates.

                           EAGLE FAMILY FOODS, INC.
                       EAGLE FAMILY FOODS HOLDINGS, INC.

               NOTES TO THE FINANCIAL STATEMENTS--CONTINUED

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)

 Foreign Currency Translation

  All assets and liabilities of Canadian operations are translated into U.S. dollars using the rate at the end of the fiscal period. Income and expense items are translated at average exchange rates prevailing during the fiscal period. The resulting translation adjustments are considered immaterial and are recorded in stockholders' equity.

 Fair Value of Financial Instruments

  The carrying values of cash, notes receivable and accrued expenses as stated on the January 23, 1998 balance sheet approximates their fair market value because of their short maturity. The fair value of the Company's long-term debt at January 23, 1998 equals the carrying value because the debt was issued on the date of the balance sheet.

 Environmental Matters

  The Company, like others in similar businesses, is subject to extensive Federal, state and local environmental laws and regulations. Although the Company's environmental policies and practices are designed to ensure compliance with these laws and regulations, future developments and increasingly stringent regulations could require the Company to incur additional unforeseen environmental expenditures. Environmental remediation costs are accrued when environmental assessments and/or remedial efforts are probable and the cost or a reasonable range can be estimated. Environmental expenditures which improve the condition of the property are capitalized and amortized over their estimated useful life. Management is not aware of any environmental liabilities that will have a material adverse effect on the Company's financial position, results of operations or liquidity.

 Interim Financial Statements

  The consolidated financial statements as of March 28, 1998 and for the period ended March 28, 1998 are unaudited and are presented pursuant to the rules and regulations of the Securities and Exchange Commission. The period ended March 28, 1998 reflects the financial results of the sixty-four day period commencing January 24, 1998, the day after the acquisition closing date. In the opinion of management, the accompanying consolidated financial statements reflect all adjustments (which are of a normal recurring nature) necessary to present fairly the financial position and results of operations and cash flows for the interim period, but are not necessarily indicative of the results of operations for a full fiscal year.

3. INVENTORIES:

  Inventories are stated at fair value at January 23, 1998 and lower of cost or market at March 28, 1998 and consisted of the following (in thousands):

                                                         MARCH 28,
                                            JANUARY 23,    1998
                                               1998     (UNAUDITED)
                                            ----------- -----------
        Finished goods.....................   $18,000     $18,825
        Raw material.......................     2,100       2,261
                                              -------     -------
                                              $20,100     $21,086
                                              =======     =======

  The fair value of inventories exceeds the predecessor's manufacturing cost by approximately $5.2 million at January 23, 1998.

                           EAGLE FAMILY FOODS, INC.
                       EAGLE FAMILY FOODS HOLDINGS, INC.

               NOTES TO THE FINANCIAL STATEMENTS--CONTINUED

4. PROPERTY AND EQUIPMENT:

  Property and equipment is recorded at fair value and consisted of the following (in thousands):

                                                                      MARCH 28,
                                                         JANUARY 23,    1998
                                                            1998     (UNAUDITED)
                                                         ----------- -----------
        Land............................................   $   470     $   470
        Buildings and improvements......................     6,161       6,161
        Machinery and equipment.........................    17,319      17,336
                                                           -------     -------
        Total property and equipment....................    23,950      23,967
        Accumulated depreciation........................       --         (447)
                                                           -------     -------
          Net property and equipment....................   $23,950     $23,520
                                                           =======     =======

5. INTANGIBLE ASSETS:

  Intangible assets are amortized on a straight-line basis over their estimated useful lives and consisted of the following (in thousands):

                                           MARCH 28,
                              JANUARY 23,    1998     ESTIMATED USEFUL
                                 1998     (UNAUDITED)      LIVES
                              ----------- ----------- ----------------
   Tradenames................  $141,000    $141,000       40 years
   Goodwill..................   133,458     135,143       40 years
   Covenant not to compete...    21,000      21,000       5 years
   Master customer services
    agreement................    17,300      17,300        1 year
                               --------    --------
   Total intangible assets...   312,758     314,443
   Accumulated amortization..       --       (4,736)
                               --------    --------
     Net intangible assets...  $312,758    $309,707
                               ========    ========

  Pursuant to the acquisition, the Company and BFC entered into a master customer services agreement ("Services Agreement") whereby BFC and its affiliates provide various trade marketing, distribution, transactions processing, information systems and accounting services for a period of up to 18 months after the acquisition closing based on predetermined below market rates. The fair value of the Services Agreement was determined by an independent appraisal and was based primarily on the value provided through the below market terms and the value provided because the arrangement allows the Company to continue to do business as it builds an infrastructure which will allow it to operate on a stand alone basis. The Services Agreement is amortized on a straight-line basis over one year from the acquisition closing based on management's estimate of the timeframe for establishing its own infrastructure. In connection with the acquisition, the Company entered into agreements with a Canadian affiliate of BFC pursuant to which BFC's Canadian affiliate manufactures and packages, warehouses, transports and sells the Company's sweetened condensed milk products in Canada. Compensation to BFC's Canadian affiliate is based upon actual costs and upon commission rates customary in the Canadian food industry and the agreements are terminable upon notice of 90 days or less. Accordingly, no value has been assigned to these agreements. In connection with the acquisition, the Company entered into an agreement with a Puerto Rican affiliate of BFC pursuant to which BFC's Puerto Rico affiliate purchases products from the Company for distribution in Puerto Rico. Sales pursuant to the agreement are made at prices which are subject to mutual agreement and the agreement terminates automatically six months after the acquisition closing. Accordingly, no value has been assigned to this agreement.

                           EAGLE FAMILY FOODS, INC.
                       EAGLE FAMILY FOODS HOLDINGS, INC.

               NOTES TO THE FINANCIAL STATEMENTS--CONTINUED

  The Company allocated $23.9 million of purchase price to acquired in-process research and development reflecting the fair market value of certain products currently in development. These products have not reached technological feasibility and have no alternative future use. Concurrent with the acquisition on January 23, 1998, the Company recorded a non-recurring charge of $23.9 million to write-off the aforementioned acquired in-process research and development. At January 23, 1998, the charge has been reflected in accumulated deficit, net of related taxes, as the Company views the purchase price allocation and subsequent write-off as a contemporaneous transaction. Additionally, this charge has been reflected in the Statement of Operations for the period ended March 28, 1998 as a write-off that occurred contemporaneously with the acquisition and financing transactions. A reconciliation has been provided in the Statement of Changes in Stockholders' Equity (Deficit).

6. DEBT OBLIGATIONS:

  Debt obligations consisted of the following (in thousands):

                                           MARCH 28,
                              JANUARY 23,    1998
                                 1998     (UNAUDITED)
                              ----------- -----------
7 7/8% term loan facility
 due December 31, 2005......   $175,000    $175,000
8 3/4% senior subordinated
 notes due January 15, 2009.    115,000     115,000
7 5/8% revolving credit
 facility due December 31,
 2004.......................     16,500      26,500
                               --------    --------
    Total debt obligations..    306,500     316,500
Less:
Current portion of term loan
 facility...................     (1,000)     (1,000)
                               --------    --------
Short-term debt obligations.     (1,000)     (1,000)
                               --------    --------
Long-term debt obligations..   $305,500    $315,500
                               ========    ========

 Senior Credit Facilities

  EFFI received senior bank financing from a group of lenders in an aggregate principal amount of up to $245.0 million (the "Senior Credit Facilities"). The Senior Credit Facilities consist of (i) a $70.0 million seven-year revolving credit facility (the "Revolving Credit Facility") and (ii) a $175.0 million eight-year term loan (the "Term Loan Facility"). The Senior Credit Facilities are guaranteed by Holdings and all future domestic subsidiaries of the Company. As of January 23, 1998, the Company has drawn from the Revolving Credit Facility in the amount of $16.5 million and the proceeds of the Term Loan were fully drawn to fund a portion of the acquisition.

  Indebtedness under the Revolving Credit Facility bears interest at the Company's option at LIBOR plus a 2% premium or at a base rate plus a 1% premium. Interest payment terms are determined at the time each draw is made under the Revolving Credit Facility. Indebtedness under the Term Loan Facility bears interest at the Company's option at LIBOR plus a 2.25% premium or at a base rate plus a 1.25% premium. These rates are subject to performance pricing step-downs based on the Company's leverage ratio. The Revolving Credit Facility matures on December 31, 2004.

  The Term Loan requires principal payments in quarterly installments commencing in the quarter ending March 31, 1998 with a $250,000 principal payment. Scheduled principal payments will equal $1 million in fiscal 1998, 1999, 2000, 2001, and 2002, $10 million in fiscal 2003, $40 million in fiscal 2004, with the balance of the Term Loan of $120 million due in fiscal 2005. Interest is payable currently.

                           EAGLE FAMILY FOODS, INC.
                       EAGLE FAMILY FOODS HOLDINGS, INC.

               NOTES TO THE FINANCIAL STATEMENTS--CONTINUED

6. DEBT OBLIGATIONS:--(CONTINUED)

  The Senior Credit Facilities contain certain financial covenants which require the Company to meet certain financial tests including debt coverage and interest expense coverage requirements. In addition, The Senior Credit Facilities contain covenants including limitations on additional indebtedness, liens, asset sales, capital expenditures, sale and leaseback transactions, dividends, loans and investments, modification of material agreements, transactions with affiliates, acquisitions, mergers and consolidations and prepayment of subordinated indebtedness. The Senior Credit Facilities agreement provides that neither EFFI or Holdings will, nor will they permit any subsidiary of EFFI to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, as defined, except primarily (i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock (other than redeemable preferred stock) and (ii) subsidiaries of EFFI may declare and pay dividends ratably with respect to their capital stock. The Senior Credit Facilities agreement also requires the Company to pledge assets acquired after the acquisition closing, including stock of after-acquired or formed subsidiaries, to deliver guarantees by wholly owned domestic subsidiaries and to maintain insurance. The Senior Credit Facilities contain customary events of default, including certain changes of control of the Company.


  The obligations of EFFI under the Senior Credit Facilities are collateralized by (i) 100% of the capital stock of the Company and each of its subsidiaries and (ii) a first priority collateral interest in substantially all assets and properties of the Company and its future domestic subsidiaries.

 Senior Subordinated Notes

  EFFI issued $115 million of senior subordinated notes (the "Notes") and received cash proceeds of $111.55 million net of underwriting discount. The Notes are due January 15, 2008 and bear interest of 8 3/4% per annum payable on January 15 and July 15, commencing July 15, 1998.

  The Notes are unconditionally guaranteed by Holdings (the "Parent Guarantee") and by each future Domestic Subsidiary of the Company (each, a "Domestic Subsidiary Guarantee" and, collectively, the "Domestic Subsidiary Guarantees") and the Company will cause each such future Domestic Subsidiary of the Company to enter into a supplemental indenture providing for such Domestic Subsidiary to guarantee payment of the Notes as required in the indenture. The Company currently has no domestic subsidiaries and therefore none which guarantee the Notes. The Parent Guarantee and the Domestic Subsidiary Guarantees are joint and several as well as full and unconditional. The Notes are unsecured and subordinated in right of payment to all existing and future senior indebtedness of the Company. The Notes include certain covenants including limitations on indebtedness, dividends and other payment restrictions affecting subsidiaries, subordinated liens, sale and leaseback transactions, sale or issuance of capital stock of subsidiaries, merger, consolidation or sale of assets, transactions with affiliates and layering debt. The indenture provides that the Company will not, and will not permit any of its subsidiaries, directly or indirectly, to declare or pay any dividend or make any distribution on or in respect of its capital stock except dividends or distributions payable solely in its capital stock (other than redeemable stock) and except dividends or distributions payable solely to the Company or any wholly-owned subsidiary of the Company. Furthermore, Holdings' ability to obtain funds from its subsidiaries is restricted by the Notes because (i) Holdings may not hold assets other than Company capital stock and other minimal assets related to the business of holding such stock and (ii) Holdings may not incur any additional liabilities other than in the ordinary course of business.

                           EAGLE FAMILY FOODS, INC.
                       EAGLE FAMILY FOODS HOLDINGS, INC.

               NOTES TO THE FINANCIAL STATEMENTS--CONTINUED

7. INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the use of the liability method. Under this method, deferred tax assets and liabilities are recognized based on the difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect in the years in which those temporary differences are expected to reverse. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

  The temporary difference which gave rise to a deferred tax asset at January 23, 1998 resulted from purchased in-process research and development written off concurrent with the acquisition and totaled approximately $9.2 million.

  The provision for income taxes for the period ended March 28, 1998 consisted of (dollars in thousands):

        Currently payable:
         Federal........................................................ $   --
         State..........................................................     --
         Foreign........................................................     --
                                                                         -------
                Total                                                        --
        Deferred:
         Federal........................................................  12,697
         State..........................................................     --
                                                                         -------
         Total..........................................................  12,697
                                                                         -------
                Total Provision......................................... $12,697
                                                                         =======

  A reconciliation between the EFFI's effective tax rate and the U.S. statutory rate is as follows:

        Federal income tax rate.............................................  35%
        State income tax, net of federal income tax effect..................  --
        Other items, net....................................................  --
                                                                             ---
                Total.......................................................  35%
                                                                             ===

  Deferred tax assets and liabilities at March 28, 1998 consisted of (in thousands):

                                                    ASSETS  LIABILITIES  TOTAL
                                                    ------- ----------- -------
        Fixed assets............................... $   --      $68       $ (68)
        Intangible assets..........................   8,706     --        8,706
        Other, net operating loss carryforward.....   4,059     --        4,059
                                                    -------     ---     -------
            Total deferred income                   $12,765     $68     $12,697
             taxes................................. =======     ===     =======

8. REDEEMABLE PREFERRED STOCK

  On January 23, 1998, 816,750 shares of Series A Non-Voting Preferred Stock ("Preferred Stock") were issued by Holdings at a stated value of $100 per share (the "Stated Value"). The Preferred Stock provides for preferential cumulative dividends at the rate of 10% per share per annum of the Stated Value. Dividends are payable as declared by the Holdings Board of Directors and shall be paid before any dividends shall be set apart for or paid upon the Common Stock. In the event of liquidation, dissolution or winding up, the holders of shares of Preferred Stock are entitled to be paid out of the assets of Holdings available for distribution to its stockholders before any payment is made to the holders of stock junior to the Preferred Stock. Holders of Preferred Stock are not entitled to vote on

                           EAGLE FAMILY FOODS, INC.
                       EAGLE FAMILY FOODS HOLDINGS, INC.

               NOTES TO THE FINANCIAL STATEMENTS--CONTINUED

8. REDEEMABLE PREFERRED STOCK--(CONTINUED)

any matters presented to the stockholders of Holdings. However, the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock is required to amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock. The Preferred Stock is subject to mandatory redemption at a price per share equal to the Stated Value plus all dividends accrued and unpaid thereon upon
(1) the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, (2) the sale of all or substantially all of the assets of Holdings or the merger or consolidation of Holdings with or into any other corporation or other entity in which the holders of Holdings' outstanding shares before the merger or consolidation do not retain a majority of the voting power of the surviving corporation or other entity or (3) the acquisition by any person of shares of Common Stock representing a majority of the issued and outstanding shares of Common Stock then outstanding. At March 28, 1998, cumulative dividends totaled $1,432,000.

9. STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENTS

The Holdings Stockholders Agreement

  The relations among the Equity Sponsors and the Management Investors (collectively, the "Investors"), and Holdings are governed by a Stockholders Agreement, dated as of the Acquisition Closing (the "Holdings Stockholders Agreement").

  Board of Directors. Holdings is managed by the Board of Directors which is comprised of nine members, three of whom are designated by GEI and three of whom are designated by Warburg. For so long as GEI beneficially owns at least 20% of the Common Stock outstanding on a fully diluted basis, GEI has the right to designate three directors to the Board of Directors. For so long as GEI beneficially owns at least 15% of the Common Stock outstanding on a fully diluted basis, GEI has the right to designate two directors to the Board of Directors. For so long as GEI beneficially owns at least 10% of the Common Stock outstanding on a fully diluted basis, GEI has the right to designate one director to the Board of Directors. For so long as Warburg beneficially owns at least 20% of the Common Stock outstanding on a fully diluted basis, Warburg has the right to designate three directors to the Board of Directors. For so long as Warburg beneficially owns at least 15% of the Common Stock outstanding on a fully diluted basis, Warburg has the right to designate two directors to the Board of Directors. For so long as Warburg beneficially owns at least 10% of the Common Stock outstanding on a fully diluted basis, Warburg has the right to designate one director to the Board of Directors. Two named members of executive management will be entitled to serve as directors for so long as they remain executive officers of the Company. In addition, as long as the Equity Sponsors in the aggregate beneficially own more than 50% of the Common Stock outstanding on a fully diluted basis, the Equity Sponsors have the right to designate a majority of the directors to the Board of Directors. The Board of Directors will have at least one director who is not an officer or employee of Holdings, the Company, or the Equity Sponsors, appointed by unanimous approval of the Board of Directors. The Holdings Stockholders Agreement provides that the Board of Directors of the Company is identical to that of Holdings. The consent of a majority of the Board of Directors which includes at least one of the directors designated by GEI and one of the directors designated by Warburg is required for the approval of certain enumerated actions by the Company and Holdings.

  Restrictions on Transfer of Stock. Securities held by the Management Investors, including any shares of Common Stock or Series A Preferred Stock and any options to acquire shares of Common Stock, may only be sold or otherwise transferred with the consent of the Board of Directors of Holdings.

                           EAGLE FAMILY FOODS, INC.
                       EAGLE FAMILY FOODS HOLDINGS, INC.

               NOTES TO THE FINANCIAL STATEMENTS--CONTINUED

9. STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENTS--(CONTINUED)

  Tag-Along Rights. The Holdings Stockholders Agreement provides that in the event any Investor chooses to sell or otherwise transfer more than 20% of its shares of Common Stock or Series A Preferred Stock to a proposed transferee, the selling Investor must offer to each of the other Investors the right to participate in such sale on a pro rata basis based on ownership of the shares being sold.

  Subscription Rights. With certain exceptions, the Holdings Stockholders Agreement provides each Investor with subscription rights in connection with any issuance of equity securities by Holdings for cash whereby each Investor shall have the right to purchase a pro rata portion of such equity securities.

  Termination. The tag-along rights and subscription rights described above will terminate upon the completion of an initial public offering of Common Stock.

The Registration Rights Agreement

  Holdings and the Investors have entered into a Registration Rights Agreement, dated as of the Acquisition Closing (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, each of the Equity Sponsors has two demand registration rights for each of its Preferred Stock and Common Stock and unlimited Form S-3 registration rights and unlimited piggyback rights. The Management Investors also have piggyback registration rights. All expenses related to these registrations (other than underwriting discounts and commissions) will be borne by Holdings.

10. EAGLE FAMILY FOODS HOLDINGS, INC.

  A balance sheet for Holdings, with the investment in EFFI shown on the equity basis, follows (in thousands):

                                                                     MARCH 28,
                                                        JANUARY 23,    1998
                                                           1998     (UNAUDITED)
                                                        ----------- -----------
Assets
  Investment in subsidiary.............................  $ 67,803    $ 58,924
                                                         ========    ========
    Total Assets.......................................  $ 67,803    $ 58,924
                                                         ========    ========
Liabilities
  Payable to EFFI......................................  $      1    $      1
Redeemable Preferred Stock
  Series A preferred stock, $100 stated value
  1,000,000 shares authorized, 816,750 issued and
   outstanding.........................................    81,675      83,107
  Stockholders' Equity
  Common stock, $.01 par value; 1,200,000 shares
   authorized, 971,839 shares issued and outstanding...        10          10
  Additional paid in capital...........................       962         962
    Unearned compensation..............................      (147)       (142)
    Accumulated deficit................................   (14,698)    (25,014)
                                                         --------    --------
      Total Stockholders' Equity (Deficit).............   (13,873)    (24,184)
                                                         --------    --------
    Total Liabilities and Stockholders' Equity           $ 67,803    $ 58,924
     (Deficit).........................................  ========    ========

                           EAGLE FAMILY FOODS, INC.
                       EAGLE FAMILY FOODS HOLDINGS, INC.

               NOTES TO THE FINANCIAL STATEMENTS--CONTINUED

11. STOCK SUBSCRIPTION AGREEMENT

  On January 23, 1998, GEI, Warburg, and several officers of Holdings subscribed to purchase a combined 816,750 shares of preferred stock at $100 per share and 825,000 shares of common stock at $1 per share. Full payment for the stock was received from all but two of the officers, who subscribed to purchase an aggregate of 13,117.5 shares of preferred stock and 13,250 shares of common stock. Notes aggregating $825,000 were received from the two officers as partial consideration for the subscription. These notes are collateralized by the shares issued. They have a stated interest rate of prime (as defined) plus .5%, with a maturity date of January 23, 2003. The notes have been assigned between common and preferred stock in accordance with the management subscription agreements. Accordingly, notes related to common stock have been presented in the consolidated balance sheet as a reduction of Stockholders' Equity while notes related to the preferred stock have been presented as a reduction of redeemable preferred stock.

12. COMMITMENTS AND CONTINGENCIES

  Commitments--The Company has entered into long-term contracts for the purchase of certain raw materials. Minimum purchase commitments, at current prices, are approximately $20.0 million as of January 23, 1998.

  Employment Agreements--The Company has entered into two-year employment agreements with certain key executives. Such agreements provide for annual salaries and bonuses and include non-compete and non-solicitation provisions.

13. STOCK OPTIONS AND RESTRICTED STOCK

  On January 14, 1998, Holdings' Board of Directors adopted the 1998 Stock Incentive Plan (the "Plan"). The Plan provides for the grant to officers, key employees, directors and consultants of the Company of incentive stock options, non-qualified stock options, and restricted stock. A total of 153,650 shares of common stock may be awarded under the Plan, subject to certain adjustments reflecting changes in Holdings' capitalization.

  Grants of options and the periods during which such options can be exercised are at the discretion of a committee of the Board of Directors. As of January 23, 1998, the committee has not granted any stock options.

  Under the Plan, grants of restricted stock and the periods during which such grants become unrestricted and vest are at the discretion of the committee.

  On January 16, 1998, the committee granted and issued 146,839 shares of restricted stock to Holdings' officers and other key employees. The restricted stock vests in installments of 20% per year on each of the first five anniversaries of the issue date, provided that the recipient is employed by Holdings as of each such date. The fair market value of the shares at the date of grant totaled $146,839. Unearned compensation was charged for the fair value of the restricted shares granted and issued in accordance with the Plan. The unearned compensation is shown as a reduction of stockholders' equity (deficit) in the accompanying Consolidated Balance Sheet. Unearned compensation will be amortized ratably over the restricted period.

  Holders of the restricted stock are not entitled to receive dividends until such shares vest or to vote their respective shares during the restricted period. Additionally, the sale, transfer, pledge, exchange or disposal of restricted shares during the restricted period is not permitted except as otherwise allowed by the stockholders agreement.

                           EAGLE FAMILY FOODS, INC.
                       EAGLE FAMILY FOODS HOLDINGS, INC.

               NOTES TO THE FINANCIAL STATEMENTS--CONTINUED

14. RETIREMENT PLAN

  The Company sponsors a defined contribution 401(k) retirement plan. Participation in this plan is available to all employees who have completed certain minimum service requirements. Company contributions to this plan are based on a percentage of employees' annual compensation. The cost of this plan was $41,000 for the sixty-four day period ended March 28, 1998.

15. SUBSEQUENT EVENTS (UNAUDITED)

  On April 16, 1998, the Company and Holdings filed a Registration Statement on Form S-4 to offer to exchange (the "Exchange Offer") up to $115,000,000 of its 8 3/4% Series B Senior Subordinated Notes due 2008 (the "Exchange Notes") for up to $115,000,000 of its outstanding 8 3/4% Senior Subordinated Notes due 2008 (the "Original Notes").

  Upon consummation of the Exchange Offer, the terms of the Exchange Notes will be substantially identical in all respects to the term of the Original Notes. The Exchange Notes will be unconditionally guaranteed on a senior subordinated and unsecured basis by Holdings and all future Domestic Subsidiaries.

  On April 22, 1998, the Company entered into interest rate swap agreements in order to fix the interest rate on a portion of the Term Loan Facility. The Term Loan Facility bears interest at LIBOR plus 2.25 percent. These swap agreements commence on July 23, 1998 and fix the LIBOR rate at 5.955 percent on $100 million of the $175 million Term Loan Facility. These swap agreements expire on December 29, 2000 for $25 million of the $100 million and December 31, 2002 for $75 million of the $100 million.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
 and Shareholders of
 Borden Foods Corporation

  We have audited the accompanying combined balance sheets of Borden Brands North America ("BBNA"), which comprises certain operating businesses of Borden Foods Corporation and affiliates, as of December 31, 1997 and 1996, and the related combined statements of operations, owner's investment and cash flows for the twenty-three day period ended January 23, 1998 and for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of Borden Food's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the combined financial position of BBNA at December 31, 1997 and 1996, and the combined results of their operations and their combined cash flows for the twenty-three day period ended January 23, 1998 and for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

May 22, 1998
Columbus, Ohio

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
                       COMBINED STATEMENTS OF OPERATIONS

   FOR THE THREE MONTHS ENDED MARCH 29, 1997, FOR THE TWENTY-THREE DAY PERIOD
                          ENDED JANUARY 23, 1998
            AND FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                         TWENTY-THREE
                           THREE MONTHS   DAY PERIOD
                              ENDED         ENDED      YEAR ENDED DECEMBER 31,
                          MARCH 29, 1997 JANUARY 23,  --------------------------
                           (UNAUDITED)       1998       1997     1996     1995
                          -------------- ------------ -------- -------- --------
                                                     (IN THOUSANDS)
Net Sales...............     $32,340        $7,693    $229,370 $230,384 $225,263
Cost of goods sold......      17,030         5,154     107,674  110,357  102,712
                             -------        ------    -------- -------- --------
Gross margin............      15,310         2,539     121,696  120,027  122,551
Distribution expense....       2,185           303      13,464   14,640   15,691
Marketing expense.......       9,598         2,095      55,074   62,705   63,804
General & administrative
 expense................       3,073         1,010      13,184   13,483   13,289
                             -------        ------    -------- -------- --------
Operating income (loss).         454          (869)     39,974   29,199   29,767
Other income............          11           --           79       38      --
                             -------        ------    -------- -------- --------
Income (loss) before
 income taxes...........         465          (869)     40,053   29,237   29,767
Income tax expense
 (benefit)..............         190          (287)     16,236   12,034   12,235
                             -------        ------    -------- -------- --------
Net income (loss).......     $   275        $ (582)   $ 23,817 $ 17,203 $ 17,532
                             =======        ======    ======== ======== ========



                   See Notes to Combined Financial Statements

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
                            COMBINED BALANCE SHEETS
                 AS OF DECEMBER 31, 1997 AND DECEMBER 31, 1996

                                                       DECEMBER 31, DECEMBER 31,
                                                           1997         1996
                                                       ------------ ------------
                                                            (IN THOUSANDS)
ASSETS
CURRENT ASSETS
  Cash................................................   $      6     $     33
  Accounts receivable (less allowance for doubtful
   accounts of $268 and $238, respectively)...........     12,862       15,953
  Inventories:
    Finished and in-process goods ....................     13,292       11,277
    Raw materials and supplies........................      2,528        1,962
  Other current assets................................        879          903
                                                         --------     --------
    Total Current Assets..............................     29,567       30,128
PROPERTY AND EQUIPMENT
  Land................................................        325          374
  Buildings...........................................      3,669        3,712
  Machinery and equipment.............................     20,462       18,403
                                                         --------     --------
                                                           24,456       22,489
  Less accumulated depreciation.......................     (8,386)      (5,840)
                                                         --------     --------
    Net Property and Equipment........................     16,070       16,649
INTANGIBLES, NET......................................    108,122      111,047
OTHER NON-CURRENT ASSETS..............................         27           33
                                                         --------     --------
TOTAL ASSETS..........................................   $153,786     $157,857
                                                         ========     ========
LIABILITIES AND OWNER'S INVESTMENT
CURRENT LIABILITIES
  Accounts payable....................................   $  7,774     $  8,230
  Other current liabilities...........................     25,347       25,045
                                                         --------     --------
    Total current liabilities.........................     33,121       33,275
Other non-current liabilities.........................      2,527        2,492
Commitments and Contingencies (Notes 3 and 9).........        --           --
OWNER'S INVESTMENT....................................    118,138      122,090
                                                         --------     --------
TOTAL LIABILITIES AND OWNER'S INVESTMENT..............   $153,786     $157,857
                                                         ========     ========

                   See Notes to Combined Financial Statements

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)

  COMBINED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 29, 1997,

             FOR THE TWENTY-THREE DAY PERIOD ENDED JANUARY 23, 1998
            AND FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                          THREE MONTHS TWENTY-THREE
                             ENDED      DAY PERIOD
                           MARCH 29,      ENDED      YEAR ENDED DECEMBER 31,
                              1997     JANUARY 23,  ----------------------------
                          (UNAUDITED)      1998       1997      1996      1995
                          ------------ ------------ --------  --------  --------
                                             (IN THOUSANDS)
CASH FLOWS FROM (USED
 IN) OPERATING
 ACTIVITIES
  Net income (loss).....    $    275     $ (582)    $ 23,817  $ 17,203  $ 17,532
  Adjustments to
   reconcile net income
   to net cash from
   operating activities
    Depreciation and
     amortization.......       1,503         512       6,174     5,937     6,010
    Loss on sale of
     fixed assets.......                     312
  Net change in assets
   and liabilities
    Accounts receivable.       9,875       6,630       3,091      (286)    2,145
    Inventories.........     (15,297)        610      (2,581)       78    (1,615)
    Accounts payable....      (1,213)     (3,282)       (456)   (2,231)    1,396
    Other assets........         122         183          30       755     1,225
    Other liabilities...      (5,176)     (2,350)        509     3,022    (3,586)
                            --------     -------    --------  --------  --------
  Cash flows (used in)
   from operating
   activities...........      (9,911)      1,721      30,896    24,478    23,107
CASH FLOWS USED IN
 INVESTING ACTIVITIES
  Capital expenditures..        (222)        (87)     (3,154)   (3,726)   (2,079)
CASH FLOWS USED IN
 FINANCING ACTIVITIES
  Net increase
   (decrease) in
   intercompany
   investment...........      10,104      (1,616)    (27,769)  (20,723)  (21,028)
                            --------     -------    --------  --------  --------
(Decrease) increase in
 cash...................         (29)         18         (27)       29       --
Cash at beginning of pe-
 riod...................          33           6          33         4         4
                            --------     -------    --------  --------  --------
Cash at end of period...    $      4     $    24    $      6  $     33  $      4
                            ========     =======    ========  ========  ========


                   See Notes to Combined Financial Statements

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
                   COMBINED STATEMENTS OF OWNER'S INVESTMENT
             FOR THE TWENTY-THREE DAY PERIOD ENDED JANUARY 23, 1998
            AND FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                RETAINED  INTERCOMPANY
                                                EARNINGS   INVESTMENT   TOTAL
                                                --------  ------------ --------
                                                        (IN THOUSANDS)
Balance, January 1, 1995....................... $   --      $129,106   $129,106
Net income.....................................  17,532                  17,532
Cash collected on behalf of BBNA...............             (227,985)  (227,985)
Cash disbursed on behalf of BBNA...............              207,571    207,571
Translation adjustments and other..............                 (614)     (614)
                                                -------     --------   --------
Balance, December 31, 1995.....................  17,532      108,078    125,610
Net income.....................................  17,203                  17,203
Cash collected on behalf of BBNA...............             (233,610)  (233,610)
Cash disbursed on behalf of BBNA...............              212,464    212,464
Translation adjustments and other..............                  423        423
                                                -------     --------   --------
Balance, December 31, 1996.....................  34,735       87,355    122,090
Net income.....................................  23,817                  23,817
Cash collected on behalf of BBNA...............             (232,052)  (232,052)
Cash disbursed on behalf of BBNA...............              204,585    204,585
Translation adjustments and other..............                 (302)      (302)
                                                -------     --------   --------
Balance, December 31, 1997.....................  58,552       59,586    118,138
Net loss.......................................    (582)                   (582)
Cash collected on behalf of BBNA...............              (14,164)   (14,164)
Cash disbursed on behalf of BBNA...............               12,550     12,550
Translation adjustments and other..............                   (2)        (2)
                                                -------     --------   --------
Balance, January 23, 1998...................... $57,970     $ 57,970   $115,940
                                                =======     ========   ========


                   See Notes to Combined Financial Statements

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING
POLICIES

  Nature of Operations and Basis of Presentation--The accompanying combined financial statements present the financial position, results of operations, cash flows and owner's investment of Borden Brands North America of Borden Foods Corporation ("BBNA" or the "Company"). These financial statements have been prepared on a purchase accounting basis which reflects an allocation of a portion of the acquisition cost relating to the 1994 acquisition by an affiliate of Kohlberg Kravis Roberts ("KKR") of Borden, Inc. ("Borden") to BBNA. The purchase price has been allocated to tangible and intangible assets and liabilities of BBNA based on independent appraisals and management estimates.

  BBNA is engaged in the business of developing, manufacturing, marketing, distributing and selling certain food products primarily in the United States with limited sales and manufacturing activity in Canada. The BBNA products include "Eagle Brand" sweetened condensed milk, "ReaLemon" reconstituted lemon and lime juice, "Nonesuch" mincemeat, "Cremora" non-dairy creamer, "Kava" acid-neutralized coffee and "Borden" egg nog.

  In 1996, an affiliate of KKR, Borden Foods Holdings, LLC ("Foods Holdings") formed Borden Foods Corporation ("BFC") for the purposes of acquiring and operating certain of Borden's food businesses, including BBNA. In addition, Foods Holdings together with BFC, invested in Borden Foods Investment LP for the purposes of acquiring and holding certain trademarks associated with BBNA and the other Borden food businesses. The acquisition from Borden was a taxable transaction effective October 1, 1996. There was no change in the book basis of BBNA's assets and liabilities at the time of the sale because the sale was between related parties and Borden's principal stockholder continues to control the food businesses.

  In March 1997, BFC announced its intention to sell certain businesses from its current portfolio which were considered not to be aligned with their ongoing strategy. Among these businesses were the BBNA business, FunCheese and the Puerto Rican distribution business. Subsequent to December 31, 1997, BBNA was purchased by Eagle Family Foods, Inc., a newly formed entity sponsored by GE Investment Private Placement Partners II, a Limited Partnership, and Warburg, Pincus Ventures, L.P.

  BBNA operates as a business unit of BFC which is an affiliate of Borden. Under this structure, BFC incurs various administrative costs in connection with the operation of the BBNA business, such as accounting, legal, tax, credit and information services departments and executive management. In addition, BBNA utilizes shared sales and administrative resources with other BFC business units. These costs were allocated to BBNA through intercompany expense charges and the intercompany liability is accumulated in the owner's investment account.

  Unaudited Interim Results--The accompanying unaudited financial statements contain all adjustments, consisting only of normal adjustments, which in the opinion of management are necessary for the fair presentation of operating results for the interim period. Results for the interim period are subject to seasonal variations and are not necessarily indicative of the results for the full year.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
               NOTES TO COMBINED FINANCIAL STATEMENTS--CONTINUED
                            (DOLLARS IN THOUSANDS)

date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates in BBNA financial statements are the allowance for doubtful accounts, reserve for inventory obsolescence, accruals for trade promotions and deductions, general and group insurance and Borden and BFC corporate allocations. Actual results could differ from those estimates.

  Summary of Significant Accounting Policies--Significant accounting policies followed by BBNA, as summarized below, are in conformity with generally accepted accounting principles.

  Principles of Combination--The combined financial statements include the accounts of BBNA after elimination of material inter and intracompany accounts and transactions.

  Revenue Recognition--Revenues are recognized when products are shipped. Liabilities are established for estimated returns, allowances and consumer and certain trade promotions and discounts when revenues are recognized.

  Research and Development--Research and development costs are charged to general and administrative expense when incurred. Research and development costs amounted to $104, $1,781, $2,809 and $1,593 for the twenty-three day period ended January 23, 1998 and the years ended December 31, 1997, 1996 and 1995, respectively.

  Advertising and Promotion Expense--Production costs of future media advertising are deferred until the advertising first occurs. All other advertising costs are expensed when incurred. Promotional expenses are generally expensed ratably over the year in relation to revenues or other performance measures. Advertising and promotional expenses were $1,389, $28,245, $37,071 and $44,065 for the twenty-three day period ended January 23, 1998 and the years ended December 31, 1997, 1996 and 1995, respectively.

  Cash--BBNA considers all highly liquid investments purchased with a term to maturity of three months or less when purchased to be cash equivalents.

  Inventories--Inventories are stated at the lower of cost or market with cost principally being determined using the first-in, first-out method.

  Property and Equipment--Property and equipment are stated at cost, less a reserve for accumulated depreciation. Depreciation is recorded on the straight-line basis over useful lives of 30 years for buildings and 3 to 10 years for equipment.

  Major renewals and betterments are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When properties are retired or otherwise disposed of, related cost and accumulated depreciation are removed from the accounts and any related gain or loss in recorded in the statement of operations.

  Intangibles--Trademarks are amortized on a straight-line basis over the shorter of forty years or their useful lives; goodwill represents the excess of purchase price over fair value of identifiable assets of businesses acquired and is amortized on a straight-line basis over forty years. The accumulated amortization of intangibles was $8,775 and $5,850 at December 31, 1997 and 1996, respectively.

  Impairment--The carrying value of property, equipment and intangibles is evaluated periodically for recoverability when considered in relation to the expected future undiscounted cash flows of the business over the estimated remaining useful life of the asset.

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
               NOTES TO COMBINED FINANCIAL STATEMENTS--CONTINUED
                            (DOLLARS IN THOUSANDS)

  Slotting Allowances--The costs of obtaining shelf space (slotting) are accrued when committed and amortized over the period of benefit, which is generally twelve months.

  Income Taxes--The results of the domestic and Canadian operations of BBNA are included in BFC's or Borden Canada Limited's consolidated tax returns. BFC uses the liability method of accounting for deferred income taxes.

  Deferred income taxes are recorded to recognize the future effects of temporary differences which arise between financial statement assets and liabilities and their basis for income tax reporting purposes. For purposes of these stand-alone financial statements, income taxes are determined as though BBNA filed separate U.S. federal, Canadian and state corporate income tax returns. Because all income tax liabilities (current and deferred) are paid to BBNA's owner such amounts are included as a component of owner's investment in the accompanying financial statements.

  Foreign Currency Translation--All assets and liabilities of Canadian operations are translated into U.S. dollars using the rate at the end of the fiscal period. Income and expense items are translated at average exchange rates prevailing during the fiscal period. The resulting translation adjustments are considered insignificant and are recorded in owner's investment.

  Concentrations of Credit Risk--Financial instruments which potentially subject BBNA to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. The majority of BBNA cash activity is managed by BFC. BFC and BBNA places its temporary cash investments ($6 at December 31, 1997 and $33 at December 31, 1996), with high quality institutions and, by policy, limits the amount of credit exposure to any one institution. Concentrations of credit risk with respect to accounts receivable are limited, due to the large number of customers comprising BBNA's customer base and their dispersion across many different geographies primarily within North America. BBNA generally does not require collateral or other security to support customer receivables.

  Pension and Retirement Savings Plans--Most of BBNA's employees are covered under the Borden Employee Retirement Income Plan pension plan. BFC's cumulative liability associated with the plan is recorded on BFC's balance sheets. A portion of BFC's total liability has been allocated to BBNA based on allocations provided by Borden's actuary, which were based on actual employee census data. BBNA's share of the allocated cost to fund and administer these plans is recorded in the statements of operations in the year the cost is incurred.

  Substantially all domestic employees of BBNA participate in Borden's retirement savings plans. BBNA's cost of providing the retirement savings plan is the amount by which it matches eligible contributions made by participating employees and is recognized as a charge to income in the year the cost is incurred.

  Non-pension Postemployment and Postretirement Benefits--BFC provides certain health and life insurance benefits for eligible retirees and their dependents. The cost of postretirement benefits is accrued during the employees' working careers. BBNA's cumulative liability associated with these plans is recorded on BBNA's balance sheet based on allocations provided by Borden's actuary. BBNA's share of the allocated cost to fund and administer these plans is recorded in the statements of operations in the year the cost is incurred.

  Borden provides certain other postemployment benefits to qualified former or inactive employees. BBNA's cumulative liability associated with these plans is recorded on BBNA's balance sheets based on allocations provided by Borden's actuary. BBNA's share of the cost to fund and administer these plans is recorded in the statements of operations in the year the cost is incurred.

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
               NOTES TO COMBINED FINANCIAL STATEMENTS--CONTINUED
                            (DOLLARS IN THOUSANDS)


  Fair Value of Financial Instruments--The carrying values of cash, accounts receivable and payable, other receivables, and accrued and other current liabilities as stated on the balance sheets approximate their fair market value.

  Group and General Insurance Reserve--BFC is generally self-insured for losses and liabilities relating to workers' compensation, health and welfare claims, physical damage to property, business interruption and comprehensive general, product and vehicle liability. BFC or Borden maintains insurance policies for certain items exceeding deductible limits. Losses are accrued for the estimated aggregate liability for claims using certain actuarial assumptions followed in the insurance industry and BFC's experience. An allocation of the liability associated with BBNA has been included in these financial statements.

  Stock Options--The Financial Accounting Standards Board ("FASB") issued SFAS No. 123, Accounting for Stock-Based Compensation, which was adopted for disclosure only by BFC, effective January 1, 1996. As permitted by SFAS No. 123, BFC continues to apply its current accounting policy of the intrinsic value method under Accounting Principles Board Opinion No. 25.

2. RELATED PARTIES AND INTERCOMPANY ALLOCATIONS

  BBNA is engaged in various transactions with BFC, Borden and its affiliates in the ordinary course of business. Certain general and administrative costs, such as group and general insurance, retirement benefits, and corporate administrative departments, were allocated to BBNA. A description of the allocation methods of these costs follows.

  For all periods, pension and postemployment and postretirement group insurance benefits were charged to BBNA based on allocations provided by Borden's actuary, which were based on actual employee census data. General and group insurance expenses, which include liability and property damage insurance, were allocated based on actual claims costs and a pro-rata share of Borden's catastrophic insurance coverage premiums in 1997 and 1998. For 1996 and 1995, general insurance was allocated based upon actual claims and percentage of net trade sales, respectively, and group insurance was allocated based upon a fixed rate per employee. For all periods, corporate information services and corporate staff department services were allocated based on usage of resources such as personnel and data processing equipment. For purposes of these financial statements, certain other administrative expenses incurred by Borden in 1995 have been allocated to BBNA generally based on a pro-rata share of Borden's total sales. Subsequent to January 1, 1996, a subsidiary of Borden provides certain administrative services to BBNA at negotiated fees. These services include: processing of payroll, active and retiree group insurance claims administration, administration of workers compensation claims, and securing insurance coverage for catastrophic claims. BBNA reimburses the Borden subsidiary for payments made on BBNA's behalf and for services provided.

  Management believes the allocations of these costs for all periods presented are reasonable based upon the circumstances, however, the allocated amounts are not necessarily indicative of costs that would have been incurred if BBNA operated on a stand alone basis since the BBNA business has historically been operated as a division of BFC and/or Borden. Amounts due to Borden resulting from these allocations, as well as sales and purchases of products and materials to or from other operations, are reflected in owner's investment.

  BBNA is generally self-insured for general insurance claims and postemployment benefits other than pensions. The liabilities for these obligations are included in BBNA's financial statements.

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
               NOTES TO COMBINED FINANCIAL STATEMENTS--CONTINUED
                            (DOLLARS IN THOUSANDS)


  BBNA utilizes the BFC shared sales force for its retail grocery and private label sales activity. Costs are allocated to BBNA based on the proportion of the BBNA sales dollars to the total domestic BFC sales.

  Customer accounts receivable balances, allowance for doubtful accounts and accruals for customer allowances and credits are managed by customer in total for BBNA and certain other BFC food businesses. An allocation of accounts receivable and the allowance for doubtful accounts has been made to BBNA based on a proportion of the BBNA sales dollars to the total sales of the group. An allocation of the accrual for customer allowances and credits has been allocated to BBNA based on a proportion of actual customer deductions taken by BBNA customers to the total deductions taken by customers of all businesses in the group.

  Employee pension benefits are provided under the Borden Employee Retirement Income Plan to which BBNA contributes. The employees may also participate in the Borden retirement savings plan. Borden also provides certain health and life insurance benefits for eligible employees. BBNA has recognized expenses associated with these benefits, certain of which are determined and allocated by Borden's actuary. BBNA has assumed an actuarially determined portion of BFC's U.S. net pension liability.

  The following table summarizes the allocation of costs to BBNA in 1995 and the charges for these costs in 1996, 1997 and 1998:

                                            TWENTY-THREE
                                             DAY PERIOD
                                               ENDED     YEAR ENDED DECEMBER 31,
                                            JANUARY 23,  -----------------------
                                                1998      1997    1996    1995
                                            ------------ ------- ------- -------
Pension and other employee benefits.......      $ 44     $   524 $   368 $   432
Group and general insurance...............       193       2,314   1,416   2,071
Corporate information services ...........       265       3,201   3,336   3,043
Shared sales force........................       196       5,011   6,005   6,318
Executive compensation, corporate staff,
 research department services and division
 overhead.................................       619       8,385   9,526   9,002

  Of the total amounts in 1998, 1997, 1996 and 1995, $220, $2,761, $2,948 and
$4,223 respectively, was included in cost of goods sold and $412, $7,890, $8,644 and $9,468 respectively, was included in marketing expense, while the majority of the remaining amount was included in general and administrative expense.

  The benefit related liabilities allocated by Borden to BBNA include the following (see Note 4 for income tax amounts) as of the dates indicated:

                                                       DECEMBER 31, DECEMBER 31,
                                                           1997         1996
                                                       ------------ ------------
Net domestic pension liability........................    $  372       $  180
Postretirement benefit obligation.....................     1,726        1,794
Postemployment benefit obligation.....................       265          343
Non-qualified plan obligation.........................       164          175
Group and general insurance...........................     1,106          910

  Prior to January 1, 1996, Borden managed disbursements and the net cash position of BBNA. Subsequent to January 1, 1996, BFC manages disbursements and the net cash position. Accordingly, both cash generated and required by BBNA's operations are recorded in owner's investment for such

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
               NOTES TO COMBINED FINANCIAL STATEMENTS--CONTINUED
                            (DOLLARS IN THOUSANDS)

periods. An allocation of interest was not practical because Borden and BFC had not historically identified a capital structure comprised of separate elements of debt and equity applicable to BBNA as a separate entity.

  BBNA had sales to affiliates of KKR of $204, $6,678, $7,374 and $6,643 for the twenty-three day period ended January 23, 1998 and the years ended December 31, 1997, 1996 and 1995, respectively.

3. LEASES

  BBNA currently leases warehouse space, production facilities and vehicles under long-term or month-to-month arrangements. Rental expense amounted to $10, $110, $44 and $34 for the twenty-three day period ended January 23, 1998 and the years ended December 31, 1997, 1996 and 1995, respectively. Future minimum annual rentals under operating leases at December 31, 1997 are as follows for calendar years:

                                           MINIMUM RENTALS ON
                                            OPERATING LEASES
                                           ------------------
           1998...........................        $ 68
           1999...........................          44
           2000...........................          27
           2001...........................          24
           2002...........................           6
                                                  ----
           Total..........................        $169
                                                  ====

4. INCOME TAXES

  Income tax expense for domestic and foreign operations that file a consolidated tax return with other entities was calculated utilizing statutory rates multiplied by pretax income as adjusted for known book to tax differences. As discussed in Note 1, BBNA tax accounts have been prepared as though BBNA filed separate income tax returns and may not necessarily represent the tax position as prepared on a consolidated basis with BFC or Borden.

  Income tax expense (benefit) is comprised of the following:



                                      TWENTY-THREE
                                       DAY PERIOD
                                         ENDED      YEAR ENDED DECEMBER 31,
                                      JANUARY 23,  -------------------------
                                          1998      1997     1996     1995
                                      ------------ -------  -------  -------
Current:
  Federal............................    $ (79)    $13,891  $11,671  $ 9,682
  State and local....................      (28)      2,551    2,068    1,838
  Foreign............................       27         523      416      641
                                         -----     -------  -------  -------
                                           (80)     16,965   14,155   12,161
Deferred:
  Federal............................     (185)       (656)  (1,902)      66
  State and local....................      (22)        (73)    (219)       8
                                         -----     -------  -------  -------
                                          (207)       (729)  (2,121)      74
                                         -----     -------  -------  -------
                                         $(287)    $16,236  $12,034  $12,235
                                         =====     =======  =======  =======

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
               NOTES TO COMBINED FINANCIAL STATEMENTS--CONTINUED
                            (DOLLARS IN THOUSANDS)


  The following table reconciles the maximum statutory U.S. Federal income tax rate multiplied by BBNA's income (loss) before taxes to the recorded income tax expense (benefit):



                                       TWENTY-THREE DAY YEAR ENDED DECEMBER 31,
                                         PERIOD ENDED   -----------------------
                                       JANUARY 23, 1998  1997    1996    1995
                                       ---------------- ------- ------- -------
U.S. Federal income tax (benefit) at
 35%..................................      $(304)      $14,019 $10,233 $10,418
State income tax, net of Federal
 benefit..............................        (32)        1,610   1,190   1,188
Foreign rate differentials............          2            41      45      63
Goodwill amortization and other
 nondeductible expenses...............         47           566     566     566
                                            -----       ------- ------- -------
Provision (credit) for income taxes...      $(287)      $16,236 $12,034 $12,235
                                            =====       ======= ======= =======

  Domestic and foreign components of income (loss) before taxes are as follows:



                                        TWENTY-THREE DAY YEAR ENDED DECEMBER 31,
                                          PERIOD ENDED   -----------------------
                                        JANUARY 23, 1998  1997    1996    1995
                                        ---------------- ------- ------- -------
Domestic...............................      $(938)      $38,676 $28,142 $28,079
Foreign................................         69         1,377   1,095   1,688
                                             -----       ------- ------- -------
                                             $(869)      $40,053 $29,237 $29,767
                                             =====       ======= ======= =======

  Deferred income tax assets and liabilities for domestic and Canadian operations have been included in owner's investment. As stated in Note 1, the accompanying financial statements reflect the assets of BBNA on a purchase accounting basis. The tax basis of BBNA's net assets was not affected by the KKR acquisition. Deferred tax assets and liabilities up to September 30, 1996 reflect the differences between the purchase accounting book basis and the historical tax basis of BBNA's net assets. As a result of the 1996 purchase of Borden's food operations by BFC, the tax basis of BBNA's net assets was increased to reflect an allocated portion of the purchase price less the assets transferred plus liabilities assumed. The book basis of BBNA's net assets did not change as a result of the October 1, 1996 transaction, as the sale was between related parties and Borden's principal stockholder continued to control BFC. Deferred tax assets and liabilities were adjusted as of October 1, 1996 to reflect the change in the tax basis.

  Deferred income tax assets and liabilities included in owner's investment at December 31, 1997 and 1996 were as follows:

                                                                  1997    1996
                                                                 ------- -------
Assets:
  Trademarks and other intangibles.............................. $17,600 $16,662
  Customer allowances and credits...............................   5,250   5,630
  Coupon accrual................................................   1,222   1,208
  Non-pension postemployment....................................     674     700
  General insurance.............................................     322     351
  Incentive compensation........................................     700     450
  Property and equipment........................................     377     468
                                                                 ------- -------
    Gross deferred tax assets...................................  26,145  25,469
Liabilities:
  Prepaid slotting allowance....................................     278     331
                                                                 ------- -------
Net assets...................................................... $25,867 $25,138
                                                                 ======= =======

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
               NOTES TO COMBINED FINANCIAL STATEMENTS--CONTINUED
                            (DOLLARS IN THOUSANDS)


5. PENSION AND RETIREMENT SAVINGS PLANS

  Most employees of BBNA participate in the Borden Employee Retirement Income Plan. For most salaried employees, benefits under the plan generally are based on compensation and credited service. For most hourly employees, benefits under the plan are based on specified amounts per year of credited service. A portion of Borden's expense for the domestic retirement plan was allocated to BBNA (see Note 2).

  A net pension asset or liability, which approximates the portion of the total pension assets or liabilities of Borden which relates to the employees of BBNA, has been reflected in BBNA's stand-alone balance sheets (see Note 2). For the domestic plan in which the employees of BBNA as well as employees of other Borden affiliated businesses participate, the gross pension obligation was allocated to BBNA upon the actuarially determined obligation relating to BBNA's employees.

  The rates used to determine pension expense for the plan shared with other Borden affiliates were as follows:

                                         DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                             1997         1996         1995
                                         ------------ ------------ ------------
Discount rate...........................     7.5%         6.8%         8.8%
Rate of increase in future compensation
 levels.................................     4.5%         4.3%         5.3%
Expected long-term rate of return on
 plan assets............................     8.5%         7.8%         9.8%

  Borden's funding of its pension plans equals or exceeds the minimum funding requirements imposed by federal laws and regulations. Plan assets consist primarily of equity securities and corporate obligations. The funded status of Borden's domestic pension plan on a purchase accounting basis was as follows (in millions):

                                                                 ACCUMULATED
                                                               BENEFITS EXCEED
                                                                 PLAN ASSETS
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
Plan assets at fair value....................................  $ 385.2  $ 393.6
Actuarial present value of:
  Vested benefit obligation..................................   (333.9)  (383.1)
  Accumulated benefit obligation.............................   (342.5)  (400.4)
  Projected benefit obligation...............................   (345.0)  (400.4)
                                                               -------  -------
Plan assets greater (less) than projected benefit obligation.     40.2     (6.8)
Unrecognized prior service cost..............................      2.6      2.9
Unrecognized loss (benefit)..................................    (35.7)     2.2
Minimum liability adjustment.................................              (5.1)
                                                               -------  -------
Net pension asset (liability)................................  $   7.1  $  (6.8)
                                                               =======  =======

  The weighted average discount rates and rates of increase in future compensation levels used in determining the projected benefit obligation for the Borden domestic pension plan were 7.3% and 4.4% respectively, as of December 31, 1997 and 7.5% and 4.5% respectively as of December 31, 1996.

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
               NOTES TO COMBINED FINANCIAL STATEMENTS--CONTINUED
                            (DOLLARS IN THOUSANDS)


  Eligible salaried and hourly non-bargaining employees may contribute up to 5% of their pay to Borden sponsored retirement savings plans (7% for certain longer service salaried employees), which was matched 50% by Borden in 1998, 1997, 1996 and 1995.

6. NON-PENSION POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS

  BBNA participates in Borden-sponsored non-pension postemployment and postretirement benefit plans. The postretirement plans provide certain health and life insurance benefits for eligible domestic retirees and their dependents.

  Participants who are not eligible for Medicare are provided with the same medical benefits as active employees, while those who are eligible for Medicare are provided with supplemental benefits. The postretirement medical benefits are contributory for retirements after 1983; the postretirement life insurance benefit is noncontributory.

  Prior to January 1, 1996, amounts attributable to postretirement benefits were commingled in one Borden sponsored plan. Allocation of liabilities for such benefits was made to BFC based upon the actuarially determined obligation relating to the Foods domestic employees. Effective January 1, 1996, the components of postretirement benefit expense and unfunded postretirement obligation were accounted for separately for BFC. The information provided as of December 1, 1997 and 1996, represents the status of BFC's segregated plan (in millions):

                                                                 BFC    BFC
                                                                1997    1996
                                                                -----  ------
Actuarial present value of accumulated postretirement benefit obligation:
  Retirees..................................................... $(7.9) $(10.4)
  Fully eligible active plan participants......................          (0.2)
  Other active plan participants...............................  (0.1)   (0.7)
                                                                -----  ------
                                                                 (8.0)  (11.3)
Unrecognized prior service cost................................
Unrecognized net (benefit) loss................................  (0.7)    0.1
                                                                -----  ------
Accrued postretirement liability............................... $(8.7) $(11.2)
                                                                =====  ======

  A liability which approximates the portion of Borden's total postemployment and postretirement obligation which relates to the domestic employees of BBNA has been reflected in BBNA's balance sheets (see Note 2). Such allocation was based upon the actuarially-determined obligation for these benefits relating to BBNA's domestic employees.

  A portion of Borden's expense for postemployment and postretirement benefits was allocated annually to BBNA (see Note 2). The discount rate used in determining the accumulated postretirement benefit obligation at December 31, 1997 and 1996 was 7.3% and 7.5%, respectively.

  The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation at December 31, 1997 was 8.8% for 1998, gradually declining to 5.3% by the year 2004. The comparable assumptions for the prior year were 9.5% and 5.5%, respectively.

  Borden also provides certain postemployment benefits, primarily medical and life insurance benefits for long-term disabled employees, to qualified former or inactive employees. The costs of

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
               NOTES TO COMBINED FINANCIAL STATEMENTS--CONTINUED
                            (DOLLARS IN THOUSANDS)

benefits provided to former or inactive employees after employment, but before retirement, are accrued when it is probable that a benefit will be provided. The amounts of such charges are not considered significant.

  Management does not believe that these allocations are materially different from amounts that would be calculated historically for BBNA on a stand-alone basis.

7. UNITS AND UNIT APPRECIATION RIGHTS

  During 1996, a Unit Incentive Plan was formed which provides for the granting of options, unit appreciation rights ("UAR's"), units and other unit-based equity interests in Foods Holdings to key employees of BFC and associated persons at the discretion of the Board of Directors of BFC.

  During 1996, Food Holdings sold 1,080,000 Class A units to certain management employees of BFC under this Incentive Plan. The units are generally restricted as to transfer and allow for Foods Holdings, at its discretion, to repurchase the units, upon certain conditions including termination of the unitholders' employment, prior to full vesting after five years. In 1997, Foods Holdings sold an additional 20,000 Class A units to management, none of which were sold to BBNA employees, and repurchased 81,000 Class A units from management, of which 10,000 units were repurchased from BBNA employees. Class A units outstanding at December 31, 1997 and 1996 were 1,019,000 and 1,080,000, respectively, of which 65,000 and 75,000 were held by BBNA employees at December 31, 1997 and 1996, respectively.

  Under the Incentive Plan, BFC issued UAR's to the unitholders. The UAR entitles the holder to receive an amount in cash equal to the excess of the market price (as defined in the UAR agreement) of the Class A unit over the exercise price of the UAR. The UAR's vest ratably over five years and expire upon certain events, including termination of the unitholders' employment, but in no case to exceed ten years. Four UAR's were issued for each unit purchased: one UAR with an exercise price of $10 per unit and three UAR's with an exercise price of $20 per unit. At December 31, 1997, there were 1,019,000 UAR's outstanding with an exercise price of $10 and 3,057,000 UAR's outstanding with an exercise price of $20. For 1997 and 1996, there was no compensation expense recorded in relation to the issuance of UAR's since the exercise price exceeds the underlying value of the UAR's.

  The pro forma disclosure of net income that would have been recognized in the 1997 consolidated statement of operations, if the fair value-based method had been used, was not material.

8. SUPPLEMENTAL INFORMATION

  Intangibles and other current liabilities consist of the following:

                                                       DECEMBER 31, DECEMBER 31,
                                                           1997         1996
                                                       ------------ ------------
Intangibles:
  Trademarks..........................................   $ 48,365     $ 49,671
  Goodwill............................................     59,757       61,376
                                                         --------     --------
                                                         $108,122     $111,047
                                                         ========     ========
Other current liabilities:
  Customer allowances, credits and other..............   $ 17,982     $ 19,501
  Coupon accrual......................................      3,132        3,097
  Employee benefits and compensation..................      2,068        1,225
  Broker commissions..................................        991          307
  Other...............................................      1,174          915
                                                         --------     --------
                                                         $ 25,347     $ 25,045
                                                         ========     ========

                          BORDEN BRANDS NORTH AMERICA
                             (PREDECESSOR COMPANY)
               NOTES TO COMBINED FINANCIAL STATEMENTS--CONCLUDED
                            (DOLLARS IN THOUSANDS)

9. COMMITMENTS AND CONTINGENCIES

  Commitments--BBNA has entered into long-term contracts for the purchase of certain raw materials. Minimum purchase commitments, at current prices, are approximately $11.9 million at December 31, 1997.

10. UNAUDITED INTERIM FINANCIAL STATEMENTS

  For the unaudited period ended March 29, 1997, related party transactions and intercompany allocations were consistent with those described in Note 2.

  The following table summarizes the allocation of costs to BBNA for the unaudited three months ended March 29, 1997 (in thousands):

                                                                  THREE MONTHS
                                                                     ENDED
                                                                 MARCH 29, 1997
                                                                 --------------
      Pension and other employee benefits.......................     $  146
      Group and general insurance...............................        422
      Corporate information services............................        506
      Shared sales force........................................      1,183
      Executive compensation, corporate staff, research depart-
       ment services and division overhead......................      1,488

  Of the total amount in the quarter ended March 29, 1997, $388 was included in costs of goods sold and $1,469 was included in marketing expense, while the majority of the remaining amount was included in general and administrative expense.

  BBNA had sales to affiliates of KKR of $230 for the quarter ended March 29, 1997.

  The intercompany investments changed for the quarter ended March 29, 1997 by $41,667 and $52,040 for cash collected on behalf of BBNA and cash disbursed on behalf of BBNA, respectively, while the remaining amount represents translation adjustments and miscellaneous items.

                           EAGLE FAMILY FOODS, INC.

  All tendered Original Notes, executed Letters of Transmittal, and other related documents should be directed to the Exchange Agent. Requests for assistance and for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be directed to the Exchange Agent.

                              The Exchange Agent
                           for the Exchange Offer is

                       IBJ SCHRODER BANK & TRUST COMPANY

                                 By Facsimile:
                                (212) 858-2611

                             Confirm by telephone:
                                (212) 858-2103

                       By Registered or Certified Mail:
                                  P.O. Box 84
                             Bowling Green Station
                            New York, NY 10274-0084
                Attention: Reorganization Operations Department

                                   By Hand:
                               One State Street
                              New York, NY 10004
        Attention: Securities Processing Window, Subcellar One, (SC-1)

                             By Overnight Courier:
                               One State Street
                              New York, NY 10004
        Attention: Securities Processing Window, Subcellar One, (SC-1)

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation of enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

  In accordance with Section 145 of the DGCL, Section 9 of the Company's Restated Certificate of Incorporation (the "Company's Restated Certificate"),
Article 8 of Holdings' Restated Certificate of Incorporation (the "Holdings' Restated Certificate" and, together with the Company's Restated Certificate, the "Restated Certificates"), Holdings' By-Laws and the Company's By-Laws (together with Holdings' By-Laws, the "By-Laws") provide that the Registrants shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrants, or is or was serving at the request of the Registrants as director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrants, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided by the Restated Certificates and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any other contract or agreement between each of the Registrants and any officer, director, employee or agent of the Registrants. Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Registrants) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Registrants in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors of each of the Registrants upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrants. Subparagraph (d) of Section 9 of the Company's Restated Certificate and subparagraph (d) of Article 8 of Holdings' Restated Certificate provide that neither the amendment or repeal of, nor the adoption of any provision inconsistent with, the above-referenced provisions of the Restated Certificates shall eliminate or reduce the effect of such provisions in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to such provisions if any such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted. Subparagraph (c) of
Section 9 of the Company's Restated Certificate and subparagraph (e) of
Article 8 of Holdings' Restated Certificate provide that a director of the Registrants shall not be personally liable to the Registrants or their stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrants or their stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrants shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
   2.1   --Asset Purchase Agreement, dated as of November 24, 1997, as amended as of December 9, 1997 and January 15, 1998, by and among Borden
          Foods Corporation, BFC Investments, L.P., and the Company.*
   3.1   --Restated Certificate of Incorporation of Holdings, dated January 15,
          1998.*
   3.2   --Bylaws of Holdings.*
   3.3   --Restated Certificate of Incorporation of the Company, dated November
          19, 1997.*
   3.4   --Bylaws of the Company.*
   4.1   --Purchase Agreement, dated January 16, 1998, by and among Holdings, the Company, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner
          & Smith Incorporated.*
   4.2   --Indenture, dated January 23, 1998, among Holdings, the Company and
          IBJ Schroder Bank & Trust Company (including Specimen Certificates of
          8 3/4% Series Senior Subordinated Notes due 2008 and 8 3/4% Series B
          Senior Subordinated Notes due 2008).*
   4.3   --Registration Rights Agreement, dated January 23, 1998, by and among
          Holdings, the Company, Chase Securities Inc. and Merrill Lynch,
          Pierce, Fenner & Smith Incorporated.*
   4.4   --Credit Agreement, dated January 23, 1998, by and among the Company,
          Holdings, The Chase Manhattan Bank, Merrill Lynch Capital
          Corporation, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner
          & Smith Incorporated.*
   4.5   --Stockholders Agreement, dated as of January 23, 1998, by and among
          Holdings and certain stockholders of Holdings named therein.*
   4.6   --Exchange and Registration Rights Agreement, dated of January 23,
          1998, by and among Holdings and certain stockholders of Holdings named therein.*

--------
* Previously filed.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
   4.7   --Subscription Rights Agreement, dated as of January 23, 1998, by and among Holdings, GE Investment Private Placement Partners II, a
          Limited Partnership, and Warburg, Pincus Ventures, L.P.*
   5.1   --Opinion of Willkie Farr & Gallagher.*
   8.1   --Opinion of Willkie Farr & Gallagher.
  10.1   --Master Customer Services Agreement, dated as of January 23, 1998, by and between the Company and Borden Foods Corporation.*
  10.2   --License Agreement dated January 23, 1998 by and among BDH Two, Inc.,
          Borden, Inc. and the Company.*
  10.3   -- Assignment of Trademark License Agreement dated January 23, 1998, by and between BFC and the Company of BFC's License Agreement, dated as of September 4, 1997, by and between BFC and Southern Foods Group,
          L.P.*
  10.4   --License Agreement, dated January 23, 1998, by and between BFC and the Company.*
  10.5   --The 1998 Stock Incentive Plan of Holdings.*
  10.6   --Employment Agreement, dated January 23, 1998, by and between John
          O'C. Nugent and the Company.*
  10.7   --Employment Agreement, dated January 23, 1998, by and between William
          A. Lynch and the Company.*
  10.8   --Employment Agreement, dated January 23, 1998, by and between Craig
          A. Steinke and the Company.*
  10.9   --Employment Agreement, dated January 23, 1998, by and between Tamar
          K. Bernbaum and the Company.*
  10.10  --Employment Agreement, dated January 23, 1998, by and between Richard
          A. Lumpp and the Company.*
  10.11  --Pledge Agreement, dated January 23, 1998, by and between William A.
          Lynch and the Company.*
  10.12  --Pledge Agreement, dated January 23, 1998, by and between John O'C.
          Nugent and the Company.*
  10.13  --Secured Recourse Promissory Note, dated January 23, 1998, from
          William A. Lynch to the Company.*
  10.14  --Secured Recourse Promissory Note, dated January 23, 1998, from John
          O'C. Nugent to the Company.*
  12.1   --Eagle Family Foods Holdings, Inc. Ratio of Earnings to Fixed
          Charges.
  12.2   --Eagle Family Foods, Inc. Ratio of Earnings to Fixed Charges.
  23.1   --Consent of Coopers & Lybrand LLP.
  23.2   --Consent of Deloitte & Touche LLP.
  23.3   --Consent of Willkie Farr & Gallagher (contained in the Opinions of
          Willkie Farr & Gallagher filed as Exhibits 5.1 and 8.1).
  23.4   --Consent of Information Resources, Inc.*
  23.5   --Consent of Opinion Research Corporation International.*
  24.0   --Power of Attorney.*

--------
* Previously filed.

 EXHIBIT
   NO.                             DESCRIPTION
 -------                           -----------
  25.0   --Statement on Form T-1 of Eligibility of Trustee.*
  27.1   --Financial Data Schedule of Eagle Family Foods Holdings, Inc.
  27.2   --Financial Data Schedule of Eagle Family Foods, Inc.
  99.1   --Form of Letter of Transmittal.*
  99.2   --Form of Notice of Guaranteed Delivery.*
  99.3   --Form of Letter to Clients.*
  99.4   --Form of Letter to Nominees.*

--------
* Previously filed.

(b) Financial Statement Schedules:

  All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

  Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrants pursuant to the provisions described under Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  Each of the undersigned registrants hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by each of the registrants pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Each of the undersigned registrants hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Each of the undersigned registrants hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  Each of the undersigned registrants undertakes that every prospectus (i) that is filed pursuant to paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved herein, that was not the subject of and included in this Registration Statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH OF THE REGISTRANTS HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 12TH DAY OF JUNE 1998.

                                          Eagle Family Foods Holdings, Inc.

                                                   /s/ John O'C. Nugent
                                          By: _________________________________
                                              JOHN O'C. NUGENT, PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

                                          Eagle Family Foods, Inc.

                                                   /s/ John O'C. Nugent
                                          By: _________________________________
                                              JOHN O'C. NUGENT, PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS, IN THEIR CAPACITIES AT BOTH EAGLE FAMILY HOLDINGS, INC. AND EAGLE FAMILY FOODS, INC. AND ON THE DATES INDICATED.

                NAME                           TITLE                 DATE

        /s/ John O'C. Nugent           President, Chief
-------------------------------------   Executive Officer       June 12, 1998
          JOHN O'C. NUGENT              and Director
                                        (principal
                                        executive officer)

                  *                    Chairman of the
-------------------------------------   Board, Chief            June 12, 1998
          WILLIAM A. LYNCH              Operating Officer
                                        and Director

        /s/ Craig A. Steinke           Chief Financial
-------------------------------------   Officer (principal      June 12, 1998
          CRAIG A. STEINKE              financial and
                                        accounting officer)

                  *                    Director
-------------------------------------                           June 12, 1998
        ANDREAS T. HILDEBRAND

                  *                    Director
-------------------------------------                           June 12, 1998
          EDWARD A. JOHNSON

                  *                    Director
-------------------------------------                           June 12, 1998
             KEWSONG LEE

                  *                    Director
-------------------------------------                           June 12, 1998
          HOWARD H. NEWMAN



              NAME                           TITLE                DATE


                  *                     Director
------------------------------------                           June 12, 1998
           DONALD W. TOREY

                  *                     Director
-------------------------------------                           June 12, 1998
          PAUL W. VAN ORDEN


*By:       /s/ Jonathan F. Rich
  -------------------------------------
          ATTORNEY-IN-FACT


                                 EXHIBIT INDEX

 EXHIBIT                                                                   PAGE
   NO.                             DESCRIPTION                             NO.
 -------                           -----------                             ----
   2.1   --Asset Purchase Agreement, dated as of November 24, 1997, as amended as of December 9, 1997 and January 15, 1998, by and among Borden Foods Corporation, BFC Investments, L.P., and the
          Company.*
   3.1   --Restated Certificate of Incorporation of Holdings, dated
          January 15, 1998.*
   3.2   --Bylaws of Holdings.*
   3.3   --Restated Certificate of Incorporation of the Company, dated
          November 19, 1997.*
   3.4   --Bylaws of the Company.*
   4.1   --Purchase Agreement, dated January 16, 1998, by and among
          Holdings, the Company, Chase Securities Inc. and Merrill
          Lynch, Pierce, Fenner & Smith Incorporated.*
   4.2   --Indenture, dated January 23, 1998, among Holdings, the
          Company and IBJ Schroder Bank & Trust Company (including
          Specimen Certificates of 8 3/4% Series Senior Subordinated
          Notes due 2008 and 8 3/4% Series B Senior Subordinated Notes
          due 2008).*
   4.3   --Registration Rights Agreement, dated January 23, 1998, by and among Holdings, the Company, Chase Securities Inc. and Merrill
          Lynch, Pierce, Fenner & Smith Incorporated.*
   4.4   --Credit Agreement, dated January 23, 1998, by and among the
          Company, Holdings, The Chase Manhattan Bank, Merrill Lynch
          Capital Corporation, Chase Securities Inc. and Merrill Lynch,
          Pierce, Fenner & Smith Incorporated.*
   4.5   --Stockholders Agreement, dated as of January 23, 1998, by and among Holdings and certain stockholders of Holdings named
          therein.*
   4.6   --Exchange and Registration Rights Agreement, dated of January
          23, 1998, by and among Holdings and certain stockholders of
          Holdings named therein.*
   4.7   --Subscription Rights Agreement, dated as of January 23, 1998, by and among Holdings, GE Investment Private Placement
          Partners II, a Limited Partnership, and Warburg, Pincus
          Ventures, L.P.*
   5.1   --Opinion of Willkie Farr & Gallagher.*
   8.1   --Opinion of Willkie Farr & Gallagher.
  10.1   --Master Customer Services Agreement, dated as of January 23,
          1998, by and between the Company and Borden Foods
          Corporation.*
  10.2   --License Agreement dated January 23, 1998 by and among BDH
          Two, Inc., Borden, Inc. and the Company.*
  10.3   -- Assignment of Trademark License Agreement dated January 23,
          1998, by and between BFC and the Company of BFC's License
          Agreement, dated as of September 4, 1997, by and between BFC and Southern Foods Group, L.P.*
  10.4   --License Agreement, dated January 23, 1998, by and between BFC and the Company.*
  10.5   --The 1998 Stock Incentive Plan of Holdings.*
  10.6   --Employment Agreement, dated January 23, 1998, by and between
          John O'C. Nugent and the Company.*

--------
* Previously filed.

 EXHIBIT                                                                   PAGE
   NO.                             DESCRIPTION                             NO.
 -------                           -----------                             ----
   10.7  --Employment Agreement, dated January 23, 1998, by and between
          William A. Lynch and the Company.*
   10.8  --Employment Agreement, dated January 23, 1998, by and between
          Craig A. Steinke and the Company.*
   10.9  --Employment Agreement, dated January 23, 1998, by and between
          Tamar K. Bernbaum and the Company.*
   10.10 --Employment Agreement, dated January 23, 1998, by and between
          Richard A. Lumpp and the Company.*
   10.11 --Pledge Agreement, dated January 23, 1998, by and between
          William A. Lynch and the Company.*
   10.12 --Pledge Agreement, dated January 23, 1998, by and between John
          O'C. Nugent and the Company.*
   10.13 --Secured Recourse Promissory Note, dated January 23, 1998, from William A. Lynch to the Company.*
   10.14 --Secured Recourse Promissory Note, dated January 23, 1998, from John O'C. Nugent to the Company.*
   12.1  --Eagle Family Foods Holdings, Inc. Ratio of Earnings to Fixed
          Charges.
   12.2  --Eagle Family Foods, Inc. Ratio of Earnings to Fixed Charges.
   23.1  --Consent of Coopers & Lybrand LLP.
   23.2  --Consent of Deloitte & Touche LLP.
   23.3  --Consent of Willkie Farr & Gallagher (contained in the
          Opinions of Willkie Farr & Gallagher filed as Exhibits 5.1 and
          8.1).
   23.4  --Consent of Information Resources, Inc.*
   23.5  --Consent of Opinion Research Corporation International.*
   24.0  --Power of Attorney.*
   25.0  --Statement on Form T-1 of Eligibility of Trustee.*
   27.1  --Financial Data Schedule of Eagle Family Foods Holdings, Inc.
   27.2  --Financial Data Schedule of Eagle Family Foods, Inc.
   99.1  --Form of Letter of Transmittal.*
   99.2  --Form of Notice of Guaranteed Delivery.*
   99.3  --Form of Letter to Clients.*
   99.4  --Form of Letter to Nominees.*

--------
* Previously filed.